UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

FIRST HAWAIIAN, INC.

(Name of Registrant as Specified in its Charter)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

First Hawaiian, Inc.

2025

Notice of Annual Meeting and Proxy Statement

COMPANY PROFILE

First Hawaiian, Inc. (NASDAQ: FHB) is a bank holding company, incorporated in the State of Delaware and headquartered in Honolulu, Hawaii. Its wholly owned bank subsidiary, First Hawaiian Bank (www.fhb.com), founded in 1858, is Hawaii’s oldest financial institution. As of December 31, 2024, FHB was the largest bank in Hawaii in terms of total assets, loans and leases and net income. The Bank has branches located throughout the State of Hawaii, Guam and Saipan, and offers a comprehensive suite of banking services to consumer and commercial customers including loans, deposit products, wealth management, insurance, trust, retirement planning, credit card and merchant processing services.

2024 AT-A-GLANCE
$230.1M	$14.4B	61.6%	$40M

Net income	Loans and leases, up 0.4%	Efficiency ratio; maintained expense discipline	Common stock repurchased in 2024
$1.79	$23.8B	0.14%	0.10%

Diluted earnings per share	Total assets at December 31, 2024	Ratio of non-accrual loans and leases to total loans and leases	Net charge-offs to average total loans and leases
$20.3B	2.95%	9.00% / 14.74%*	Approximately 2,000

Strong core deposit franchise	Net interest margin, up 3 basis points	Return on average total stockholders’ equity / return on average tangible stockholders’ equity	Employees

*
Represents a non-GAAP measure. Please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 for an explanation and reconciliation.

OUR PILLARS OF SUSTAINABILITY

Promoting healthy profitability through Values-Based Governance	Protecting the Company and its stakeholders through Responsible Risk Management	Growing our capacity by Investing in Company Culture and our Employees	Accepting our responsibility as an organization for Improving our Environmental Impact	Increasing the potential of our communities by investing in programs that Maximize Social Impact

CEO’S MESSAGE
TO OUR STOCKHOLDERS:
We cordially invite you to attend our 2025 Annual Meeting of Stockholders. The meeting will be held via live webcast on Tuesday, April 22, 2025 at 8:00 a.m. Hawaiian Standard Time. You will be able to participate in the 2025 Annual Meeting online at https://web.lumiagm.com/224987645 and may submit questions and vote your shares electronically. The attached Notice of our 2025 Annual Meeting of Stockholders and proxy statement provide details on how to join the meeting and the business we plan to conduct.
Building Long-Term Value
First Hawaiian, Inc. is committed to building long-term stockholder value through its laser focus on profitability, targeted customer growth and nurturing of community relationships, along with continued execution of its technology strategy and solutions. Today our strategy is sound and working.
We delivered solid results in 2024. We hit an inflection point in the recent deposit outflows in the fourth quarter of 2024, when we were able to increase total deposits by $94.5 million, or 0.5%, while at the same time reducing public time deposits by $100.0 million, or 39%. These deposit increases reflect early returns on our technology investments and hard work by our dedicated bankers. We also exercised tight expense control, with 2024 noninterest expense amounting to $501.2 million, roughly flat compared to 2023 noninterest expense of $501.1 million. We saw a strong increase in capital, as our Tier 1 capital ratio increased to 12.80% at December 31, 2024, compared to 12.39% at December 31, 2023.
In addition, during the fourth quarter we strengthened our balance sheet and increased future earnings power by restructuring a portion of our investment portfolio. By executing the sale of approximately $290 million of lower-yielding debt securities with proceeds reinvested in higher yielding debt securities, we will increase interest income and net interest margins over the long term. We are pleased to report this restructuring transaction had no impact on tangible equity, our credit quality remains excellent and we remain well capitalized. Our repurchase of 1.5 million shares of common stock during the fourth quarter was further evidence of our commitment to return excess capital to stockholders.
Our Purpose and Vision
Our core values of caring, character and collaboration sustain us. During the past year, our customer-focused services and products reached new experience levels as the result of our transformed digital banking functionality. The technology investments that we have been making are starting to pay dividends, as we began to realize operational efficiencies and use technology to improve our financial performance, as well as the customer experience. Online and mobile banking is paying strong dividends by giving customers better tools to manage their finances and greater convenience in doing business with us at anytime from anywhere.
The Annual Meeting
Our Board of Directors and senior officers, together with representatives from our independent registered public accounting firm, will be in attendance at the Annual Meeting to respond to your questions. We encourage you to read our 2025 Proxy Summary, our 2024 Annual Report to Stockholders and our Annual Report on Form 10-K for the year ended December 31, 2024 prior to the meeting. Complete instructions on how to vote begin on page 2. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided or vote telephonically or electronically using the telephone or Internet voting procedures described on your proxy card at your earliest convenience. Our Board of Directors along with our leadership team value the views of our stockholders and look forward to your participation at this year’s Annual Meeting.
We are excited about our future and confident in our ability to deliver lasting value to you—our stockholders. Thank you for your continued support of First Hawaiian, Inc.
Sincerely,
Robert S. Harrison
Chairman, President and Chief Executive Officer
March 12, 2025

NOTICE OF 2025
ANNUAL MEETING OF STOCKHOLDERS
Notice Hereby is Given that the 2025 Annual Meeting of Stockholders of First Hawaiian, Inc. will be held:
WHEN	WHO MAY VOTE	ACCESS
Tuesday, April 22, 2025, 8:00 a.m., Hawaii Standard Time	Stockholders of record on the record date, February 27, 2025.
Via webcast at https://web.lumiagm.com/224987645; access available beginning at 7:30 a.m., local time in Honolulu, Hawaii, on April 22, 2025. Enter your voter control number found on your Important Notice Regarding the Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials, along with the password of fh2025 (case sensitive).

At the Annual Meeting, we will ask you to consider and vote upon these proposals.
Items of Business
1.	The election to our Board of Directors of the nine nominees named in the attached Proxy Statement to serve until the 2026 Annual Meeting of Stockholders
	• Tertia M. Freas • Michael K. Fujimoto • Robert S. Harrison	• Faye W. Kurren • James S. Moffatt	• Mark M. Mugiishi • Kelly A. Thompson	• Vanessa L. Washington • C. Scott Wo
2.	An advisory vote on the compensation of our named executive officers as disclosed in the attached Proxy Statement
3.	A proposal to approve the First Hawaiian, Inc. 2025 Omnibus Incentive Compensation Plan
4.	The ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025
5.	Such other business as properly may come before the Annual Meeting or any adjournments or postponements thereof
This year’s Annual Meeting will be held exclusively online via live webcast on Tuesday, April 22, 2025, at 8:00 a.m., Hawaii Standard Time. You will be able to attend the meeting online and submit questions during the meeting. You will also be able to vote your shares electronically at the Annual Meeting.
The Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY WITH YOUR VOTING INSTRUCTIONS. YOU MAY VOTE BY TELEPHONE OR INTERNET, BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR BY MAIL.

Honolulu, Hawaii March 12, 2025	By Order of the Board of Directors, Joel E. Rappoport Executive Vice President, General Counsel and Secretary

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR OUR ANNUAL MEETING TO BE HELD ON APRIL 22, 2025

Our Proxy Statement, our 2024 Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available on our website at http://proxy.fhb.com. Except as stated otherwise, information on our website is not considered part of this Proxy Statement.

By March 12, 2025, we will have sent to certain of our stockholders a Notice of Availability of Proxy Materials (“Notice”). The Notice includes instructions on how to access our Proxy Statement, our 2024 Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and vote online. Stockholders who do not receive the Notice will continue to receive either a paper or an electronic copy of our proxy materials, which will be sent on or about March 19, 2025. If you received the Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice. For more information, see “Frequently Asked Questions about the Annual Meeting and Voting.”

PROXY STATEMENT
1	PROXY STATEMENT SUMMARY
12	CORPORATE GOVERNANCE AND BOARD MATTERS
12	PROPOSAL 1—ELECTION OF DIRECTORS
13	DIRECTOR NOMINEES
22	BOARD OF DIRECTORS, COMMITTEES AND GOVERNANCE
22	Meetings
22	Director Independence
23	Board Leadership Structure and Qualifications
23	Director Nomination Process
25	Committees of Our Board of Directors
28	Compensation Committee Interlocks and Insider Participation
30	Board Oversight of Risk Management
32	Director Education
32	Corporate Governance Guidelines and Code of Conduct and Ethics
32	Stockholder Communications with the Board of Directors
33	2024 Director Compensation
34	Stock Ownership Guidelines for Non-Employee Directors
35	EXECUTIVE COMPENSATION
35	PROPOSAL 2—ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
37	COMPENSATION DISCUSSION AND ANALYSIS
37	Named Executive Officers
38	2024 Business Performance
39	Capital Highlights
39	2024 Compensation Summary
40	Our Compensation Philosophy
42	2024 Compensation Framework
42	Compensation Governance Practices
43	Compensation Governance Process
44	Benchmarking Compensation
46	2024 CEO Compensation
46	2024 Stockholder Outreach
47	Key Components of Compensation
54	Employment Agreements, Offer Letters and Severance Payments
54	Other Benefits and Retirement Plans
56	Compensation Risk Management and Governance Policies
58	Deductibility of Executive Compensation
58	Assessing Risk in Our Compensation Programs
58	Change in CEO Pension Value in the Summary Compensation Table
59	COMPENSATION COMMITTEE REPORT
60	EXECUTIVE COMPENSATION TABLES
60	Summary Compensation Table
62	2024 Grants of Plan-Based Awards
63	Outstanding Equity Awards at 2024 Fiscal Year End
64	2024 Stock Vested
64	2024 Pension Benefits
65	2024 Nonqualified Deferred Compensation
65	Potential Payments upon Termination or Change in Control
69	Pay Ratio Disclosure
69	Pay Versus Performance Disclosure
75	APPROVAL OF 2025 OMNIBUS INCENTIVE COMPENSATION PLAN
75	PROPOSAL 3—APPROVAL OF THE FIRST HAWAIIAN, INC. 2025 OMNIBUS INCENTIVE COMPENSATION PLAN
86	AUDIT MATTERS
86	PROPOSAL 4―RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
87	AUDIT COMMITTEE REPORT
88	PRINCIPAL ACCOUNTANT FEES
88	PREAPPROVAL POLICIES AND PROCEDURES
89	BIOGRAPHIES OF EXECUTIVE OFFICERS
93	STOCK OWNERSHIP
93	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
95	Delinquent Section 16(a) Reports
95	Business Relationships and Related Party Transactions Policy
96	FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING AND VOTING
102	OTHER BUSINESS
102	STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING
103	DISTRIBUTION OF CERTAIN DOCUMENTS
103	STATEMENT REGARDING THE DELIVERY OF A SINGLE SET OF MATERIALS TO HOUSEHOLDS WITH MULTIPLE STOCKHOLDERS
104	INFORMATION NOT INCORPORATED BY REFERENCE
104	FORWARD-LOOKING STATEMENTS
A-1	ANNEX A—NON-GAAP RECONCILIATION
B-4	FIRST HAWAIIAN, INC. 2025 OMNIBUS INCENTIVE COMPENSATION PLAN

PROXY STATEMENT SUMMARY
The following summary highlights information contained elsewhere in this Proxy Statement and provides context related to the matters to be voted on at the 2025 Annual Meeting of Stockholders of First Hawaiian, Inc. (“First Hawaiian,” “FHI,” “we,” “our,” “us” and the “Company”). This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding the Company’s 2024 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

2025 ANNUAL MEETING INFORMATION
WHEN	RECORD DATE	ACCESS
Tuesday, April 22, 2025, 8:00 a.m., Hawaii Standard Time	February 27, 2025
Via webcast at https://web.lumiagm.com/224987645; access available beginning at 7:30 a.m., local time in Honolulu, Hawaii, on April 22, 2025. Enter your voter control number found on your Important Notice Regarding the Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials, along with the password of fh2025 (case sensitive). Once admitted to the meeting platform, you may submit questions and/or vote during the Annual Meeting by following the instructions that will be available on the meeting website. There will not be a physical meeting in Hawaii or anywhere else.

Meeting Agenda
Proposal		Board Voting Recommendation	See Page
1.	The election to our Board of Directors of the nine nominees named in the attached Proxy Statement to serve until the 2026 Annual Meeting of Stockholders	FOR each director nominee	12
2.	An advisory vote on the compensation of our named executive officers as disclosed in the attached Proxy Statement	FOR	35
3.	Approval of the First Hawaiian, Inc. 2025 Omnibus Incentive Compensation Plan	FOR	75
4.	The ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR	86
We will also act on any other business that is properly raised.
FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	1

PROXY STATEMENT SUMMARY
How to Vote
Our Annual Meeting will be conducted exclusively online via live webcast, allowing all of our stockholders the option to participate in the live, online meeting from any location convenient to them and providing stockholder access to our Board and management. For further information on the virtual meeting, please see the “Frequently Asked Questions about the Annual Meeting and Voting” section in this Proxy Statement.

BY TELEPHONE	BY INTERNET	BY MAIL
Registered holders may call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries.
Prior to the Annual Meeting, visit the website listed on your proxy card/voting instruction form to vote via the Internet.

During the Annual Meeting, visit our Annual Meeting website at https://web.lumiagm.com/224987645.
Complete, sign and date the proxy card and mail it in the enclosed postage-paid envelope.
•
Have your proxy card available and follow the instructions.

•
Voting over the internet or by telephone by no later than 11:59 p.m., Eastern time, on April 21, 2025.

•
Voting by mail must be received by us by April 21, 2025.

Beneficial Owners

•
If you hold your shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

2	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

PROXY STATEMENT SUMMARY
PERFORMANCE HIGHLIGHTS
2024 Business Performance

•
Maintained strong expense discipline, as noninterest expenses remained roughly flat at $501 million in 2024 and 2023.

•
Increased our net interest margin by 3 basis points to 2.95% in 2024 from 2.92% in 2023.

•
2024 net income of $230.1 million included a net after-tax loss of $19.2 million on the sale of investment securities. Proceeds from the sale were reinvested in higher yielding investment securities projected to increase net interest income by approximately $8.6 million and net interest margin by approximately 4 basis points in 2025.

*
Represents a non-GAAP measure. Please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 for an explanation and reconciliation.

Capital Highlights

•
Maintained a strong capital position while returning excess capital to our stockholders. Repurchased $40 million of Common Stock in 2024.

•
Announced a stock repurchase program for up to $100 million during 2025.*

12.80%	$132.8M	$40M

Common Equity Tier 1 capital ratio at December 31, 2024, increase of 41 basis points	In dividend payments; maintained quarterly dividend at $0.26 per share	Common stock repurchased during 2024

*
The timing and amount of share repurchases are influenced by various internal and external factors.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	3

PROXY STATEMENT SUMMARY
OVERVIEW OF THE BOARD NOMINEES
Director Nominees*
				Committees
Director Nominee and Principal Occupation	Age	Director since(1)	Independent	Public Boards	Audit	Compensation	Corporate Governance & Nominating	Risk
Robert S. Harrison Chairman of the Board, President and Chief Executive Officer, First Hawaiian	64	2016		1
Tertia M. Freas Executive Director of The Clarence T.C. Ching Foundation	67	2024		1
Michael K. Fujimoto Retired Chairman Emeritus, Hawaii Planing Mill, Ltd. dba HPM Building Supply	72	2022		1
Faye W. Kurren Retired President and Chief Executive Officer, Hawaii Dental Service	74	2018		1
James S. Moffatt Retired Vice Chairman and Global CEO, Deloitte Consulting	66	2021		2
Mark M. Mugiishi President and Chief Executive Officer, Hawaii Medical Service Association	65	2022		1
Kelly A. Thompson Retired Senior Vice President, Chief Operating Officer, Samsclub.com, a Walmart, Inc. subsidiary	55	2021		1
Vanessa L. Washington Retired Senior Executive Vice President, General Counsel and Secretary, Bank of the West	65	2020		1
C. Scott Wo Owner/Executive Team, C.S. Wo & Sons, Ltd; Partner/Manager, Kunia Country Farms; and Adjunct Professor of Management, Columbia Business School in New York City	59	2018		1
Meetings in 2024 Board―7					5	10	4	4
Chairman of the Board	Committee Chair	Committee Member	Lead Independent Director	Audit Committee financial expert

*
Current Lead Independent Director Allen B. Uyeda will conclude his service on our Board of Directors at the Annual Meeting and is not listed here.

(1)
Refers to the period from the completion of our initial public offering (“IPO”) in August 2016.

4	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Snapshot of the Board
Board Composition, Director Independence and Tenure (as of March 12, 2025)

Independence
1
90%
independent
9
Age
70s
50s
3
2
average
65.2
years
5
60s
Tenure*
>5
yrs
<3 yrs
3
4
average
5
years
3
3-5
yrs
Financial Expertise
100%
of Audit
Committee
5
Gender Diversity
40%
women
4
6
Ethnic Diversity
3
70%
diverse
7

*
Refers to the period from the completion of our IPO in August 2016.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	5

PROXY STATEMENT SUMMARY
Board Expertise

The following section summarizes the specific skills, professional experience and background information of each director nominee that led the Board of Directors to conclude that each such person should serve on the Board of Directors. This matrix is intended to provide a summary of our director nominees’ qualifications and is not a complete list of each director nominee’s strengths or contributions to the Board of Directors. Additional details on each director nominee’s experiences, qualifications, skills and attributes are set forth in their biographies.
Director Skills and Experience	TERTIA M. FREAS	MICHAEL K. FUJIMOTO	ROBERT S. HARRISON	FAYE W. KURREN	JAMES S. MOFFATT	MARK M. MUGIISHI	KELLY A. THOMPSON	VANESSA L. WASHINGTON	C. SCOTT WO	# of 9 nominees	% of 9 nominees
Audit and finance
Having familiarity with accounting and financial analysis enables in-depth analysis of our financial statements and informed decision-making regarding our capital structure, financial transactions and financial reporting processes.

	●	●	●	●	●	●			●	7	78%
Banking	Experience at the senior management level at a banking institution provides knowledge of the banking business so as to effectively challenge management viewpoints.
			●					●		2	22%
Public company	Experience at the senior management level at a public company provides insights with respect to the expectations of sophisticated public company investors.
			●		●			●		3	33%
Community affairs / engagement
As a community bank whose business model is based on support of and engagement with the communities it serves, a demonstrated record of community engagement and support is critical to understanding the Company’s business.

	●	●	●	●	●	●	●	●	●	9	100%
Senior management / CEO	Leadership experience at the senior management level facilitates effective oversight of management, informs development of Company strategy, and enhances the Board’s succession planning process.
	●	●	●	●	●	●	●	●	●	9	100%
Real estate
In light of the Company’s significant commitment to real estate lending, experience investing in, or maintaining financial exposure to real estate markets, enables directors to better assess the risks associated with that business.

								●		1	11%
Legal and regulatory oversight
Experience with legal and regulatory oversight enables directors to effectively oversee compliance with legal and regulatory requirements and the related policies, procedures and controls for ensuring such compliance.

			●	●		●		●		4	44%
Technology	Experience in the introduction of technology to business processes is vital to providing effective oversight of the risks and rewards associated with the Company’s digital evolution.
					●		●			2	22%
6	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

PROXY STATEMENT SUMMARY
FIRST HAWAIIAN COMMITMENT TO CORPORATE RESPONSIBILITY
We are committed to having sound corporate governance practices including environmental, social and governance (“ESG”) oversight. Our Environmental, Social and Governance Report (“ESG Report”), Corporate Governance Guidelines and other applicable policies highlight our investment in the development, career advancement and health and safety of our employees, maintenance and support of our customer relationships, service and support of our communities and attention to environmental stewardship to keep our planet and environment sustainable. Our practices are important to how we manage our business and maintain our integrity in the marketplace. In setting our practices, we seek to balance our corporate and stockholder interests, while considering applicable market practices and trends.
Our Corporate Governance Guidelines set forth a framework for our Company with respect to specific corporate governance practices. The guidelines are reviewed at least annually by the Corporate Governance and Nominating Committee, as well as amended from time to time to continue evolving our ESG practices. With a focus on delivering long-term stockholder value, the backbone of our corporate governance program is to provide transparent disclosure to all stakeholders on an ongoing and consistent basis.
FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	7

PROXY STATEMENT SUMMARY
Our Board of Directors (the “Board”) is composed of skilled directors who follow established, robust corporate governance practices and policies. The Board believes strongly in the value of an independent board of directors and has established a Lead Independent Director role with broad responsibility. The following overview provides a snapshot of our corporate governance structure and processes, including key aspects of our Board operations.
Accountability to Stockholders	Proportionate and Appropriate Stockholder Voting Rights	Regular and Proactive Stockholder Engagement

All directors are elected annually

Eligible stockholders may include their director nominees in our proxy materials
Majority voting standard for director elections

Annual say-on-pay advisory vote

Policy against pledging Company stock
Mandatory retirement age for directors

First Hawaiian has one outstanding class of voting stock. We believe in a “one share, one vote” standard

We do not have a “poison pill”

No supermajority voting requirements in Certificate of Incorporation or Bylaws

Our investor relations team maintains an active, ongoing dialogue with investors and portfolio managers year-round on matters of business performance and results

We engage on governance, compensation, human capital management and sustainability matters with our largest stockholders’ governance teams

Independent Board Leadership Structure	Effective Board Policies and Practices	Management Incentives that are Aligned with the Long-Term Strategy of the Company

The Board considers the appropriateness of its leadership structure annually and discloses in the proxy statement why it believes the current structure is appropriate

All members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent of the Company and its management

Our Corporate Governance Guidelines call for the designation of an independent lead director when the Board chair is not independent

Executive sessions of independent directors are held at the Board and committee levels

Our Corporate Governance Guidelines require a majority of our directors to be independent (currently eight of nine director nominees are independent)

Our Board is composed of accomplished professionals with experience, skills and knowledge relevant to our business, resulting in a high-functioning and engaged Board (a matrix of relevant skills is presented above on page 6)

Each standing committee has a charter that is publicly available on our website and that meets applicable legal requirements and reflects good governance

The Company has a Code of Conduct and Ethics that is applicable to all employees and directors of the Company and is available on our website

We conduct annual reviews of director skill sets and experience together with annual board and committee performance reviews

Our directors are encouraged to participate in educational programs relating to corporate governance and business-related issues, and the Company provides funding for these activities

We require robust stock ownership for directors (5x annual cash retainer), CEO (6x base salary) and other NEOs (2x base salary)

The Compensation Committee annually reviews and approves incentive program design, goals and objectives for alignment with compensation and business strategies

Our compensation philosophy and practices are focused on using management incentive compensation programs to achieve the Company’s short- and long-term goals, creating long-term stockholder value

We maintain robust compensation clawback policies that apply to cash and equity compensation (including without limitation all time-based incentive awards)

8	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Stakeholder Engagement
We believe that engaging with our stakeholders should be a long-term, ongoing and two-way communication process. We proactively seek out opportunities that allow us to exchange information with our stakeholders about our respective viewpoints, strategies and practices. Key stakeholders include our stockholders, our customers, our employees, our regulators and the communities we serve.
Beyond these engagements, First Hawaiian Inc. also actively participates in several industry groups, including groups and task forces established through organizations such as the American Bankers Association and the Mid-Size Bank Coalition of America. These groups allow us to share ideas and discuss developments that further inform our own internal approach to a variety of topics. Further details regarding our stakeholder engagement efforts can be found elsewhere in this Proxy Statement.
Awards and Recognitions
In 2024, we collected the following accolades:
• Forbes Best Banks in America	• Hawaii Business magazine Hawaii’s Best Places to Work
• Forbes America’s Most Cybersecure Banks	• Honolulu Magazine Best Bank in Hawaii
• West Hawaii Today #1 in Best Bank Category	• The Garden Isle #1 in Best Bank Category
Corporate Governance
First Hawaiian Inc.’s Board and executive management work together to comply with laws and regulations, as well as to provide guidance for sound decision-making and accountability. Maintaining legal and regulatory compliance is, however, a minimum standard, and we seek to exceed this standard by keeping pace with the constantly evolving governance landscape. We maintain an environment of openness and strive to protect our culture by promoting our core values of caring, character and collaboration. We believe that by living these values, our customers, stockholders, employees and communities will continue giving us their trust and confidence.
The following documents are available at https://ir.fhb.com/corporate-governance/highlights:
•
Certificate of Incorporation

•
Bylaws

•
Corporate Governance Guidelines

•
Audit Committee Charter

•
Compensation Committee Charter

•
Corporate Governance and Nominating Committee Charter

•
Risk Committee Charter

•
Code of Conduct and Ethics

•
Clawback Policy for the Mandatory Recoupment Of Erroneously Awarded Incentive Compensation

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	9

PROXY STATEMENT SUMMARY
Our Proxy Statement, our 2024 Annual Report to Stockholders and our Annual Report on Form 10-K for the year ended December 31, 2024, are available at https://proxy.fhb.com.
Code of Conduct and Ethics
At First Hawaiian, Inc. the relationships we have with our stakeholders are of utmost importance to us. Establishing good relationships with our stakeholders requires trust, respect and fair treatment.
Our Code of Conduct and Ethics (the “Code”) forms the foundation of our ethical culture, describing how we as a company relate to others as we conduct business and how we work together as employees according to our core values. All employees, officers, and Directors of First Hawaiian, Inc. and its subsidiaries and affiliates are expected to comply with our Code of Conduct. The Code is fundamental to the success of the Company, as it promotes honest and ethical conduct, including fair dealing and the ethical handling of conflicts of interest; full, fair, accurate, timely and understandable disclosure; compliance with applicable laws, rules and regulations; the protection of the Company’s legitimate business interests, including corporate opportunities, assets and confidential information; and the deterrence of wrongdoing.
The Code of Conduct and Ethics is available at Governance Highlights—First Hawaiian, Inc. (fhb.com). Any amendments or waivers with respect to the Code of Conduct and Ethics will be disclosed on our website.
Corporate Governance Stockholder Engagement
First Hawaiian, Inc. is committed to constructive and meaningful communications with our stockholders and building ongoing relationships over time.
On an annual basis, we reach out to the holders of a substantial percentage of our outstanding stock and offer to engage on governance, compensation or any other areas of interest. The feedback we receive is summarized and reported to the Chief Executive Officer, the Compensation Committee and the Corporate Governance and Nominating Committee, and the Board and the management team consider the points raised and, as appropriate, will take responsive actions with a view towards improving our practices and policies and enhancing long-term value for our stockholders and our other stakeholders.
Corporate Social Responsibility
We seek to integrate sustainability considerations into our business strategies, products and services, thought leadership and operations. We offer financial solutions that provide positive long-term benefits for our customers, employees and other stakeholders.
Our people are our most important asset. To facilitate talent attraction and retention, we strive to support an inclusive workplace, with a strong culture and opportunities for our employees to grow and develop in their careers and to be supported by competitive compensation, benefits and health and wellness programs.
Supporting the island communities where we do business has always been a priority. First Hawaiian Bank, its Foundation and our employees contribute annually to more than 200 charities in the areas of civic and community support, education and financial literacy, health and human services and arts and culture ($4.2 million in Bank and Foundation donations in 2024). Professional development courses are a key component of our employee satisfaction and retention. Together with our award-winning online talent development program, we are able to achieve an inclusive and healthy work environment for our approximately 2,000 employees.
10	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

PROXY STATEMENT SUMMARY

1,960	20,000+	866 lbs office paper 325 lbs glass and bottles

Pounds of e-waste collected and properly disposed of	Online learning courses accessible to employees through our Online Learning Center and LinkedIn Learning	Monthly average recycling collection
Environmental Impact
Hawaii generally has the highest energy costs of any state due to the high price of shipping petroleum to the archipelago. In 2024, First Hawaiian continued to actively pursue sustainability goals of maintaining energy efficient facilities, reducing waste, advancing sustainable transportation and supporting employees in participating in ongoing community-led sustainability initiatives.
Our direct environmental impact stems primarily from the operations of our branch offices in Hawaii, Guam and Saipan. We strive to manage these offices in an efficient and environmentally sustainable manner, and we continue to find new and innovative ways to reduce our carbon footprint.
The Bank’s headquarters, the tallest building in downtown Honolulu, was built 29 years ago in 1996 to Energy Star standards. Since then, we have made energy-efficient upgrades to our facilities as well as key building systems at our First Hawaiian Bank headquarters, operations facility and branches.
Our current initiatives focus on energy efficiency, limiting paper waste, increasing recycling efforts, advising on sustainable transactions, conserving energy and encouraging employees to use environmentally friendly forms of transportation. We believe supporting the implementation of sustainable practices ultimately serves the long-term interest of our stockholders, our customers, our employees and the communities in which we work and live.
FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	11

CORPORATE
GOVERNANCE AND
BOARD MATTERS
PROPOSAL 1—ELECTION OF DIRECTORS
Election of Directors
Proposal
•
We are asking stockholders to elect the nine nominees named in this proxy statement to serve on our Board until the 2026 annual meeting of stockholders or until their successors have been duly elected and qualified.

Background
•
All nine nominees currently serve on our Board

•
Eight of the nine nominees are independent

•
44% of the nominees are women

•
67% of the nominees represent an ethnic minority

The Board of Directors unanimously recommends that you vote “FOR” the election of each of the nominees for director.

Our Board currently has ten members, consisting of our Chief Executive Officer and President (who also serves as Chairman of the Board) and nine other directors, all of whom are “independent” under the listing standards of NASDAQ. The terms of office of all ten directors expire at the Annual Meeting. Under First Hawaiian’s age limitation policy, following his attainment of age 75 subsequent to the 2024 annual meeting of stockholders, Mr. Allen B. Uyeda will not stand for re-election to the Board at the 2025 Annual Meeting. In connection with the Annual Meeting, the size of our Board will be reduced to nine members.
At the Annual Meeting, you will be asked to elect nine individuals to serve on the Board that the Board has nominated for re-election, each to serve for a one-year term expiring at the next annual meeting of stockholders in 2026. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.
All of our directors are elected annually by the affirmative vote of a majority of votes cast.
•
A director who fails to receive a majority of FOR votes will be required to tender his or her resignation to our Board.

•
Our Corporate Governance and Nominating Committee will then assess whether there is a significant reason for the director to remain on our Board and will make a recommendation to our Board regarding the resignation.

For detailed information on the vote required for the election of directors and the choices available for casting your vote, please see “Frequently Asked Questions About the Annual Meeting and Voting.”
Required Vote
With regard to the election of the director nominees, votes may be cast in favor or against. A majority of the votes cast is required for the election of directors in an uncontested election (which is the case for the election of directors at the 2025 Annual Meeting). A majority of the votes cast means that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee.

The Board of Directors unanimously recommends that you vote FOR the election of each of the nominees named below.
12	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

CORPORATE GOVERNANCE AND BOARD MATTERS
DIRECTOR NOMINEES
The Corporate Governance and Nominating Committee of the Board seeks candidates for nomination to the Board who are qualified to be directors consistent with the Company’s corporate governance guidelines, as described below under the section entitled “Board of Directors, Committees and Governance—Corporate Governance Guidelines and Code of Conduct and Ethics.” In evaluating the suitability of individuals for Board membership, the Corporate Governance and Nominating Committee considers many factors. Those factors include:
•
whether the individual meets various independence requirements;

•
the individual’s general understanding of the varied disciplines relevant to the success of a publicly traded company in today’s business environment;

•
understanding of the Company’s business and markets;

•
professional expertise and educational background; and

•
other factors that promote an appropriate mix of skills, views and experience.

The Corporate Governance and Nominating Committee evaluates each individual in the context of the Board as a whole, with the objective of recruiting and recommending a slate of directors that can best contribute to the Company’s success and represent stockholder interests through the exercise of sound judgment, based on its mix of experiences. In determining whether to recommend a director for re-nomination, the Corporate Governance and Nominating Committee also considers the director’s attendance at, participation in and contributions to Board and committee activities.
The following table sets forth certain information regarding the director nominees standing for re-election at the Annual Meeting. Additional biographical information on each of the nominees is included below.

Name	Age(1)	Tenure	Independent(2)	Position
Robert S. Harrison	64	2016		Chairman of the Board, President and CEO
Tertia M. Freas	67	2024		Director
Michael K. Fujimoto	72	2022		Director
Faye W. Kurren	74	2018		Director
James S. Moffatt	66	2021		Director
Mark M. Mugiishi	65	2022		Director
Kelly A. Thompson	55	2021		Director
Vanessa L. Washington	65	2020		Director
C. Scott Wo	59	2018		Director

(1)
As of March 12, 2025.

(2)
“Independent” under NASDAQ listing standards.

In considering the nominees’ individual experience, qualifications, attributes, skills and past Board participation, the Corporate Governance and Nominating Committee and the Board have concluded that when considered all together, the appropriate experience, qualifications, attributes, skills and participation are represented for the Board as a whole and for each of the Board’s committees. There are no family relationships among any directors and executive officers. Each nominee has indicated a willingness to serve, and the Board has no reason to believe that any of the nominees will not be available for election. However, if any of the nominees is not available for election, proxies may be voted for the election of other persons selected by the Board. Proxies cannot, however, be voted for a greater number of persons than the number of nominees named. Stockholders of the Company have no cumulative voting rights with respect to the election of directors.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	13

CORPORATE GOVERNANCE AND BOARD MATTERS
DIRECTOR NOMINEE BIOGRAPHIES
COMMITTEES • Audit	Tertia M. Freas	Age 67 Independent Director since 2024

BACKGROUND
FIRST HAWAIIAN, INC.
•
Member of the Board of Directors (2024 to present)

FIRST HAWAIIAN BANK
•
Member of the Board of Directors (2024 to present)

THE CLARENCE T.C. CHING FOUNDATION, a private foundation that provides grants to nonprofit organizations in Hawaii for education, healthcare, children, youth and family, sustainability, housing and arts, culture and innovation
•
Executive Director (2015 to present)

DELOITTE & TOUCHE LLP
•
Audit Partner (1992 to 2015)

OTHER ENGAGEMENTS
•
Member of the American Institute of Certified Public Accountants and the Hawaii Society of CPAs

EDUCATION
•
Bachelor’s of Business Administration in Accounting, University of Hawaii, Shidler College of Business

QUALIFICATIONS
•
Ms. Freas’ experience as the executive director of a major local foundation and her commitment to community service bring valuable insights into community needs and opportunities to our Board.

•
Ms. Freas’ experience serving as an audit partner at Deloitte & Touche LLP also brings to the Board deep expertise in accounting and finance.

14	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

CORPORATE GOVERNANCE AND BOARD MATTERS
COMMITTEES • Audit • Risk	Michael K. Fujimoto	Age 72 Independent Director since 2022

BACKGROUND
FIRST HAWAIIAN, INC.
•
Member of the Board of Directors (2022 to present)

FIRST HAWAIIAN BANK
•
Member of the Board of Directors (1998 to present)

HAWAII PLANING MILL, LTD. dba HPM BUILDING SUPPLY, a building supply company headquartered in Keaau, Hawaii with locations throughout Hawaii
•
Retired Chairman Emeritus (2024 to present)

•
Member, Compensation Committee and Audit Committee

•
Executive Chairman (2018 to 2023)

•
President and Chief Executive Officer (1992 to 2018)

OTHER ENGAGEMENTS
•
Chairman of the Board and Member of the Audit and Governance Committees, Parker Ranch Inc.

•
Trustee, Parker Ranch Foundation Trust

•
Trustee and Chairman, HPM Building Supply Foundation

EDUCATION
•
M.B.A., University of California, Berkeley

•
Bachelor of Arts and Masters of Arts in Economics, University of Massachusetts, Amherst

QUALIFICATIONS
•
As the Executive Chairman and the former President and Chief Executive Officer of a multi-generational, locally owned business, Mr. Fujimoto brings to the First Hawaiian Board broad-based knowledge about Hawaii and its business environment, as well as extensive financial and managerial experience.

•
Mr. Fujimoto’s experience providing supplies to the building industry has provided him with significant contacts and expertise in the building industry, a key industry served by First Hawaiian.

•
As a resident of the Big Island, Mr. Fujimoto provides the Board with insights into the views of the residents of the Hawaiian Islands other than Oahu, an important part of the Bank’s market area.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	15

CORPORATE GOVERNANCE AND BOARD MATTERS
Robert S. Harrison	Age 64 Chairman of the Board since 2016

BACKGROUND
FIRST HAWAIIAN, INC.
•
Chairman and Chief Executive Officer (2016 to present)

•
President (August 2019 to present)

FIRST HAWAIIAN BANK
•
Chairman and Chief Executive Officer (January 2012 to present)

•
President (December 2009 to June 2015 and August 2019 to present)

•
Chief Operating Officer (December 2009 to January 2012)

•
Vice Chairman (2007 to 2009)

•
Chief Risk Officer (2006 to 2009)

•
Mr. Harrison joined First Hawaiian Bank’s Retail Banking group in 1996 and has over 35 years of experience in the financial services industry in Hawaii and on the U.S. mainland

BANCWEST CORPORATION (“BancWest”)
•
Vice Chairman (2010 to 2019)

OTHER PUBLIC COMPANY DIRECTORSHIPS
•
Alexander & Baldwin, Inc., a Hawaii publicly traded company with interests in, among other things, commercial real estate and real estate development (2012 to 2020)

OTHER ENGAGEMENTS
•
Chairman, Hawaii Medical Service Association, the Blue Cross/Blue Shield affiliate in Hawaii

•
Member of the Board, Pacific Guardian Life Insurance Company, the largest domestic life and disability insurer in Hawaii

•
Member of the Board, Hawaii Community Foundation

•
Member of the Board, Hawaii Bankers Association

•
Member of the Executive Committee of the Board, Hawaii Business Roundtable

•
Member of the Board, Maryknoll Foundation

•
Immediate Past Chairman and Member of the Executive Committee, Mid-Size Bank Coalition of America

•
Member, Federal Advisory Council to the Board of Governors of the Federal Reserve System

•
Board Member, Crown Prince Akihito Scholarship Foundation

•
Member of the Advisory Board, Chaminade University

•
Member of the Advisory Board, University of Hawaii, Shidler College of Business

•
Leadership Committee Member, Hawaii Economic Collaborative

EDUCATION
•
M.B.A., Cornell University

•
Bachelor’s degree in Applied Mathematics, University of California, Los Angeles

QUALIFICATIONS
•
Mr. Harrison’s qualifications to serve on the Board include his operating, management and leadership experience as First Hawaiian Bank’s Chairman, President and Chief Executive Officer, as well as his prior experience as First Hawaiian Bank’s Chief Operating Officer and as its Chief Risk Officer.

•
Mr. Harrison has extensive knowledge of, and has made significant contributions to, the growth of First Hawaiian and First Hawaiian Bank.

•
Mr. Harrison also brings to First Hawaiian’s Board his expertise in the financial services industry generally and in Hawaii in particular.

16	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

CORPORATE GOVERNANCE AND BOARD MATTERS
COMMITTEES • Audit • Compensation	Faye W. Kurren	Age 74 Independent Director since 2018

BACKGROUND
FIRST HAWAIIAN, INC.
•
Member of the Board of Directors (2018 to present)

FIRST HAWAIIAN BANK
•
Member of the Board of Directors (2005 to present)

•
Currently serves on the Senior Trust Committee of the Board of Directors of the Bank

HAWAII DENTAL SERVICE, a Honolulu, Hawaii-based dental insurance company with the largest network of participating dentists in Hawaii
•
President and Chief Executive Officer (2003 to 2014, upon retirement)

TESORO HAWAII, LLC, a former subsidiary of Marathon Petroleum (f/k/a Tesoro Corporation and Andeavor)
•
President (1998 to 2003)

OTHER ENGAGEMENTS
•
Director, First Insurance Company of Hawaii

•
Past Chairperson of the Hawaii State Commission on the Status of Women

•
Past Chairperson, University of Hawaii Foundation

•
Past Chairperson, Hawaii State Chapter of the American Red Cross

EDUCATION
•
J.D., University of Hawaii

•
Masters of Arts in Sociology, University of Chicago

•
Bachelor of Arts in Sociology, Stanford University

QUALIFICATIONS
•
Ms. Kurren’s experience as the president and chief executive officer of a major, local healthcare insurance company provides her with extensive experience in an important local industry and provides the Board with expertise in management and corporate governance matters.

•
In addition, having served as the president of the subsidiary of a publicly traded company, Ms. Kurren possesses financial skills that qualify her as one of four audit committee financial experts serving on the Audit Committee.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	17

CORPORATE GOVERNANCE AND BOARD MATTERS
COMMITTEES • Risk • Corporate Governance and Nominating	James S. Moffatt	Age 66 Independent Director since 2021

BACKGROUND
FIRST HAWAIIAN, INC.
•
Member of the Board of Directors (2021 to present)

FIRST HAWAIIAN BANK
•
Member of the Board of Directors (2021 to present)

DELOITTE CONSULTING, a leading international consulting business
•
Vice Chairman, global consulting business (2018, upon retirement)

•
Chief Executive Officer, global consulting business (2015-2017)

•
Chairman and Chief Executive Officer, US consulting business (2011-2015)

OTHER ENGAGEMENTS
•
Current director of Optiv, a cybersecurity solutions integrator

•
Current director of Icertis, a contract lifecycle management company

•
Current director of AmplifAI, a cloud-based software company leveraging artificial intelligence to improve sales and service

•
Current director of Henry Schein One, LLC, a software and services company for the dental industry

•
Current director of Ness Digital Engineering, a digital engineering firm offering digital advisory through scaled engineering services

•
Current director of H20K Innovations, a company that helps businesses optimize industrial liquid and fluid systems using artificial intelligence-enabled precision automation

•
Advisor to various private equity and venture capital investment firms and an advisor to, or on the advisory board of, a number of their portfolio companies

•
Director of Digital Transformation Opportunities Corp., a publicly traded blank check company formed for the purpose of effecting a merger, stock exchange, asset purchase or other transaction with one or more businesses, from 2021 to 2023

EDUCATION
•
M.B.A., UCLA Anderson School of Management

•
Bachelor’s degree, University of California, San Diego

•
Graduate of the Directors’ Consortium at Stanford University Graduate School of Business

•
Graduate of the Master Class of the National Association of Corporate Directors

QUALIFICATIONS
•
Mr. Moffatt’s service at the most senior levels of a preeminent consulting business provides the First Hawaiian Board with significant leadership, operating and management experience.

•
Having worked in business consulting for 30 years and currently serving as an advisor to or director of a variety of companies, Mr. Moffatt brings sophisticated business acumen to the Board.

•
Mr. Moffatt also provides the Board with audit and finance skills.

18	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

CORPORATE GOVERNANCE AND BOARD MATTERS
COMMITTEES • Risk • Audit	Mark M. Mugiishi	Age 65 Independent Director since 2022

BACKGROUND
FIRST HAWAIIAN, INC.
•
Member of the Board of Directors (2022 to present)

FIRST HAWAIIAN BANK
•
Member of the Board of Directors (2022 to present)

HAWAII MEDICAL SERVICE ASSOCIATION, a Hawaii medical insurer and independent licensee of the Blue Cross and Blue Shield Association
•
President and Chief Executive Officer (2020-present)

•
Interim President and Chief Executive Officer (2019-2020)

•
Executive Vice President and Chief Health Officer (2017-2019)

•
Executive Vice President, Chief Medical Officer and Chief Health Officer (2015-2017)

ENDOSCOPY INSTITUTE OF HAWAII
•
Co-Founder

EYE SURGERY CENTER OF HAWAII
•
Co-Founder

OTHER ENGAGEMENTS
•
Medical Director, Hawaii Technology Accelerators

•
General Surgeon for over 30 years

•
Associate Chair, Department of Surgery and Director of Surgical Education, University of Hawaii Medical School

•
Iolani School, Board Chair

•
BlueCross BlueShield Association, Board member

•
Ignite Coalition, BlueCross BlueShield, Board Chair

•
Blood Bank of Hawaii, Board member

•
Hawaii Cancer Consortium, Board member

•
Hawaii Business Roundtable, Board member

•
HMSA Foundation, Board member

EDUCATION
•
M.D. degree, Northwestern University Feinberg School of Medicine

•
Bachelor of Science, degree in Medicine, Northwestern University Honors program

QUALIFICATIONS
•
Dr. Mugiishi’s experience as the president and chief executive officer of a major, local healthcare insurance company provides him with extensive experience in an important local business and in a regulated industry, provides him with a wealth of experience in management, business, and finance.

•
Dr. Mugiishi’s role as president and chief executive officer Blue Cross Blue Shield Association’s Hawaii health insurance independent licensee gives him exposure to national issues that give him a broad perspective that he can bring to his role with First Hawaiian.

•
As a lifelong Hawaii resident and prominent Hawaii healthcare practitioner, Dr. Mugiishi has developed extensive local contacts and knowledge of our core market area.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	19

CORPORATE GOVERNANCE AND BOARD MATTERS
COMMITTEES • Risk • Compensation	Kelly A. Thompson	Age 55 Independent Director since 2021

BACKGROUND
FIRST HAWAIIAN, INC.
•
Member of the Board of Directors (2021 to present)

FIRST HAWAIIAN BANK
•
Member of the Board of Directors (2021 to present)

WALMART, INC., a national retailer
•
Senior Vice President and Chief Operating Officer of Samsclub.com, a Walmart, Inc. subsidiary, and member of Sam’s Club Leadership Committee, responsible for e-commerce merchandising, business intelligence, marketing, supply chain and business operations (2017-2019, upon retirement)

•
Senior Vice President, Global Category Development, Global eCommerce (2015-2017)

•
Increasing levels of responsibility concluding as Senior Vice President, Merchandising, Planning and Marketplace for Walmart.com (2007-2014)

GAP, INC.
•
Various merchandising leadership roles (1997-2007)

OTHER ENGAGEMENTS
•
Current Director and Member of the Nominating and Governance Committee and the Audit Committee of a.k.a. Brands Holding Corp., a publicly traded direct-to-consumer fashion brands company based in San Francisco, California

•
Director of Turtle Beach Corporation, a publicly traded global gaming accessory company in White Plains, New York, from 2019 to 2022

EDUCATION
•
Bachelor of Science degree in Biology, University of California, San Diego

•
Holder of National Association of Corporate Directors CERT Certificate in Cybersecurity Oversight, Carnegie Mellon University, Software Engineering Institute

QUALIFICATIONS
•
Ms. Thompson’s experience as the leader of the e-commerce division of SamsClub.com provides her with extensive knowledge and valuable experience with respect to the digital customer experience.

•
Ms. Thompson also brings to the Board insights into online sales and marketing through her diverse retail experience with SamsClub.com, Walmart, Inc. and Gap, Inc.

•
As the leader of a complex retail platform, Ms. Thompson provides the Board with substantial leadership and management skills.

20	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

CORPORATE GOVERNANCE AND BOARD MATTERS
COMMITTEES • Compensation • Corporate Governance and Nominating	Vanessa L. Washington	Age 65 Independent Director since 2020

BACKGROUND
FIRST HAWAIIAN, INC.
•
Member of the Board of Directors (2020 to present)

FIRST HAWAIIAN BANK
•
Member of the Board of Directors (October 2020 to present)

BANK OF THE WEST, San Francisco, California
•
Senior Executive Vice President, General Counsel and Corporate Secretary (2006 to October 2020, upon retirement). Served in various capacities, including executive responsible for Information and Physical Security, Compliance and Corporate Social Responsibility

CATELLUS DEVELOPMENT CORPORATION, a publicly traded REIT, San Francisco, California
•
General Counsel (2001 to 2005). Also responsible for Human Resources, Compliance and Environmental Groups

CALIFORNIA FEDERAL BANK, San Francisco, California
•
Senior Vice President, Associate General Counsel and Secretary (1992 to 2001); responsible for corporate, securities and real estate legal services

OTHER ENGAGEMENTS
•
Current Director and Member of the Nominating & Governance and Compensation & Human Capital Committees of the Board of Directors of CSAA Insurance Exchange

•
Member of the Audit Committee, Habitat for Humanity of the Greater Bay Area

EDUCATION
•
J.D., University of California Berkeley School of Law

•
Bachelor’s degree, University of North Carolina, Chapel Hill

QUALIFICATIONS
•
Ms. Washington’s over 20 years of banking industry experience, including 16 years in a senior position with a major US banking subsidiary of one of the largest banking organizations in the world, as well as her service with a publicly traded corporation, provide her with valuable insights and perspective on a number of areas relevant to First Hawaiian.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	21

CORPORATE GOVERNANCE AND BOARD MATTERS
COMMITTEES • Audit • Risk	C. Scott Wo	Age 59 Independent Director since 2018

BACKGROUND
FIRST HAWAIIAN, INC.
•
Member of the Board of Directors (2018 to present)

FIRST HAWAIIAN BANK
•
Member of the Board of Directors (2014 to present)

C.S. WO & SONS, LTD., his family’s home furnishings enterprise founded in 1909
•
Owner (1981 to present)

KUNIA COUNTRY FARMS, one of the largest aquaponics farms in the State of Hawaii
•
Partner/Manager (2010 to present)

COLUMBIA BUSINESS SCHOOL, New York City
•
Adjunct Professor of Management (2018 to present)

OTHER ENGAGEMENTS
•
Current Finance Committee Chair, Takitani Foundation

•
Current member of the Advisory Board, American Red Cross, Hawaii State Chapter

•
Trustee and Immediate Past Chair, University of Hawaii Foundation

EDUCATION
•
Ph.D. in Finance, the Anderson School at UCLA

•
M.B.A., Columbia Business School at Columbia University

•
Bachelor of Science in Economics, the Wharton School at the University of Pennsylvania

QUALIFICATIONS
•
Dr. Wo brings entrepreneurial and business-building skills and experience to First Hawaiian through his experience as an owner of a large local furniture business.

•
In addition, through his education and experience as an Adjunct Professor of Management at Columbia Business School, Dr. Wo has developed outstanding business, finance and accounting skills that he brings to his service on the Audit and Risk Committees.

BOARD OF DIRECTORS, COMMITTEES AND GOVERNANCE
Our Board provides oversight with respect to our overall performance, strategic direction and key corporate policies. It approves major initiatives, advises on key financial and business objectives and monitors progress with respect to these matters. Members of the Board are kept informed of our business by various reports and documents provided to them on a regular basis, including operating and financial reports and audit reports made at Board and committee meetings by our Chief Executive Officer, Chief Financial Officer, Chief Risk Officer and other officers.
The Board has four standing committees, the principal responsibilities of which are described below under the section entitled “—Committees of Our Board of Directors.” Additionally, the directors meet in regularly scheduled executive sessions, without First Hawaiian management present, at each regularly scheduled meeting of the Board.
Meetings
The Board met seven times in 2024. Each member of the Board attended more than 75% of the total number of meetings of the Board and the committees on which he or she served. We strongly encourage, but do not require, the members of our Board to attend annual meetings of our stockholders. All then-serving directors attended our 2024 annual meeting of stockholders.
Director Independence
Our common stock is listed on NASDAQ and, as a result, we are subject to the corporate governance listing standards of the exchange. The NASDAQ corporate governance standards generally require a majority of independent directors on the board of directors and fully independent audit, nominating and compensation committees.

22	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

CORPORATE GOVERNANCE AND BOARD MATTERS
Our Board currently consists of ten directors, nine of whom are independent. A director is independent if the Board affirmatively determines that he or she satisfies the independence standards set forth in the applicable rules of NASDAQ, has no material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”). The Board has reviewed the independence of our current non-employee directors and has determined that each of Tertia M. Freas, Michael K. Fujimoto, Faye W. Kurren, James S. Moffatt, Mark M. Mugiishi, Kelly A. Thompson, Allen B. Uyeda, Vanessa L. Washington and C. Scott Wo is an independent director. In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors, the details of which are not required to be disclosed in this Proxy Statement pursuant to Item 404(a) of Regulation S-K. In addition, in determining the independence of its directors, the Board considered that certain businesses in which Mr. Fujimoto has a material interest, particularly Hawaii Planing Mill, Ltd. dba HPM Building Supply, certain businesses in which Dr. Wo has a material interest, specifically C.S. Wo & Sons, Ltd. and Kunia Country Farms, certain businesses in which Dr. Mugiishi has a material interest, specifically, Hawaii Medical Service Association, and a charitable Foundation of which Ms. Freas serves as Executive Director, have loans that were made by the Bank in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and that did not involve more than the normal risk of collectability or present other unfavorable features. The Board also considered that Dr. Mugiishi serves as an executive officer of an entity on whose board of directors Mr. Harrison serves as Chairman, and has determined that this relationship does not affect our Board’s determination of director independence.

Board Leadership Structure and Qualifications
Chief Executive Officer and President and Chairman of the Board
Robert S. Harrison
Lead Independent Director
Allen B. Uyeda(1)

(1)
Under First Hawaiian’s age limitation policy, following his attainment of age 75 subsequent to the 2024 annual meeting of stockholders, Mr. Allen B. Uyeda will not stand for re-election to the Board at the 2025 Annual Meeting, and the Board will select a new Lead Independent Director following the 2025 Annual Meeting.

Director Nomination Process
We believe that our directors should have the highest professional and personal ethics and values, consistent with our long-standing values and standards. They should have broad experience at the policy-making level in business, government or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on boards of other companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders.
The Corporate Governance and Nominating Committee of our Board identifies potential director candidates and makes recommendations to the Board regarding individuals qualified to become Board members.
Our Corporate Governance and Nominating Committee considers a number of demographics and other factors in seeking to develop a board that, as a whole, reflects a mix of viewpoints, backgrounds,

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	23

CORPORATE GOVERNANCE AND BOARD MATTERS
skills, experiences, expertise and personal characteristics. Among other factors, our Corporate Governance and Nominating Committee considers in identifying and evaluating a potential director candidate is the extent to which the candidate would contribute to the overall composition of our Board. As part of the annual review process, our Corporate Governance and Nominating Committee considers the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.
In recommending a nominee for election as a director (or to fill a Board vacancy), the Corporate Governance and Nominating Committee considers each individual’s specific experience, background and education, including skills as described in the table on page 6, as well as the following Board-approved criteria:
•
professional background and expertise

•
judgment

•
potential to contribute viewpoints, background, experience and personal characteristics to enhance overall board composition

•
skills, including financial literacy

•
experience in the context of our needs and those of the Board

The corporate governance guidelines of our Board require that the Corporate Governance and Nominating Committee take into account director qualifications exceeding those required under relevant securities rules and listing standards.
The nine director nominees for election at our 2025 Annual Meeting bring to our Board a variety of different backgrounds, skills, professional and industry experience, and other attributes and perspectives that contribute to the overall composition of our Board.
The corporate governance guidelines of our Board provide that the Board may, in its sole discretion, designate one of the independent directors as its lead director to preside over meetings of the Board held in the absence of any director who is also an executive officer and to have such additional responsibilities and authority as the Board may direct from time to time.
Currently, Robert S. Harrison serves as our Chief Executive Officer and President and as the Chairman of our Board, and Allen B. Uyeda has been designated to serve as the lead independent director of our Board. Under First Hawaiian’s age limitation policy, following his attainment of age 75 subsequent to the 2024 annual meeting of stockholders, Mr. Allen B. Uyeda will not stand for re-election to the Board at the 2025 Annual Meeting, and the Board will select a new Lead Independent Director following the 2025 Annual Meeting.
Our Chief Executive Officer is generally in charge of our business affairs, subject to the overall direction and supervision of the Board and its committees, and is the only member of our management team that serves on the Board. Our Board believes that combining the roles of Chairman of the Board and Chief Executive Officer and appointing a lead independent director is the most effective board leadership structure for us and that it provides an effective balance of strong leadership and independent oversight. Having one individual serve as both Chief Executive Officer and Chairman contributes to and enhances the Board’s efficiency and effectiveness, as the Chief Executive Officer is generally in the best position to inform our independent directors about our operations, the competitive market and other challenges facing our business. Our Board believes that the Chief Executive Officer is in the best position to most effectively serve as the Chairman of the Board for many reasons as he is closest to many facets of our business and has frequent contact with our customers, employees, regulators and other stakeholders in our business. The Board believes that combining the roles of Chief Executive Officer and Chairman of the Board also promotes timely communication between management and the Board on critical matters, including strategy, business results and risks, because of Mr. Harrison’s direct involvement in the strategic and day-to-day management of our business.
Stockholder Recommendations or Nominations.
The evaluation procedures described above apply to all candidates for director nomination, including candidates submitted by stockholders. Stockholders wishing to recommend a candidate for consideration by the Corporate Governance and Nominating Committee should submit the candidate’s name, biographical data and a description of their qualifications in light of the criteria listed above to First Hawaiian, Inc., c/o the Secretary, 999 Bishop Street, Honolulu, Hawaii 96813.
Stockholders wishing to nominate a director should follow the specific procedures set forth in our Bylaws.

24	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

CORPORATE GOVERNANCE AND BOARD MATTERS
Committees of Our Board of Directors
The standing committees of our Board consist of an audit committee, a corporate governance and nominating committee, a compensation committee and a risk committee. The responsibilities of these committees are described below. Our Board may also establish various other committees to assist it in its responsibilities. The following table summarizes the current membership of the Board and each of its committees:

Committee Membership
Name	Independent(1)	Audit	Compensation	Corporate Governance and Nominating	Risk
Tertia M. Freas
Michael K. Fujimoto
Robert S. Harrison
Faye W. Kurren
James S. Moffatt
Mark M. Mugiishi
Kelly S. Thompson
Allen B. Uyeda(2)
Vanessa L. Washington
C. Scott Wo
Chairman of the Board	Committee Chair	Committee Member	Lead Independent Director	Audit Committee financial expert

(1)
“Independent” under NASDAQ listing standards.

(2)
Under First Hawaiian’s age limitation policy, following his attainment of age 75 subsequent to the 2024 annual meeting of stockholders, Mr. Allen B. Uyeda will not stand for re-election to the Board at the 2025 Annual Meeting, and the Board will select a new Lead Independent Director following the 2025 Annual Meeting.

Committee Charters and our other governance documents are available at:
ir.fhb.com/corporate-governance/highlights.
FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	25

CORPORATE GOVERNANCE AND BOARD MATTERS

MEMBERS
• C. Scott Wo
•
Tertia M. Freas

•
Michael K. Fujimoto

•
Faye W. Kurren

•
Mark M. Mugiishi

All members of the Audit Committee are independent under NASDAQ listing standards.

All members of the Audit Committee are “audit committee financial experts.”

CHARTER
The Audit Committee has adopted a written charter that specifies the scope of its duties and responsibilities, including those listed here. The charter is available on our website at www.fhb.com under the Investor Relations section.
Audit Committee	Meetings in 2024: 5

OVERVIEW
The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of:
•
the audits of our financial statements and financial reporting processes;

•
our compliance with legal and regulatory requirements;

•
the appointment, dismissal, compensation, qualifications and independence of our independent auditors;

•
the performance of our internal audit function and independent auditors;

•
our systems of disclosure controls and procedures, as well as our internal controls over financial reporting; and

•
our compliance with our ethical standards.

KEY RESPONSIBILITIES
•
Appoints, oversees and determines the compensation of our independent auditors;

•
Reviews and discusses our financial statements and the scope of our annual audit to be conducted by our independent auditors and approves all audit fees;

•
Reviews and discusses our financial reporting activities, including our annual report, and the accounting standards and principles followed in connection with those activities, and prepares our Audit Committee Report;

•
Pre-approves audit and non-audit services provided by our independent auditors;

•
Meets with management and our independent auditors to review and discuss our financial statements and financial disclosure;

•
Establishes and oversees procedures for the treatment of complaints regarding accounting and auditing matters;

•
Reviews the scope and staffing of our internal audit function and our disclosure and internal controls; and

•
Monitors our legal, ethical and regulatory compliance.

QUALIFICATIONS
Pursuant to the Audit Committee’s charter, the Audit Committee must:
•
consist of at least three members, all of whom are required to be “independent” under the listing standards of NASDAQ and meet the requirements of Rule 10A-3 of the Exchange Act; and

•
include at least one “audit committee financial expert.”

AUDIT COMMITTEE REPORT The Audit Committee Report is on pages 87-88 of this proxy statement.
26	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

CORPORATE GOVERNANCE AND BOARD MATTERS

MEMBERS
•  Vanessa L.     Washington
•
Faye W. Kurren

•
Kelly A. Thompson

•
Allen B. Uyeda(1)

All members of the Compensation Committee are independent under NASDAQ listing standards.

CHARTER
The Compensation Committee has adopted a written charter that specifies the scope of its duties and responsibilities, including those listed here. The charter is available on our website at www.fhb.com under the Investor Relations section.
Compensation Committee	Meetings in 2024: 10 Meetings to date in 2025: 3
OVERVIEW The Compensation Committee is responsible for discharging the responsibilities of our Board relating to compensation of our executives and directors.

KEY RESPONSIBILITIES
•
Reviews and approves our compensation programs and incentive plans, including those for our executive officers;

•
Reviews our overall compensation philosophy;

•
Prepares our Compensation Committee report, reviews and discusses with management our compensation discussion and analysis and recommends its inclusion in our annual proxy statement or report;

•
Reviews and approves director compensation and recommends to the Board any changes thereto;

•
Reviews our human resources strategies and programs;

•
Reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer; and

•
Oversees, in consultation with management, regulatory compliance with respect to compensation matters.

QUALIFICATIONS
Pursuant to the Compensation Committee’s charter and NASDAQ listing standards, the Compensation Committee must:
•
consist of at least two members; and,

•
except under exceptional and limited circumstances, must consist solely of independent directors.

COMPENSATION COMMITTEE REPORT The Compensation Committee Report is on page 59 of this proxy statement.

(1)
In accordance with our age limitation policy, Mr. Uyeda will not stand for reelection at the Annual Meeting.

Outside Compensation Consultant Services

Until September 2024, the Compensation Committee retained the services of Pay Governance LLC as an independent outside compensation consultant (“Pay Governance”) to perform a competitive assessment of First Hawaiian’s executive and director compensation programs, as well as to provide guidance on the changing regulatory environment governing executive compensation. In September 2024, the Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”), as its new independent outside compensation consultant to provide similar services. The Compensation Committee regularly reviews the services provided by its compensation consultant and believes that Pay Governance was, and Pearl
Meyer is, independent in providing executive compensation consulting services.
For more information about the role of Pay Governance and Pearl Meyer as independent outside compensation consultants, see “Executive Compensation—Compensation Discussion and Analysis—Compensation Governance Process—Role of the Compensation Consultant and Independence.”
Our Chief Executive Officer, in conjunction with members of the Compensation Committee and the Executive Vice President, Chief Human Resources Officer, develops recommendations regarding the appropriate mix and level of compensation for our NEOs (other than himself) while considering the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The Chief Executive

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	27

CORPORATE GOVERNANCE AND BOARD MATTERS
Officer meets with the Compensation Committee to discuss the compensation recommendations for the other NEOs. Our Chief Executive Officer does not participate in Compensation Committee discussions relating to his compensation.

Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee is or has been one of our officers or employees, and none has had or will have any relationships with us of the type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers serves or has served as a member of the Board, Compensation Committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

28	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

CORPORATE GOVERNANCE AND BOARD MATTERS

MEMBERS
• Allen B. Uyeda(1)
•
James S. Moffatt

•
Vanessa L. Washington

All members of the Corporate Governance and Nominating Committee are independent under NASDAQ listing standards.

CHARTER
The Corporate Governance and Nominating Committee has adopted a written charter that specifies the scope of its duties and responsibilities, including those listed here. The charter is available on our website at www.fhb.com under the Investor Relations section.
Corporate Governance and Nominating Committee	Meetings in 2024: 4

OVERVIEW
The Corporate Governance and Nominating Committee is responsible for:
•
ensuring an effective and efficient system of corporate governance by clarifying the roles of our Board and its committees;

•
identifying, evaluating and recommending to our Board candidates for directorships;

•
reviewing and making recommendations with respect to the size and composition of our Board;

•
reviewing and overseeing our corporate governance guidelines and for making recommendations to our Board concerning governance matters;

•
reviewing our oversight practices and initiatives with respect to environmental, social and governance matters; and

•
overseeing our engagement with stockholders concerning corporate governance matters and related governance disclosures.

KEY RESPONSIBILITIES
•
Identifies individuals qualified to be directors consistent with our corporate governance guidelines and evaluates and recommends director nominees for approval by our Board;

•
Reviews Board committee assignments and makes recommendations to our Board concerning the structure and membership of Board committees;

•
Annually reviews our corporate governance guidelines and recommends any changes to our Board;

•
Assists management with the preparation of the disclosure in our annual proxy statement regarding director independence and the operations of the Corporate Governance and Nominating Committee;

•
Reviews our oversight practices and initiatives with respect to environmental, social and governance matters; and

•
Oversees our annual stockholder engagement in connection with corporate governance matters and related governance disclosures.

QUALIFICATIONS
Pursuant to the Corporate Governance and Nominating Committee’s charter, the Corporate Governance and Nominating Committee must consist of at least three members, all of whom are independent under NASDAQ listing standards.

(1)
In accordance with our age limitation policy, Mr. Uyeda will not stand for reelection at the Annual Meeting.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	29

CORPORATE GOVERNANCE AND BOARD MATTERS

MEMBERS
•  James S.   Moffatt
•
Michael K. Fujimoto

•
Mark M. Mugiishi

•
Kelly A. Thompson

•
C. Scott Wo

All members of the Risk Committee are independent under NASDAQ listing standards.

CHARTER
The Risk Committee has adopted a written charter that specifies the scope of its duties and responsibilities, including those listed here. The charter is available on our website at www.fhb.com under the Investor Relations section.
Risk Committee	Meetings in 2024: 4

OVERVIEW
The Risk Committee assists the Board in fulfilling its responsibilities for oversight of our enterprise-wide risk management framework, including reviewing our overall risk appetite, risk management strategy and policies and practices established by management to identify and manage the risks we face.

KEY RESPONSIBILITIES
•
Reviews and approves our risk management framework, including a clearly articulated risk appetite statement;

•
Oversees significant credit policies and reviews and approves major changes to them;

•
Oversees significant policies and practices governing the management of market risk;

•
Annually approves the acceptable level of liquidity risk that we may assume in connection with our operating strategies;

•
Reviews consolidated reports on operational risk, including, to the extent available, key risk indicators;

•
Provides oversight responsibility and accountability for capital planning, and oversees and approves significant capital policies;

•
Reviews and approves the policies and procedures for stress testing processes;

•
Evaluates and discusses summary information about stress test results to ensure that the stress tests are consistent with our risk appetite and overall business strategy;

•
Oversees significant policies and practices governing the management of compliance risk; and

•
Oversees significant policies and practices governing the management of operational and model risks.

QUALIFICATIONS Pursuant to the Risk Committee’s charter, the Risk Committee must: • consist of at least three members, a majority of whom must not currently be employees at the Company or the Bank.
Board Oversight of Risk Management
Our Board believes that effective risk management and control processes are critical to:
•
our safety and soundness,

•
our ability to predict and manage the challenges that we face, and

•
ultimately, our long-term corporate success.

The role of our Board in our risk oversight is consistent with our leadership structure, with our
Chief Executive Officer and the other members of senior management having responsibility for assessing and managing our risk exposure, and our Board and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.

30	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

CORPORATE GOVERNANCE AND BOARD MATTERS
Board of Directors

Our Board is responsible for overseeing our risk management processes, with each of the committees of our Board assuming a different and important role in overseeing the management of the risks we face. Our Board exercises oversight directly and through its committees, as further described below.

Audit Committee	Compensation Committee

The Audit Committee is responsible for overseeing:
•
risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting);

•
reviewing and monitoring the Company’s compliance with legal and regulatory requirements; and

•
the performance of the Company’s internal audit function.

The Compensation Committee has primary responsibility for overseeing risks and exposures associated with our compensation policies, plans and practices regarding both executive compensation and the compensation structure generally.
Our Compensation Committee, in conjunction with our Chief Executive Officer, Chief Human Resources Officer and Chief Risk Officer and other members of our management as appropriate, as well as an independent compensation consulting firm, reviews our incentive compensation arrangements to ensure these arrangements are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees.

Corporate Governance and Nominating Committee	Risk Committee
The Corporate Governance and Nominating Committee oversees: • risks associated with the independence of our Board; and • Board and committee composition and functioning
The Risk Committee of our Board:
•
oversees our enterprise-wide risk management framework, which establishes our overall risk appetite and risk management strategy and enables our management to understand, manage and report on the risks we face;

•
reviews and oversees policies and practices established by management to identify, assess, measure and manage key risks we face, including the risk appetite metrics developed by management and approved by our Board;

•
reviews and receives regular briefings concerning the Company’s information security and technology risks, including discussions of the Company’s information security and cybersecurity risk management programs; and

•
Oversees significant policies and governing the management of compliance risk and operational and model risk.

Senior Management

Our senior management is responsible for:
•
implementing and reporting to our Board regarding our risk management processes, including by assessing and managing the risks we face, including strategic, operational, regulatory, investment and execution risks, on a day-to-day basis; and

•
creating and recommending to our Board for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	31

CORPORATE GOVERNANCE AND BOARD MATTERS
Director Education
Our Board members participate in periodic training and continuing education programs. Management incorporates director input to develop board training opportunities that cover a broad range of topics to enhance and strengthen the skills, knowledge and competencies of directors, both individually and collectively. Programs may feature presentations from internal and external speakers as well as site visits to key locations and regular meetings with management. In addition, directors are encouraged to avail themselves of educational programs offered through recognized independent providers.

Corporate Governance Guidelines and Code of Conduct and Ethics
Our Board has adopted corporate governance guidelines, which are accessible through our corporate website at www.fhb.com under the Investor Relations section, which set forth a framework within which our Board, assisted by Board committees, will direct the Company’s affairs. These guidelines address, among other things:
•
the composition and functions of our Board,

•
director independence,

•
compensation of directors,

•
management succession and review, and

•
Board committees and selection of new directors, including detailed procedures to be followed in the event that one or more directors do not receive a majority of the votes cast “for” his or her election at the Annual Meeting.
Our Board has adopted a code of conduct and ethics applicable to our directors, officers and employees. A copy of that code is available on our corporate website at www.fhb.com under the Investor Relations section. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our corporate website at www.fhb.com as required by applicable law or listing requirements.

Stockholder Communications with the Board of Directors
Stockholders and any interested parties may communicate with the Board by sending correspondence addressed to the Board or one or more specific directors at the address below. Communications may be addressed to the Lead Independent Director or any specified director. Communications which are addressed to the Board, an individual director or group of directors will be processed by the Secretary. Communications received that discuss business or other matters relevant to the activities of our Board, as determined by the Secretary, will be distributed to the addressees either in summary form or by delivering a copy of the communication.

First Hawaiian, Inc. c/o the Secretary 999 Bishop Street Honolulu, Hawaii 96813
32	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

CORPORATE GOVERNANCE AND BOARD MATTERS
2024 DIRECTOR COMPENSATION
The following table lists the individuals who received compensation in 2024 for their service as directors of First Hawaiian. Any FHI director who also serves on the board of directors of the Bank does not receive any director compensation for service on the board of directors of the Bank except as specifically noted below. Any director who is an officer of the Company does not receive any director compensation.

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Tertia M. Freas	20,000	36,446	2,118	58,564
Michael K. Fujimoto	91,250	69,984	2,118	163,352
Faye W. Kurren	90,000	69,984	8,118	168,102
James S. Moffatt	105,250	69,984	2,118	177,352
Mark M. Mugiishi	87,500	69,984	2,118	159,602
Kelly A. Thompson	86,250	69,984	2,118	158,352
Allen B. Uyeda	134,375	69,984	2,118	206,477
Vanessa L. Washington	103,000	69,984	2,118	175,102
C. Scott Wo	115,250	69,984	2,118	187,352

(1)
Ms. Freas was appointed as a director on October 15, 2024.

(2)
The amounts in this column represent annual cash retainers, committee chair and committee membership fees.

(3)
The amounts in this column represent the grant date fair value, as determined in accordance with FASB ASC Topic 718, of awards of restricted stock units granted in 2024 pursuant to the First Hawaiian, Inc. Amended & Restated 2016 Non-Employee Director Plan. Awards generally vest and settle on the earlier of one year after grant or the date of the next annual meeting of stockholders. Aggregate unvested restricted stock unit awards outstanding as of December 31, 2024 are 3,151 for each of Directors Fujimoto, Kurren, Moffatt, Mugiishi, Thompson, Uyeda, Washington and Wo, respectively, and 1,506 for Director Freas.

(4)
For each of Directors Freas, Fujimoto, Kurren, Moffatt, Mugiishi, Thompson, Uyeda, Washington and Wo, “All Other Compensation” reflects a noncash gift valued at $2,118 provided to First Hawaiian Bank directors. For Director Kurren, “All Other Compensation” also includes $6,000 in fees for attendance at Bank director committee meetings.

In making decisions concerning compensation for non-employee directors, the Compensation Committee considers the director compensation levels and practices of peer companies and whether compensation recommendations align with the interests of our stockholders. The Compensation Committee seeks to ensure that total non-employee director compensation is competitive with the compensation levels for directors at peer institutions. In 2024, Pay Governance, the then-serving compensation consultant to the Compensation Committee analyzed the competitive position of our director compensation program against the same peer group used for executive compensation purposes and examined how each element of our director compensation program compared to those for members of the peer group. Following its review of this analysis, the Committee determined to make changes to certain supplemental cash retainers as part of the director compensation program, as set forth below. The Compensation Committee intends to review its director compensation practices at least every third year.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	33

CORPORATE GOVERNANCE AND BOARD MATTERS
We provide the following compensation for non-employee members of FHI’s Board:
Non-Employee Director Service	Annual Cash Retainer ($)	Annual Equity Compensation Grant Value ($)	Attendance Fee ($)
Board member	65,000	70,000
Supplemental Cash Retainers:
Chair of the Audit and Risk Committees	24,000(1)
Member of the Audit and Risk Committees	15,000(2)
Chair of the Compensation Committee	20,000
Member of the Compensation Committee	10,000
Chair of the Corporate Governance and Nominating Committee	17,500(3)
Member of the Corporate Governance and Nominating Committee	8,000
Lead Independent Director	35,000
Additional attendance fee:
Attendance at any meeting of any other committee that may be constituted from time to time, including a committee of the Bank’s board of directors			1,500

(1)
For the Chair of the Risk Committee, increased from $20,000, effective October 1, 2024.

(2)
For Risk Committee members, increased from $10,000, effective October 1, 2024.

(3)
Increased from $16,000, effective October 1, 2024

We also reimburse all directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors.
Our Board adopted the First Hawaiian, Inc. 2016 Non-Employee Director Plan in 2016 and amended and restated such plan effective April 21, 2021. Equity awards granted to date under this plan have been in the form of restricted stock units that vest and settle in shares of common stock within a period of time after the grant date, subject to continued service (or upon an earlier change in control). Awards were granted in 2024 to reflect service as a director for each director’s term as director commencing upon election at the 2024 annual meeting of stockholders and expiring at the Annual Meeting, except that Director Freas, who joined the Board of Directors on October 15, 2024, received a pro rated award reflecting the portion of the 2024-2025 term that she is expected to serve. For 2024, we granted 3,151 shares of our common stock underlying restricted stock units to each of Directors Fujimoto, Kurren, Moffatt, Mugiishi, Thompson, Uyeda, Washington and Wo, and 1,506 shares to Director Freas.

Stock Ownership Guidelines for Non-Employee Directors
To ensure alignment of interests of our non-employee directors with those of our stockholders, we have adopted stock ownership guidelines. All non-employee directors are currently in compliance or within their window for compliance with these guidelines. For purposes of satisfying this ownership requirement, Common Stock that is deemed beneficially owned includes shares for which the non-employee director has or shares voting power (which includes the power to vote or direct the voting) and/or investment power (which includes the power to dispose or direct the disposition of such shares). Common Stock will not be deemed beneficially owned for purposes of the stock ownership guidelines if it (i) is subject to a lien, claim or other encumbrance, including for a margin loan or other pledging of stock as collateral for a loan; (ii) becomes subject to recapture; or (iii) is held in escrow or similar arrangement. Unvested restricted stock unit awards are deemed to be beneficially owned under the guidelines. The guidelines are as follows:
Position	Stock Ownership Requirement	Compliance Period
Non-employee directors	5x annual cash retainer	The later of five years from joining the Board or October 20, 2026.
34	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

EXECUTIVE
COMPENSATION
PROPOSAL 2—ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Advisory Vote on the Compensation of our Named Executive Officers
Proposal
•
We are asking stockholders to approve the compensation of the named executive officers, as discussed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the compensation paid to our named executive officers.

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote on an advisory basis on the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to endorse or not endorse our executive pay program and policies. The Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders and will consider, among other things, the outcome of the vote when making future compensation decisions for our executive officers.
As described in the “Compensation Discussion and Analysis” included in this Proxy Statement, our executive compensation program provides a mix of salary, incentives and benefits and is designed to support the Company’s long-term success by achieving the following objectives:

1.	PERFORMANCE FOCUS
Establishes appropriate, yet challenging, performance goals for our incentive plans, including use of relative metrics, and implements plans that motivate leadership to achieve consistent, long-term performance

2.	RISK MANAGEMENT	Encourages sustainable performance over time and discourages excessive risk-taking
3.	BALANCE
Utilizes incentive plan components that are quantitative and linked to stockholder return and financial results and are balanced by key individual performance objectives qualitatively evaluated by our Compensation Committee

4.	COMPETITIVE	Provides a competitive pay program that is forward-looking and that will attract and retain high-quality executives who can produce outstanding results for the Company
5.	STEWARDSHIP	Focuses on the performance of the Company as a whole, as well as individual goals, while promoting our culture and rewarding adherence to our risk framework
We urge stockholders to read the “Compensation Discussion and Analysis” and the related narrative and tabular compensation disclosure included in this Proxy Statement. The “Compensation Discussion and Analysis” provides detailed information regarding our executive compensation program and policies and procedures, as well as the compensation of our named executive officers.
Our Board believes that our current executive compensation program appropriately links compensation realized by our executive officers to our performance and properly aligns the interests of our executives with those of our stockholders.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	35

EXECUTIVE COMPENSATION
Required Vote
Adoption of an advisory resolution approving the compensation of the named executive officers as disclosed in this Proxy Statement requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions will have the effect of voting against this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Our Board recommends that stockholders vote in favor of the following resolution:
“Resolved, that our stockholders approve, on an advisory basis, the compensation of our Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative discussion disclosed in this proxy statement.”

Our Board recommends a vote FOR our executive compensation (an advisory, non-binding “say-on-pay” resolution).
36	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis (“CD&A”) describes the 2024 compensation program for our Named Executive Officers (“NEOs”). The CD&A provides an overview of our NEO pay programs and policies, the robust oversight provided by our Compensation Committee and the process by which the Committee, management, and the Company’s independent advisors collaborate to support the Committee goals.
NAMED EXECUTIVE OFFICERS
Our 2024 NEOs were:
ROBERT S. HARRISON	JAMES M. MOSES	CHRISTOPHER L. DODS(1)	ALAN H. ARIZUMI	NEILL A. CHAR
Chairman, President and Chief Executive Officer	Vice Chairman and Chief Financial Officer, Finance Group	Vice Chairman and Chief Operating Officer	Vice Chairman, Wealth Management Group	Vice Chairman, Retail Banking and Consumer Products Group

(1)
Mr. Dods announced his resignation from the Company and the Bank effective April 1, 2025.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	37

EXECUTIVE COMPENSATION
2024 Business Performance

•
Maintained strong expense discipline, as noninterest expenses remained roughly flat at $501 million in 2024 and 2023.

•
Increased our net interest margin by 3 basis points to 2.95% in 2024 from 2.92% in 2023.

•
2024 net income includes a net after-tax loss of $19.2 million on the sale of investment securities. Proceeds from the sale were reinvested in higher yielding investment securities projected to increase net interest income by approximately $8.6 million and net interest margin by approximately 4 basis points in 2025.

*
Represents a non-GAAP measure. Please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 for an explanation and reconciliation.

38	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
Capital Highlights

•
Maintained a strong capital position while returning excess capital to our stockholders. Repurchased $40 million of Common Stock in 2024.

•
Announced a stock repurchase program for up to $100 million during 2025.*

12.80%	$132.8M	$40M

Common Equity Tier 1 capital ratio at December 31, 2024, increase of 41 basis points	In dividend payments; maintained quarterly dividend at $0.26 per share	Common stock repurchased during 2024

*
The timing and amount of share repurchases are influenced by various internal and external factors.

2024 Compensation Summary
Base Salary
2024 Base Salary	• No increase from CEO’s 2023 base salary of $1,037,993 • 2% salary increase for other NEO’s
Annual Bonus Plan
Target Annual Bonus	• No increase for any NEO’s target annual bonus (as a percentage of base salary)

2024 Metrics	• 50% Core Net Income • 20% Asset Quality Metric • 30% Individual Performance

2024 Outcome
•
Core Net Income Metric Payout Factor: 150% of target

•
Asset Quality Metric Payout Factor: 150% of target

•
Individual CEO Performance Payout Factor: 115% of target

•
CEO Payout: 140% of target

•
Payout for other NEO’s ranged from 141% to 150%

Long-Term Incentive Plan
2024 Vehicles	• 60% Performance Share Units • 40% Restricted Stock Units
2024-2026 Performance Share Unit Metrics	• 70% Relative ROATE vs. Peer Group • 30% Relative ROATA vs. Peer Group • +/-25% Relative TSR modifier vs. KBW Index
2022-2024 Performance Share Unit Award Outcome	• NEO Payout Factor: 125.1% of target

For 2024, consistent with its approach in recent years, the Committee chose not to exercise discretion on any incentive programs but rather elected to follow the formulas that had been established for awards at the time the awards were made.
FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	39

EXECUTIVE COMPENSATION
Our Compensation Philosophy
Philosophy

Our compensation program is aligned with short- and long-term Company performance and includes best practices designed to reflect sound corporate governance and support the following objectives:
•
Attract and retain highly qualified, motivated and experienced executives

•
Provide total compensation opportunities that are competitive

•
Pay our executives for performance based on corporate and business unit measures

•
Link corporate compensation goals to the interests of stockholders

•
Recognize and reward outstanding Company and individual performance

•
Ensure our stockholders clearly understand our rewards program

Using Executive Compensation Design to Achieve Corporate Strategic Goals

The Committee designed our executive compensation program to incentivize performance that drives the achievement of financial goals and long-term strategic objectives, which closely align with stockholder value creation:
•
Focus on serving customers in our core markets in Hawaii, Guam and Saipan, while deploying excess liquidity into mainland loan growth

•
Employ a disciplined lending strategy, while maintaining asset quality

•
Use our relationship strategy to drive growth in loans, deposits and non-interest income

•
Manage expenses responsibly

•
Maintain strong capital and liquidity levels

•
Allocate capital efficiently to drive profitability

•
Retain sufficient capital to fund growth while returning excess capital to stockholders

•
Support long-term stockholder value creation through sustainable business practices

The Committee also takes into account, among other factors, the recommendation of its compensation consultant, the voting results on the say-on pay proposal at our most recent annual meeting of stockholders and the views expressed by investors during our annual stockholder outreach. For 2024, after considering the recommendations of the compensation consultant and the CEO, the Committee elected to make a change to the annual bonus plan to widen the range in which a bonus can be paid. For the core net income (“Core Net Income”) component of the bonus plan, which comprises 50% of the annual bonus, the Compensation Committee lowered the threshold payout from 95% of target Core Net Income to 90%, while also raising the maximum payout threshold from 105% of target Core Net Income to 110%. The effect of these was to increase the likelihood that management will earn some payout related to achievement of Core Net Income goals but decreasing the likelihood they will earn the maximum payout attributable to such goals. Consistent with investor feedback, which was generally supportive of our compensation programs with no specific criticisms raised, and given the greater than 98% approval received on our say-on-pay proposal at the 2024 annual meeting of stockholders, the Committee did not make any other changes for 2024 based on the results of the vote. See “—2024 Stockholder Outreach” on page 46 for further information regarding our stockholder outreach program.
With respect to the performance-based component of long-term equity compensation, consistent with 2023, the Committee set relative performance targets tied to core return on average tangible equity (ROATE) (70%) and core return on average tangible assets (ROATA) (30%). In choosing these metrics, the Committee wanted to promote the thoughtful allocation of capital and also sought to incentivize the return of excess capital. Financial institutions with high ROATEs generally are deploying their capital in a manner to generate strong returns, while returning to stockholders capital that does not generate robust returns. ROATA is a measure of risk management. To generate a competitive ROATA, management must be thoughtful about the types of assets placed on the balance sheet, balancing risk weightings of assets with expected returns. The Committee elected to use core measures of ROATE and ROATA to reward steady, enduring performance

40	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
and to ensure that the management team was not unduly rewarded or penalized for one-time events, which often are outside of their control. The Committee believes the use of core ROATE and core ROATA to reward long-term performance would incentivize management to seek strong returns while appropriately considering risk and disincentivizing excessive leverage. Core ROATE and core ROATA are non-GAAP measures; please see Annex A for an explanation and reconciliation of these measures to GAAP.
In addition, the Committee elected to subject performance-based awards to a total shareholder return (“TSR”) modifier, whereby LTIP awards will be increased or decreased by up to 25% based on
First Hawaiian’s total shareholder return relative to the total shareholder return of peer companies.
While promoting long-term strategic goals, the Committee also prioritized short-term objectives by tying annual bonus payouts to Core Net Income, asset quality and individual performance goals. Core Net Income targets reflect management’s ability to meet budget expectations, while asset quality metrics ensure sound credit decisions, and risk management reinforces disciplined oversight in lending decisions. In addition, to further drive accountability, the Committee maintained an individual performance component in the annual bonus formula.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	41

EXECUTIVE COMPENSATION
2024 Compensation Framework
First Hawaiian’s executive compensation program is designed to attract, retain, motivate and reward senior leaders and promote the long-term success of the Company. The Compensation Committee has primary responsibility over the compensation program for our executive officers, including our NEOs. In designing and administering the program for 2024, the Committee focused on the following principles:
1.	PERFORMANCE FOCUS	Establishes appropriate, yet challenging, performance goals for our incentive plans and implements plans that motivate leadership to achieve consistent, long-term performance
2.	RISK MANAGEMENT	Encourages sustainable performance over time and discourages excessive risk-taking
3.	BALANCE
Utilizes incentive plan components that are quantitative and linked to stockholder return and financial results and are balanced by key individual performance objectives qualitatively evaluated by our Compensation Committee

4.	COMPETITIVE	Provides a competitive pay program that is forward-looking and that will attract and retain high-quality executives who can produce outstanding results for the Company
5.	STEWARDSHIP	Focuses on the performance of the Company as a whole, as well as individual goals, while promoting our culture and rewarding adherence to our risk framework
Compensation Governance Practices
In addition to our performance-sensitive direct compensation structure, the Company has strong compensation governance practices. Over the past several years, we have refined many of our governance practices as a result of feedback obtained through our ongoing engagement with stockholders.
We believe that our executive compensation program includes key features that drive performance and avoids features we do not believe serve the long-term interests of our stockholders, as follows:
Practices We Employ	Practices We Avoid

Substantial portion of pay in the form of variable, performance-based awards

60% of long-term incentives in performance-based awards

56% of CEO’s 2024 compensation was performance-based
Stock ownership guidelines for our executives and non-employee directors
Engage with stockholders on governance and compensation

Double-trigger vesting for executive change-in-control payments

Clawback policies that apply to cash and equity compensation (including both performance- and time-based incentive awards)

Independent compensation consultant and independent Board Compensation Committee

Annual risk assessment of compensation policies and program design

Annual evaluation of our peer group to ensure ongoing relevance of each peer member

Strong risk and control policies and consideration of risk management factors in making compensation decisions

Prohibit hedging, speculative trading or pledging of shares of Company stock held by employees or directors

No gross-up of severance payments or benefits for excise taxes

No discounting, reloading or repricing of stock options without stockholder approval

No automatic share replenishment (evergreen) provisions in any share-based plans

No single-trigger vesting of equity-based awards held by executives upon change in control

No new benefit accruals under executive pensions

No multi-year compensation guarantees that could incentivize imprudent risk-taking

42	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
Compensation Governance Process
Role of the Compensation Committee

The Compensation Committee is responsible for discharging the responsibilities of our Board relating to compensation of our executives and directors and sets compensation levels for executives and directors. Among other things, the Compensation Committee:
•
Reviews and approves our compensation programs, awards and other compensation structures for all executive officers, including for our NEOs

•
Reviews and approves our overall compensation philosophy

•
Reviews and approves the forms and amounts of compensation under our non-employee director compensation program and sets or recommends to the Board any changes thereto

•
Reviews and approves corporate goals and objectives relevant to the compensation of our CEO

•
Reviews and discusses with the CEO and reports to the Board plans for executive officer development and corporate succession plans for the CEO and other executive officers

•
Oversees, in consultation with management, regulatory compliance with respect to compensation matters

The Compensation Committee annually reviews and approves the corporate goals relevant to the CEO’s incentive compensation and additional individual performance goals. The Compensation Committee is responsible for approving the achievement of the incentive plan goals. In addition, the Compensation Committee considers the results of the CEO’s performance evaluation conducted by the Board and makes recommendations to the Board regarding the CEO’s compensation based on that evaluation. The Compensation Committee considers compensation market data from the compensation peer group when determining the types and amounts of compensation for the CEO. The Board is responsible for approving the CEO’s compensation structure and amounts. Similar procedures are followed in determining the compensation for the rest of the NEOs, but the Compensation Committee takes into consideration recommendations made by Mr. Harrison, our CEO, in setting the compensation for NEOs other than Mr. Harrison.
Role of the Chairman and Chief Executive Officer

Our Chairman and CEO develops recommendations regarding the appropriate level of compensation for our other NEOs and presents them to the Compensation Committee for recommendation to the full Board. He does not review or recommend compensation for himself.
When making such recommendations, our CEO considers:
•
the objectives of our compensation philosophy,

•
competitive market data, and

•
the range of compensation programs authorized by the Compensation Committee.

Role of the Compensation Consultant and Independence

Until September 2024, the Compensation Committee retained the services of Pay Governance as a compensation consultant to provide independent counsel and advice on compensation matters. Pay Governance provided the following services to the Compensation Committee that informed decisions in 2024:
•
Reviewed the benchmarking approach, including recommending changes to the custom industry peer group;

•
Conducted a competitive market assessment of First Hawaiian’s non-employee director and executive compensation levels and structure, including an examination of market trends and best practices in the banking industry;

•
Advised on the design and structure of the incentive compensation programs for executives, including with respect to total cash compensation, equity compensation, and assessment of perquisites, retirement benefits and bonuses for NEOs; and

•
Administered the annual CEO performance evaluation on behalf of the Board of Directors.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	43

EXECUTIVE COMPENSATION
In September 2024, the Compensation Committee retained Pearl Meyer to serve as its independent compensation consultant for the remainder of the year. Pearl Meyer administered the 2024 annual CEO performance evaluation process on behalf of the Board of Directors and provided the following services in preparation for 2025 decisions:
•
Reviewed the benchmarking approach, including reviewing and providing recommendations with respect to the custom industry peer group;

•
Conducted a competitive market assessment of First Hawaiian’s executive compensation levels and structure, including an examination of market trends and best practices in the banking industry; and

•
Advised on the design and structure of the 2025 incentive compensation programs for executives, including the NEOs.

The independent compensation consultant provides the Company with annual executive market assessments and periodic Board market assessments that include, but are not limited to, assessments of First Hawaiian’s financial performance and compensation programs relative to its peers and a review of equity compensation and
Board and committee compensation. The annual executive and director compensation assessments provided by the compensation consultant provide the Compensation Committee with a broad array of information from which to assess the competitiveness of our compensation programs and serve as foundational context for compensation decisions.
The independent compensation consultant also attends Compensation Committee meetings upon request. While the Compensation Committee considers input from the compensation consultant when making compensation decisions, the Compensation Committee’s final decisions reflect many factors and considerations.
The Compensation Committee annually reviews the independence of its compensation consultant. In 2024 the Compensation Committee considered First Hawaiian’s respective relationship with each of Pay Governance and Pearl Meyer, assessed the independence of each consultant pursuant to NASDAQ and Exchange Act rules, and concluded that there are no conflicts of interest that would preclude either compensation consultant from independently advising the Compensation Committee.

Benchmarking Compensation
Competitive market data serves as a reference point in evaluating our executive compensation levels and practices. We use this data to understand how similarly situated companies in the banking industry deliver pay. However, we do not set the compensation of our executives to specifically target a precise percentile or range of compensation in the market. Rather, the market data is evaluated in conjunction with other factors, such as internal equity considerations, individual performance and experience in role, in setting target compensation levels for our NEOs.
The Compensation Committee approved the 2024 peer group in July 2023 based upon a recommendation from Pay Governance for purposes of making compensation decisions for 2024. We identified our 2024 peer group based on the following characteristics:
•
Banks of comparable size, with total assets, net income, and total deposits generally between 0.5x to 2.0x of First Hawaiian

•
Banks of comparable financial leverage and performance

•
In some cases, companies with comparable business model, operations and geographic locations

44	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
Based on this review, the Compensation Committee approved the removal of Umpqua Holdings Corporation, which was merged into another institution. The Compensation Committee approved the addition of Atlantic Union Bankshares and Fulton Financial Corporation due to their financial alignment.
– 1 removed	+ 2 added
• Umpqua Holdings Corporation	• Atlantic Union Bankshares • Fulton Financial Corporation
The peer group used for benchmarking compensation for 2024 pay decisions consisted of the companies set forth in the table below:
2024 COMPENSATION PEER GROUP
• Altantic Union Bankshares	• Hope Bancorp
• Bank of Hawaii Corporation	• Pacific Premier Bancorp
• BankUnited, Inc.	• PacWest Bancorp
• Banner Corporation	• Prosperity Bancshares, Inc.
• Cathay General Bancorp	• Trustmark Corporation
• Columbia Banking System	• UMB Financial Corporation
• Commerce Bancshares, Inc.	• United Bankshares, Inc.
• CVB Financial Corp.	• WaFd, Inc.
• F.N.B. Corporation	• Wintrust Financial Corporation
• Fulton Financial Corporation
In addition to data from the custom peer group, the Compensation Committee also reviews data from proprietary industry survey sources to gain a broader perspective on pay levels and practices for specific positions, particularly positions below the NEO level.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	45

EXECUTIVE COMPENSATION
2024 CEO Compensation
The framework for the compensation of our CEO is based on a strong alignment with stockholder interests and a consistency with market practices. In 2024, 77% of Mr. Harrison’s target total direct compensation was variable and at-risk, and 56% of Mr. Harrison’s target total direct compensation was directly tied to annual and long-term performance. The material elements of total direct compensation are base salary, annual cash incentives and equity incentives.
TARGET PAY MIX
2024 Stockholder Outreach
Every year we reach out to the holders of a large percentage of our outstanding stock to request engagement on matters of governance and executive compensation, as well as any other matters on which they would like to offer feedback. In 2024 we sought feedback from our stockholder community regarding all aspects of our corporate governance as well as the design of our compensation program, suggestions on how to improve the compensation program from a stockholder viewpoint and ideas on how to enhance the transparency of our disclosure regarding our compensation program and strategy going forward.
Our 2024 outreach efforts consisted of the following:
•
We contacted the holders of approximately 78% of our outstanding stock to request engagement.

•
Two stockholders, who in aggregate held approximately 7.2% of our shares, accepted meetings with us.

Company Participants:
•
Executive Vice President, General Counsel and Secretary

•
Head of Investor Relations

Feedback Received:
•
Stockholders generally were supportive of our overall compensation structure.

The Compensation Committee considers investor feedback, among other considerations, as it makes design decisions with respect to the compensation program.

46	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
Key Components of Compensation
2024 PAY ELEMENTS

Component	Purpose
FIXED	**BASE SALARY**	• Fixed component of cash compensation • Reflects executive responsibilities, experience and skills • Designed to be competitive compared to companies with which we compete for executive talent
VARIABLE	**ANNUAL BONUS PLAN**	• Reward NEOs for contributions to the achievement of core net income goals, which are measured against the business plan, and achievement of an asset quality metric, both of which metrics are measured quantitatively, and individual performance measures, which are set at the beginning of the year and measured qualitatively • Designed to align executive goals with those of stockholders, as determined by the Compensation Committee • Can be earned between 0% and 150% of target
VARIABLE	**RESTRICTED STOCK UNITS** *40% of LTI Mix*	• Vests ratably over three years • Reinforces retention and balances risk • Represented 40% of long-term equity value for 2024
VARIABLE	**PERFORMANCE SHARE UNITS** *60% of LTI Mix*	• Rewards NEOs for achievement of performance goals: 70% relative core ROATE vs. compensation peers and 30% relative core ROATA vs. compensation peers • Subject to a relative TSR modifier of +/-25% vs. KBW Regional Bank Index • Cliff vests after three-year performance period • Can be earned between 0-200% of target award • Reflects long-term quantitative goals intended to incentivize long-term performance and align interests with those of stockholders • Represented 60% of long-term equity value for 2024

BASE SALARY

Base salaries for our NEOs are reviewed annually by our Compensation Committee following the completion of our fiscal year. Occasionally, we may make adjustments to base salaries during the year in response to significant changes in an executive’s responsibilities or events that would affect the long-term retention of a key executive. Salaries are established at levels commensurate with each executive’s role and responsibilities, experience level, performance and relevant market data for similar roles.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	47

EXECUTIVE COMPENSATION
After reviewing all relevant items, the Compensation Committee approved the following base salaries for 2024, effective March 2024:
Named Executive Officer	Base Salary 2023 ($)	Base Salary 2024 ($)	% Change from 2023 Salary
Robert S. Harrison	$1,037,993	$1,037,993	0%
James A. Moses	475,000	484,500	2
Christopher L. Dods	575,003	586,503	2
Alan H. Arizumi	537,885	548,643	2
Neill A. Char	475,000	484,500	2
Annual Bonus Plan

We make annual bonus awards under the First Hawaiian, Inc. Bonus Plan (the “Bonus Plan”).
Annual bonus awards are determined based on achievement of both Company and individual performance goals generally established during the first quarter of each year for the applicable performance period, but our Compensation Committee retains discretion to determine the final award amount for each NEO. For 2024 annual bonus awards, the Compensation Committee established the following Company financial performance targets for all NEOs and individual performance goals for the CEO, as further described below:

(1)
Individual metrics for other NEOs are described below.

(2)
Represents a non-GAAP measure. Please see Annex A for further explanation and a reconciliation.

48	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
The annual bonus plan uses Core Net Income as the primary performance metric (determines 50% of the annual bonus payout) to incentivize management to take actions that enhance core financial performance, rather than actions that would generate one-time, unrepeatable income realization. The Core Net Income metrics used to determine the 2024 annual bonus awards are presented in the table below:

Performance Level	FY2024 Core Net Income ($, in thousands)		Payout Factor as % of Target Award Attributable to Core Net Income
Maximum (110% of Target)		$251,239	150%
Target		$228,399	100%
Threshold (90% of Target)		$205,559	50%
Below Threshold	< $	205,559	0%

(1)
Payouts for results between the stated performance levels are interpolated on a straight-line basis.

The Core Net Income target is an absolute metric and is set by the Committee early in the fiscal year based on our budget, which is approved annually by the Board of Directors at its December meeting. The Committee selected a Core Net Income target for 2024 of $228.4 million.
In December 2023, when the Board of Directors approved our budget from which the Core Net Income target for 2024 was derived, market expectations were for five interest rate cuts by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) during 2024. Interest rate cuts can significantly reduce our net interest income, as a greater amount of our loans, consisting primarily of commercial and industrial loans and commercial real estate loans that carry adjustable rates, relative to our deposits, adjust with interest rate cuts by the Federal Reserve. Based on those prevailing economic conditions, the Committee anticipated that Core Net Income for 2024 would decline significantly relative to net interest income earned during the rising interest rate environment that prevailed in 2023.
During 2024, higher inflation persisted longer than anticipated, and the Federal Reserve made only two interest rate cuts, thereby contributing to higher than anticipated net interest income. Moreover, the management team was able to reduce deposit rates significantly during the year and also managed expenses extremely well, as noninterest expense remained virtually flat in 2024 relative to 2023. These actions contributed to the outperformance on the Core Net Income metric for 2024.
We selected the Asset Quality Metric as a second financial performance metric for our 2024 annual bonus payments (determines 20% of the annual bonus payout) to reward the management team should it succeed in maintaining our high asset quality standards during a period in which prevailing macro-economic conditions might be expected to result in asset quality deterioration on a system-wide basis. The Asset Quality Metric we selected was (average non-performing assets plus performing loans and leases 90 days or more delinquent) divided by (average loans and leases). The asset quality goals used to determine 2024 annual bonus payouts are presented in the table below:
ASSET QUALITY METRIC
Performance	Payout Factor as a % of Target Award Attributable to Asset Quality Metric(1)
0.50%	150%
0.75%	100%
1.00%	50%
>1.00%	0%

(1)
Payouts for results within the stated performance levels are interpolated on a straight-line basis.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	49

EXECUTIVE COMPENSATION
For 2024, performance against the Company’s financial performance metrics was as follows:
Performance Level	2024 Results ($ in thousands)	% of Specific Component Earned	Payout Factor as a % of Target Award
Core Net Income (50% weight)	• $252,847 • 110.7% of target	150%	75%
Asset Quality Metric (20% weight)	• 0.16%	150%	30%
Our NEOs are also evaluated on their individual performance, which determines 30% of the annual bonus payouts. Individual performance is evaluated across the following areas key to our business:
•
execution on strategic priorities

•
strategic planning and leadership

•
financial management

•
stockholder/investor relations

•
regulatory relations

•
talent management and organization effectiveness

The Chief Executive Officer evaluates the performance of each of his direct reports (including each of Messrs. Moses, Dods, Arizumi and Char); and makes a recommendation to the Compensation
Committee on the individual payout factor for each NEO (other than himself). For the CEO, the Compensation Committee reviews the results of an individual performance assessment that solicits feedback from each director regarding the CEO’s performance within the performance categories detailed above, as well as an overall qualitative performance assessment which may cover areas outside of these categories.
For 2024 annual bonus payouts, each NEO’s performance was assessed during the first quarter of 2025. The individual assessment considers the totality of the NEO’s performance, rather than assigning weightings to each of the individual performance factor categories detailed above, and took the following into account when considering individual performance for 2024:

Named Executive Officer	Individual Performance Highlights
Robert S. Harrison Chairman, President and Chief Executive Officer
•
Delivered robust financial performance by exceeding budget targets while maintaining disciplined expense management

•
Advanced strategic initiatives and digital capabilities, enhancing operational resilience and market position

•
Championed a cultural transformation initiative that empowered leadership and engaged employees at all levels

•
Invested in talent and leadership development through comprehensive succession planning and executive coaching programs

•
Increased market presence and advocacy, driving economic and community impact while influencing industry direction

•
Earned broad industry recognition for excellence in performance, innovation, and workplace culture

•
Maintained robust governance and compliance, reinforcing regulatory relationships and proactive risk management

James M. Moses Vice Chairman and Chief Financial Officer
•
Enhanced strategic execution by aligning key business performance indicators, project scope and financial performance with robust accountability frameworks

•
Delivered exceptional financial performance through surpassing net income targets disciplined expense management, and innovative deposit cost optimization.

•
Drove operational improvements by executing a strategic portfolio restructuring, positioning the organization for enhanced future profitability

•
Maintained operational efficiency with disciplined expense management, ensuring strong profitability while staying within budget

•
Expanded leadership development by nurturing top talent, providing coaching and growing the leadership pipeline

50	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
Named Executive Officer	Individual Performance Highlights
Christopher L. Dods Vice Chairman and Chief Operating Officer
•
Strengthened governance and execution of strategic initiatives, ensuring alignment with organizational priorities and financial discipline

•
Delivered strong financial results through disciplined expense management, revenue growth and operational efficiency

•
Led key transformation efforts, driving progress on major initiatives and maintaining momentum despite operational complexities

•
Advanced digital transformation and process automation, enhancing customer experience and business scalability

•
Recognized and developed emerging leaders, reinforcing the organization’s long-term success

Alan H. Arizumi Vice Chairman, Wealth Management Group
•
Delivered record-breaking financial impact, accelerating profitability through innovative growth strategies, market leadership, and disciplined financial stewardship

•
Ensured leadership excellence, implementing a forward-thinking succession strategy that cultivates top talent and strengthens long-term organizational stability

•
Achieved operational excellence, leveraging cutting-edge efficiencies, data-driven decision-making and strategic client segmentation to optimize performance

•
Transformed culture by advancing employee engagement and alignment through the execution of key initiatives

•
Executed transformational strategy with precision, exceeding core business objectives through visionary leadership, strong governance and deep community impact

Neill A. Char Vice Chairman, Retail Banking and Consumer Products Group
•
Delivered solid financial performance, ensuring alignment with growth and profitability objectives

•
Maintained a balanced approach to expansion, driving responsible loan and deposit growth while managing risk

•
Expanded leadership training and development programs, fostering long-term talent growth and operational effectiveness

•
Enhanced customer experience and service delivery, meeting performance targets and reinforcing service excellence

•
Advanced digital transformation efforts, launching foundational initiatives to improve operational efficiency and client interactions

The following table sets forth information regarding each NEO’s target bonus award and the actual award received for 2024:
Named Executive Officer	Target Award	Target as % of Salary	Financial Metrics Results (% of Target)(1)	Individual Performance Results (% of Target)	Actual Award for 2024	Actual Award (as % of Target)
Robert S. Harrison	$1,037,993	100%	150%	115%	$1,448,000	140%
James A. Moses	363,375	75	150	120	512,359	141
Christopher L. Dods	439,877	75	150	120	620,227	141
Alan H. Arizumi	356,618	65	150	150	534,927	150
Neill A. Char	314,925	65	150	120	444,044	141

(1)
Financial metrics consist of Core Net Income and Asset Quality Metric.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	51

EXECUTIVE COMPENSATION
Long-Term Equity Awards

Our NEOs receive grants of long-term, equity incentive compensation. These awards include performance-based awards under the First Hawaiian, Inc. Long Term Incentive Plan (the “LTIP”) and awards that vest over a period of time. The Compensation Committee sets performance goals under the LTIP for overlapping three-year performance periods. Similar to 2023, in 2024, the Compensation Committee decided to grant LTIP awards in the form of performance share units and grant time-based restricted stock units under the Omnibus Plan. For 2024, 60% of equity awards consisted of performance share units and 40% consisted of restricted stock units.
Performance Share Units
The performance share units awarded for the 2024-2026 cycle (the “2024-2026 LTIP Awards”) provide for cliff vesting following the end of a three-year performance period, and can be earned between 0-200% of target based on performance. Performance is measured solely on a relative basis using two core return metrics and a modifier as follows:
•
70% earned based on Return on Average Tangible Equity (ROATE) vs. Compensation Peer Group

•
30% earned based on Return on Average Tangible Assets (ROATA) vs. Compensation Peer Group

•
+/-25% modified based on the Company’s TSR vs. KBW Regional Bank Index. Using the weightings presented above, ROATE, ROATA and TSR will be measured using the same performance schedule with the following associated payout factors:

ROATE(1) AND ROATA(2) VS.
COMPENSATION PEER GROUP
Performance	% of Target Award(3)
75th percentile or higher	200%
Median	100%
30th percentile	50%
<30th percentile	0%
(1)
ROATE is defined as the ratio of core net income to average tangible stockholders’ equity for FHI and reported net income to average tangible stockholders’ equity for the peer group.

(2)
ROATA is defined as the ratio of core net income to average tangible assets for FHI and reported net income to average total tangible assets for the peer group.

(3)
Payouts for results within the stated performance levels are interpolated on a straight-line basis.

TSR VS. KBW REGIONAL BANK INDEX
Performance	Modifier(1)
75th percentile or higher	+25%
Median	0
30th percentile or lower	-25%

(1)
Payouts for results within the stated performance levels are interpolated on a straight-line basis.

No LTIP awards will be earned at greater than 200% of target. Accordingly, if the resulting payout factor based on performance against the ROATE and ROATA metrics and the TSR modifier exceeds 200% of target, the payout will be reduced to 200% of target. Additionally, if First Hawaiian’s absolute TSR over the three-year performance period is negative, there can be no upward adjustment using the TSR modifier. TSR will be calculated assuming the reinvestment of dividends and using a 30-day trading average to establish starting and ending share prices.
The Compensation Committee believes this approach appropriately measures long term performance, is well aligned with the interests of stockholders and provides balance between financial results and TSR.
Restricted Stock Units
For 2024, the Compensation Committee also approved grants of restricted stock units to all NEOs that vest in equal annual installments over a three-year period.

52	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
2024 NEO Long-Term Equity Awards
The following awards were granted in 2024 to the NEOs:
Named Executive Officer	Number of Performance Share Units	Number of Restricted Stock Units	Total Grant Date Fair Value(1) ($)
Robert S. Harrison	72,115	48,077	$2,499,994
James M. Moses	20,192	13,461	699,983
Christopher L. Dods	21,634	14,423	749,985
Alan H. Arizumi	8,654	5,769	299,998
Neill A. Char	8,654	5,769	299,998

(1)
The amounts in this column represent the grant date fair value, assuming target performance for the 2024-2026 LTIP Awards, as determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

Results of 2022-2024 LTIP Performance Cycle

In 2022, the Performance Share Unit Awards granted to the NEOs were based on ROATE and ROATA plus a TSR modifier, the achievement of which resulted in a payout of 125.1% of target shares awarded, as presented in the table below:
Performance Measure (% weight)	Payout Schedule	Actual Results	Award Earned (% of Target)	Total Shares Earned
Return on Average Tangible Stockholders’ Equity Relative to the Peer Group (70%)	≥ 75th Percentile: 200% 50th Percentile: 100% 30th Percentile: 50% < 30th Percentile: 0%	ROATE: 54.45% Percentile 83rd	140% of Target	Unmodified Results: 161.7%
Return on Average Tangible Assets Relative to the Peer Group (30%)		ROATA: 3.27% Percentile: 39th	21.7% of Target
Relative Total Shareholder Return (TSR) Modifier	≥75th Percentile: x125% 50th Percentile: x100% ≤30th Percentile: x75%	FHI TSR: 5.05% Percentile: 32nd	77.39%	Modified Results: 125.1%
As a result of this performance, the NEOs earned the following Performance Share Unit awards for the 2022 to 2024 performance cycle:
Named Executive Officer	Number of Performance Share Unit Awards Earned
Robert S. Harrison	52,544
James M. Moses	—(1)
Christopher L. Dods	17,077
Alan H. Arizumi	7,224
Neill A. Char	6,567

(1)
Mr. Moses joined the Company in 2023 and therefore was ineligible to receive Performance Share Unit awards for the 2022 to 2024 performance cycle.

Policies Related to Timing of Grant of Certain Equity Awards

We historically have not granted, and currently have no plans to grant, option awards and, consequently, we have not adopted a policy with respect to the timing of option awards relative to the disclosure of material nonpublic information.
FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	53

EXECUTIVE COMPENSATION
Employment Agreements, Offer Letters and Severance Payments
Employment Agreement with Mr. Harrison

We entered into an employment agreement with Mr. Harrison, which became effective on January 1, 2012. The agreement was for an initial term of two years with automatic one-year extensions at the end of each year unless notice of termination is provided. During the initial term of the agreement, Mr. Harrison served as President and Chief Executive Officer, reporting to the board of directors of First Hawaiian Bank and the Chief Executive Officer of BancWest. Mr. Harrison has since been named Chairman and President and he continues to serve as Chief Executive Officer of First Hawaiian.
Material terms of the employment agreement include an annual base salary, participation in the Bonus Plan and annual equity awards, including performance-and time-vesting equity, as may be established by the Committee.
Mr. Harrison’s employment agreement also includes severance benefits, which have since been replaced by his participation in the First Hawaiian, Inc. Amended and Restated (the “Executive Severance Plan”) as described under “Executive Compensation—Executive Compensation Tables—Potential Payments upon Termination or Change in Control” below.
The employment agreement also contains:
(i)
a confidentiality provision that applies during the term of employment and for one year following any termination of employment,

(ii)
a non-competition provision that applies during the term of employment and for one year following any termination of employment that results in severance benefits, and

(iii)
an employee non-solicitation provision that applies during the term of employment and for one year following any termination of employment.

Offer Letter with Mr. Moses

In connection with his appointment as Vice Chairman and Chief Financial Officer of the Company and the Bank, Mr. Moses entered into an offer letter with the Company on December 14, 2022.
Mr. Moses’s offer letter provides for a base salary of $475,000 and an annual bonus equal to 75% of his base salary. Mr. Moses is eligible to participate in the Company’s Long-Term Incentive Plan. In addition, Mr. Moses became entitled to a one-time sign-on cash award of $700,000 upon joining the Company, of which $500,000 was paid on the first regularly scheduled pay date following the commencement of employment. The remaining $200,000 was paid in the form of restricted stock units that vested 50% on the first anniversary of his employment start date and 50% on the second anniversary of his employment start date. Mr. Moses receives an annual $7,200 automobile allowance and is eligible to participate in the Company’s benefit plans, including the Executive Severance Plan.
Other Benefits and Retirement Plans
First Hawaiian, Inc. 401(k) Savings Plan

We maintain the First Hawaiian, Inc. 401(k) Savings Plan (the “401(k) Plan”), a tax-qualified defined contribution savings plan, for all eligible employees of First Hawaiian, including each of our NEOs. Under the 401(k) Plan, eligible employees may contribute up to 75% of their pay (subject to Internal Revenue Service (“IRS”) limitations) to the 401(k) Plan commencing upon their date of hire. Contributions are withheld by payroll deductions on a pre-tax basis. After participants have completed one year and 1,000 hours of service, First Hawaiian will match 100% of the first 5% of the pay that an employee contributes on a pre-tax basis to the 401(k) Plan up to the IRS allowable maximum. Participants are 100% vested in the employer matching contributions. All NEOs are eligible for such First Hawaiian matching contributions.
First Hawaiian, Inc. Future Plan

We maintain the First Hawaiian, Inc. Future Plan (the “Future Plan”). The Future Plan is a money purchase plan that is designed to help eligible employees build long-term savings through First Hawaiian contributions toward retirement. Under the Future Plan, First Hawaiian contributes an amount equal to 2.5% of an eligible employee’s base salary and any incentive compensation

54	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
payments, excluding LTIP awards, subject to applicable IRS limits. Employees may direct how contributions will be invested. Contributions are made each calendar quarter to a Future Plan account that is held in the name of each participant. Employees vest ratably in the plan, over five years of service with First Hawaiian, or upon death, disability (as defined in the Future Plan) or attainment of age 65. All NEOs participate in the Future Plan.
Other Retirement and Deferred Compensation Arrangements

In connection with the IPO, we adopted the First Hawaiian, Inc. Deferred Compensation Plan (2016 Restatement) (the “First Hawaiian, Inc. DCP”) effective December 13, 2016 for First Hawaiian participants. We also maintain the First Hawaiian Bank Deferred Compensation Plan (the “First Hawaiian Bank DCP”) and the First Hawaiian, Inc. Supplemental Executive Retirement Plan (the “SERP”).
Under the First Hawaiian, Inc. DCP, the Compensation Committee of our Board may designate employees for retirement contributions and participants may defer portions of their base salary or cash-based incentive award. Messrs. Harrison, Moses, Dods, Arizumi and Char participate in the First Hawaiian, Inc. DCP. Mr. Arizumi received a retirement contribution under the First Hawaiian, Inc. DCP for 2024. Under the First Hawaiian Bank DCP, participating employees may defer a portion of their base salary or incentive compensation. Each participant’s account is increased or decreased by the interest credited or debited to such account as though the balance of that account had been invested in the applicable investment funds or indices chosen by the participating employee. Under the First Hawaiian Bank DCP, the Compensation Committee may also, in its discretion, designate employees on whose behalf First Hawaiian Bank may make executive retirement contributions. For 2024, Messrs. Harrison, Moses, Dods and Char received an executive retirement contribution under the First Hawaiian Bank DCP equal to 7.5% of base salary and any incentive compensation payments, excluding LTIP awards. Such retirement contributions vest over five years of service with First Hawaiian Bank with automatic vesting upon attainment of age 65, disability or death prior to termination of employment. Executive retirement contributions are paid in either a lump sum or annual installments, as elected by the executive.
Effective July 1, 2019, the SERP was frozen and all accruals of benefits, including service accruals, ceased. The SERP is a non-qualified plan under which participating executives generally receive a benefit equal to a percentage of the average annual rate of compensation earned during the 60 consecutive calendar months out of the last 120 calendar months of employment or, following the SERP freeze date, ending prior to July 1, 2019, that results in the highest average, subject to reduction in the case of early retirement. Mr. Harrison is the only NEO that participates in the SERP, which is frozen to new participants, and he will receive a benefit equal to a percentage of the highest consecutive 12 months of compensation earned during his 60 months of service prior to July 1, 2019, subject to reduction in the case of early retirement. The target percentage is 60% multiplied by a fraction based on credited years of service as of July 1, 2019 under the SERP. The benefit is also reduced by Company contributions to benefits received pursuant to other retirement plans, including, among others, the 401(k) Plan, the Future Plan, and 50% of an executive’s monthly primary social security benefit, determined as if the executive was age 65. SERP participants may elect to receive benefits in a monthly annuity, monthly installments or a lump sum, subject to certain restrictions.
Under the First Hawaiian, Inc. DCP, within thirty days after a “change in control of FHI,” any amounts credited to accounts of participants in each respective plan that have not previously been contributed to a trust are required to be contributed to a trust. Similarly, within thirty days after a “change in control of the Company” any amounts credited to accounts of participants in each respective plan who are employees of First Hawaiian Bank that have not previously been contributed to a trust are required to be contributed.
“Change in control of the Company,” as used in the First Hawaiian, Inc. DCP, generally means:
(i)
any person, other than an affiliate or trustee or other fiduciary holding shares under an employee benefit plan, becomes the beneficial owner, directly or indirectly, of more than 50% of the combined voting power of First Hawaiian, Inc.,

(ii)
a merger or consolidation of First Hawaiian, Inc., as a result of which either:

(A)
any person, other than an affiliate, becomes the beneficial owner of more

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	55

EXECUTIVE COMPENSATION
than 50% of the voting power of First Hawaiian, Inc., or
(B)
the shares of First Hawaiian, Inc. outstanding immediately prior to such transaction do not represent a majority of the voting power of all voting securities of such entity outstanding immediately after such transaction, or

(iii)
the sale of all or substantially all of the assets of First Hawaiian, Inc. and its subsidiaries.

“Change in control of a Bank Subsidiary,” as used in the First Hawaiian, Inc. DCP, generally means:
(i)
any person, other than an affiliate or trustee or other fiduciary holding shares under an employee benefit plan, becomes the beneficial owner, directly or indirectly, of more than 50% of the combined voting power of First Hawaiian Bank,

(ii)
a merger or consolidation of First Hawaiian Bank, as a result of which:

(A)
any person, other than an affiliate, becomes the beneficial owner of more than 50% of the voting power of First Hawaiian Bank, or

(B)
the shares of First Hawaiian Bank outstanding immediately prior to such transaction do not represent a majority of the voting power of all voting securities of such entity outstanding immediately after such transaction, or

(iii)
the sale of all or substantially all of the assets of First Hawaiian Bank and its subsidiaries.

Insurance Plans

Our NEOs participate in a variety of insurance plans, including a group variable universal life insurance policy, an individual disability insurance policy and a group life insurance plan. Company-paid premiums under those policies are disclosed in the Summary Compensation Table below.

Compensation Risk Management and Governance Policies
Stock Ownership Guidelines

We maintain robust stock ownership guidelines to ensure the interests of our executives and non-employee directors align with those of our stockholders, which were most recently revised for senior management in February 2021 and for our non-employee directors in October 2021. Covered persons have five years from the most recent applicable amendment of the revised guidelines, or the date the policy or amendment becomes applicable to them, to attain the required ownership levels. All directors and officers subject to this policy are currently in compliance or within their window for compliance with this policy.

The revised guidelines are as follows:
Position	Stock Ownership Requirement	Compliance Period
CEO	6x base salary	Five years from February 4, 2021 (or appointment if later)(1)
President (if other than the CEO)	3x base salary	Five years from appointment
Other Named Executive Officers	2x base salary	Five years from appointment
Non-Employee Directors	5x annual cash retainer	Five years from October 20, 2021 (or appointment if later)(2)

(1)
On February 4, 2021, the Board revised the stock ownership guidelines to increase the stock ownership requirement for the CEO from 5x to 6x base salary. At such time, the Board determined to maintain the February 27, 2024 compliance deadline for the CEO to achieve the 5x ownership level and provided until February 4, 2026, which is five years following the 2021 revision, for the CEO to achieve the 6x ownership level.

(2)
On October 20, 2021, the Board revised the stock ownership guidelines to increase the stock ownership requirement for non-employee directors from 3x to 5x the annual cash retainer and provided for a five-year compliance period.

56	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
Shares that count toward satisfaction of the guidelines for officers include:
•
shares owned outright,

•
deferred shares or deferred stock units,

•
shares purchased through the Employee Stock Purchase Plan,

•
shares held in retirement accounts,

•
unvested restricted stock or restricted stock units, and

•
earned but unvested performance shares or performance share units.

Unvested performance shares, performance share units for which actual company performance has not been certified and unvested or vested stock options (or any portions thereof) do not count towards satisfaction of the stock ownership guidelines.
Shares that count toward satisfaction of the guidelines for non-employee directors include shares for which the non-employee director has or shares voting power (which includes the power to vote or direct the voting) and/or investment power (which includes the power to dispose or direct the disposition of such shares). Under the applicable guidelines for officers and for directors, Common Stock will not be deemed beneficially owned for purposes of the stock ownership guidelines if it (i) is subject to a lien, claim or other encumbrance, including for a margin loan or other pledging of stock as collateral for a loan; (ii) becomes subject to recapture; or (iii) is held in escrow or similar arrangement.
Clawback Policies

We maintain a clawback policy (the “A&R Clawback Policy”), that covers all cash and equity incentive compensation (including time-based incentive awards) received by any employee who participates in an incentive compensation plan sponsored by the Company. The A&R Clawback Policy provides the Compensation Committee discretion to recover all or part of cash, equity-based or other incentive compensation that has been paid or will be paid due to financial restatement (other than with respect to current and former executive officers (as defined in Rule 10D-1 of the Exchange Act)), individuals operating outside First Hawaiian’s risk policies and employees committing ethical misconduct.
The Company also maintains an additional clawback policy (the “Mandatory Clawback Policy”) regarding accounting restatements in connection with the SEC’s adoption of new rules to implement Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and corresponding Nasdaq listing standards. The Mandatory Clawback Policy generally requires recoupment of erroneously awarded incentive-based compensation (including any compensation granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure) received by current and former executive officers (as defined in Rule 10D-1 of the Exchange Act), including our NEOs, during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under U.S. federal securities laws.
Prohibition on Share Pledging, Hedging and Short Selling

The Company’s board of directors has adopted the First Hawaiian, Inc. Insider Trading Policy, which governs the purchase, sale, and/or other dispositions of our securities by directors, officers and employees, or by FHI itself. This policy has been reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable NASDAQ listing standards.
The policy prohibits our directors, officers and employees from pledging Company stock as collateral for a loan. This includes the use of a traditional margin account with a broker dealer unless the Company stock is treated as non-marginable by the broker dealer. In addition, those persons are prohibited from engaging in short-term or speculative transactions in Company stock, including hedging or monetization transactions, short sales with respect to our securities or through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. A copy of this policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	57

EXECUTIVE COMPENSATION
Deductibility of Executive Compensation
When compensation matters are reviewed by the Compensation Committee, the Committee considers the anticipated tax and accounting treatment of various payments and benefits.
Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation in excess of  $1 million per year paid by a public company to its “covered employees.” While we have considered the implications of Section 162(m) and the limits of deductibility in the design of our compensation program, we consider it important to retain the flexibility to design a compensation program that is in the best long-term interests of First Hawaiian and our stockholders, even if certain payments thereunder are not deductible under Section 162(m).

Assessing Risk in Our Compensation Programs
The Compensation Committee has evaluated our compensation policies and practices in place in 2024 and has concluded that none of the Company’s incentive plans were likely to motivate behavior that would result in a material adverse impact to the Company. The potential risks identified through the Committee’s risk assessment process were determined to be effectively mitigated through:
•
established risk controls,

•
leadership oversight, and

•
the culture of proactive risk management.

In addition, the Company’s management engaged a third-party consulting firm to review the Company’s incentive plans for their potential to introduce problematic risk to the organization. The consulting firm undertook an in-depth review of incentive programs in 2024 and concluded that, overall, the Company’s incentive programs and plans currently were not likely to introduce problematic risk to the Bank. Following a review of these findings, the Compensation Committee concluded that the Company’s incentive plans were well designed and are working effectively to motivate performance and mitigate risk.

Change in CEO Pension Value in the Summary Compensation Table
Mr. Harrison is a participant in our SERP, which is a legacy plan that was frozen as of July 1, 2019, with associated tax reimbursements discontinued. As such, no future contributions will be made, nor benefits accrued, including service credit.
However, the value of Mr. Harrison’s compensation related to his SERP account as set forth in our Summary Compensation Table may change year-over-year. Specifically, the Summary Compensation Table reflects the change in net present value of Mr. Harrison’s SERP benefits year-over-year, which is driven by changes in market-based discount rates and actuarial assumptions. In 2022, the annual change in pension value was negative for
Mr. Harrison. However, SEC rules do not provide for inclusion of negative pension amounts in the Summary Compensation Table. In 2023 and 2024, the annual change in pension value was positive for Mr. Harrison.
In each case, these changes reflect the change in the actuarial estimate of his potential future pension benefits, which is driven in large part by benchmark interest rates.
Mr. Harrison received no direct compensation related to his SERP account in 2022, 2023 or 2024, and no SERP benefits will be paid to Mr. Harrison until after his retirement from First Hawaiian.

Name	Year	Reported Total from Summary Compensation Table ($)	Reported Adjustment for Positive Change in Pension Value ($)	Reported Total Adjusted to Exclude the Pension Value ($)
Robert S. Harrison	2024	$5,377,973	$210,031	$5,167,942
	2023	5,366,855	1,142,308	4,224,547
	2022	4,551,135	—	4,551,135
58	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed the CD&A as required by Item 402(b) of Regulation S-K and discussed it with the Company’s management team. Based on such review and discussions with management, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement.
SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Vanessa L. Washington, Chair
Faye W. Kurren
Kelly A. Thompson
Allen B. Uyeda

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	59

EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table presents information with respect to our NEOs for the fiscal years ended December 31, 2024, 2023 and 2022.
Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Robert S. Harrison Chairman, President and Chief Executive Officer	2024	$1,037,993	$1,448,000	$2,499,994	$210,031	$181,955	$5,377,973
	2023	1,032,954	638,366	2,299,977	1,142,308	253,250	5,366,855
	2022	1,001,300	1,310,088	1,999,986	—	239,761	4,551,135
James M. Moses Vice Chairman and Chief Financial Officer	2024	482,197	512,359	699,983	—	83,394	1,777,933
	2023	475,304	195,938	669,977	—	61,606	1,402,825
Christopher L. Dods Vice Chairman and Chief Operating Officer	2024	584,586	620,227	749,985	—	116,566	2,071,364
	2023	569,169	301,877	699,984	—	145,728	1,716,758
	2022	525,000	556,875	649,996	—	119,223	1,851,094
Alan H. Arizumi Vice Chairman, Wealth Management Group	2024	540,520	534,927	299,998	—	116,656	1,492,101
	2023	535,274	244,738	299,985	—	145,346	1,225,343
	2022	518,073	466,732	274,986	—	135,250	1,395,041
Neill A. Char Vice Chairman, Retail Banking and Consumer Products Group	2024	482,917	444,044	299,998	—	100,518	1,327,477
	2023	475,000	185,250	299,985	—	129,450	1,089,685

(1)
The amounts in this column represent annual incentive cash awards earned under the Bonus Plan.

(2)
The amounts in this column for fiscal years 2024, 2023 and 2022 represent the grant date fair value, as determined in accordance with FASB ASC Topic 718, of (i) during fiscal year 2024, the 2024-2026 LTIP Awards and restricted stock units granted pursuant to the Omnibus Plan, (ii) during fiscal year 2023, performance share units granted pursuant to the LTIP for the 2023-2025 cycle (the “2023-2025 LTIP Awards”) and restricted stock units granted pursuant to the Omnibus Plan, and (iii) during fiscal year 2022, performance share units granted pursuant to the LTIP for the 2022-2024 cycle (the “2022-2024 LTIP Awards”) and restricted stock units granted pursuant to the Omnibus Plan. For further information regarding grant date fair value calculations, see Note 20 to the Consolidated Financial Statements included in First Hawaiian’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The LTIP Award amounts for each year reported are based on assumed performance achievement at 100%, which is the target level of performance share units that may be earned. Assuming 2024-2026 LTIP Award performance achievement of 200%, the highest level of performance share unit award amounts that may be earned, the amounts shown for 2024 would be $3,999,986, $1,119,976, $1,199,972, $480,001 and $480,001 for each of Messrs. Harrison, Moses, Dods, Arizumi and Char, respectively. Assuming 2023-2025 LTIP Award performance achievement of 200%, the highest level of performance share unit awards that may be earned, the amounts shown for 2023 would be $2,759,962, $803,951, $839,970, $359,972 and $359,972 for each of Messrs. Harrison, Moses, Dods, Arizumi and Char, respectively. Assuming 2022-2024 LTIP Awards performance achievement of 200%, the highest level of performance share unit awards that may be earned, the amounts shown for 2022 would be $2,399,994, $780,018 and $329,983 for each of Messrs. Harrison, Dods and Arizumi, respectively.

(3)
The amounts in this column reflect the actuarial increase in the present value of benefits under the SERP. Mr. Harrison is the only NEO who participates in the SERP, and none of our NEOs received above-market earnings on their non-qualified deferred compensation accounts. The change in pension value represents the present value of future retirement benefits and does not represent any cash benefit to Mr. Harrison. The SERP was frozen and all accruals of benefits, including service accruals, ceased effective July 1, 2019. Therefore, any subsequent changes in the actuarial present value of an NEO’s accumulated benefit under the SERP would likely be attributable, primarily, to variations in the discount rate or modifications to actuarial assumptions. Mr. Harrison was not paid any compensation in respect of the SERP in 2024, 2023 or 2022, and will not be paid any amounts until his retirement or termination of employment

60	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
with First Hawaiian. See “Compensation Discussion and Analysis—Other Benefits and Retirement Plans” and “—Change in CEO Pension Value in the Summary Compensation Table” for more information.
(4)
The items comprising “All Other Compensation” for 2024 are:

Name	Perquisites and Other Personal Benefits(a) ($)	Contributions to Defined Contribution Plans(b) ($)	Insurance Premiums(c) ($)	Total ($)
Robert S. Harrison	$15,537	$151,602	$14,816	$181,955
James M. Moses	16,550	59,539	7,305	83,394
Christopher L. Dods	16,131	92,360	8,075	116,566
Alan H. Arizumi	17,852	85,244	13,560	116,656
Neill A. Char	17,428	75,987	7,103	100,518

(a)
“Perquisites and Other Personal Benefits” include: for each NEO, Company provided parking, automobile allowance and related expenses, meals and club dues and fees.

(b)
Reflects Company contributions for Mr. Harrison under the 401(k) Plan ($17,250), the Future Plan ($8,625) and the First Hawaiian Bank DCP ($125,727); for Mr. Moses under the Future Plan ($8,625) and the First Hawaiian Bank DCP ($50,914); for Mr. Dods under the 401(k) Plan ($17,250), the Future Plan ($8,625) and the First Hawaiian, Inc. DCP ($66,485); for Mr. Arizumi under the 401(k) Plan ($17,250), the Future Plan ($8,625) and the First Hawaiian, Inc. DCP ($59,369) and for Mr. Char under the 401(k) Plan ($17,250), the Future Plan ($8,625) and the First Hawaiian, Inc. DCP ($50,112), as discussed under “—Compensation Discussion and Analysis—Other Benefits and Retirement Plans” above.

(c)
Reflects insurance premiums paid for the benefit of all of the NEOs in a group variable universal life insurance policy, an individual disability insurance policy and a group life insurance plan.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	61

EXECUTIVE COMPENSATION
2024 Grants of Plan-Based Awards
The following table sets forth plan-based awards granted in 2024.
		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units(2) (#)	Grant Date Fair Value of Stock Awards(3)
Robert S. Harrison	2/28/24	36,058	72,115	144,230	—	$1,499,992
	2/28/24	—	—	—	48,077	1,000,002
James M. Moses	2/28/24	10,096	20,192	40,384	—	419,994
	2/28/24	—	—	—	13,461	279,989
Christopher L. Dods	2/28/24	10,817	21,634	43,268	—	449,987
	2/28/24	—	—	—	14,423	299,998
Alan H. Arizumi	2/28/24	4,327	8,654	17,308	—	180,003
	2/28/24	—	—	—	5,769	119,995
Neill A. Char	2/28/24	4,327	8,654	17,308	—	180,003
	2/28/24	—	—	—	5,769	119,995

(1)
Represents the 2024-2026 LTIP Awards under the LTIP, which cliff vest within 60 days following December 31, 2026, the end of the three-year performance period, subject to achievement of performance and continued employment through the vesting date.

(2)
Represents restricted stock units granted under the Omnibus Plan that vest in three equal annual installments on each of February 28, 2025, February 28, 2026 and February 28, 2027 subject to continued employment through the applicable vesting date.

(3)
The amounts in this column represent the grant date fair value, as determined in accordance with FASB ASC Topic 718.

62	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
Outstanding Equity Awards at 2024 Fiscal Year End
As of December 31, 2024, our NEOs held outstanding equity-based awards of First Hawaiian common stock as listed in the table below.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Robert S. Harrison	9,335(2)	242,243	—	—
	52,544(3)	1,363,517	—	—
	22,954(4)	595,656	—	—
	—	—	103,292(5)	2,680,427
	48,077(6)	1,247,598	—	—
	—	—	144,230(7)	3,742,769
James M. Moses	6,687(4)	173,528	—	—
	—	—	30,088(5)	780,784
	13,461(6)	349,313	—	—
	—	—	40,384(7)	1,047,965
	3,837(8)	99,570	—	—
Christopher L. Dods	3,034(2)	78,732	—	—
	17,077(3)	443,148	—	—
	6,986(4)	181,287	—	—
	—	—	31,436(5)	815,764
	14,423(6)	374,277	—	—
	—	—	43,268(7)	1,122,805
Alan H. Arizumi	1,284(2)	33,320	—	—
	7,224(3)	187,463	—	—
	2,994(4)	77,694	—	—
	—	—	13,472(5)	349,598
	5,769(6)	149,706	—	—
	—	—	17,308(7)	449,143
Neill A. Char	1,168(2)	30,310	—	—
	6,567(3)	170,414	—	—
	2,994(4)	77,694	—	—
	—	—	13,472(5)	349,598
	5,769(6)	149,706	—	—
	—	—	17,308(7)	449,143

(1)
Based on the closing sale price of First Hawaiian common stock on NASDAQ of $25.95 per share on December 31, 2024.

(2)
Represents restricted stock units that vested on February 23, 2025, subject to continued employment through the applicable vesting date.

(3)
Represents the 2022-2024 LTIP Awards at earned performance, which cliff vest within 60 days following December 31, 2024, the end of the three-year performance period, subject to continued employment through the vesting date.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	63

EXECUTIVE COMPENSATION
(4)
Represents restricted stock units that vest in two equal installments on each of February 22, 2025 and February 22, 2026, subject to continued employment through the applicable vesting date.

(5)
Represents the 2023-2025 LTIP Awards at maximum performance, which cliff vest within 60 days following December 31, 2025, the end of the three-year performance period, subject to continued employment through the vesting date.

(6)
Represents restricted stock units that vest in three equal annual installments on each of February 28, 2025, February 28, 2026 and February 28, 2027, subject to continued employment through the applicable vesting date.

(7)
Represents the 2024-2026 LTIP Awards at maximum performance, which cliff vest within 60 days following December 31, 2026, the end of the three-year performance period, subject to continued employment through the vesting date.

(8)
Represents restricted stock units granted in connection with the commencement of Mr. Moses’s employment as Vice Chairman and Chief Financial Officer that vested on January 3, 2025, subject to continued employment through the vesting date.

2024 Stock Vested
Stock Awards
The following table sets forth information with respect to our NEOs regarding the value of stock awards that vested in 2024.
	Stock Award
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Robert S. Harrison	79,549	1,683,372
James M. Moses	7,180	155,646
Christopher L. Dods	15,557	330,259
Alan H. Arizumi	11,760	249,427
Neill A. Char	9,596	203,745

(1)
Amounts include (i) performance share unit awards granted pursuant to the LTIP for the 2021-2023 performance cycle (the “2021-2023 LTIP Awards”) that vested at 121.3% performance on February 23, 2024, (ii) the portion of restricted stock units awarded on February 12, 2021 (February 24, 2021 for Mr. Harrison) that vested on February 12, 2024 (February 24, 2024 for Mr. Harrison), (iii) the portion of restricted stock units awarded on February 23, 2022 that vested on February 23, 2024, and (iv) the portion of restricted stock units awarded on February 22, 2023 that vested on February 22, 2024.

(2)
Based, in each case, on the closing sale price of First Hawaiian common stock on NASDAQ on the applicable vesting date.

2024 Pension Benefits
The following table provides information as of December 31, 2024 with respect to each defined benefit or other pension plan that provides for pension benefits in which our NEOs participate. For 2024, Mr. Harrison was the only NEO who participated in the SERP. Effective July 1, 2019, the SERP was frozen, and all accruals of benefits, including pay and service accruals, ceased. For more information, see “—Compensation Discussion and Analysis—Other Benefits and Retirement Plans.” In 2022, the annual change in pension value was negative for Mr. Harrison. However, SEC regulations do not allow for inclusion of negative pension amounts in the Summary Compensation Table. See “Compensation Discussion and Analysis—Change in CEO Pension Value in the Summary Compensation Table” for more information.
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Robert S. Harrison	SERP	27	$13,430,874	$—

(1)
As of December 31, 2024

64	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
2024 Nonqualified Deferred Compensation
The following table provides information with respect to each defined contribution or other plan that provides for nonqualified deferred compensation in which our NEOs participate. For 2024, Messrs. Harrison, Moses, Dods and Arizumi participated in the First Hawaiian, Inc. DCP, and Mr. Char participated in the First Hawaiian Bank DCP. Mr. Arizumi received a retirement contribution under the First Hawaiian, Inc. DCP, and Messrs. Harrison, Moses, Dods and Char participated in and received executive retirement contributions under the First Hawaiian Bank DCP. For more information, see “Compensation Discussion and Analysis—Other Benefits and Retirement Plans.”
Name	Executive Contributions in Fiscal Year 2024	Registrant Contributions in Fiscal Year 2024(1)	Aggregate Earnings (loss) in Fiscal Year 2024	Aggregate Withdrawals/ Distributions	Aggregate Balance at End of Fiscal Year 2024(2)
Robert S. Harrison	$—	$125,727	$204,496	$—	$2,845,487
James M. Moses	—	50,914	10,915	—	100,639
Christopher L. Dods	—	66,485	149,019	—	797,176
Alan H. Arizumi	—	59,369	173,355	—	3,401,761
Neill A. Char	138,938	50,112	193,758	—	1,923,340

(1)
Amounts reported as contributions for the registrant are reported as “All Other Compensation” in the Summary Compensation Table for 2024.

(2)
Amounts reported here were not previously reported in the Summary Compensation Table.

Potential Payments upon Termination or Change in Control
Executive Severance Plan

The First Hawaiian Bank board of directors has adopted the Executive Severance Plan (the “Executive Severance Plan”) to advance the interests of First Hawaiian Bank by ensuring the continued employment, dedication and focused attention of its executive officers, notwithstanding the possibility, threat or occurrence of a change in control. Executive officers of First Hawaiian, Inc. become eligible to participate in the Executive Severance Plan upon designation by the Compensation Committee of the First Hawaiian, Inc. board of directors. Each of our NEOs participate in the Executive Severance Plan.
Mr. Harrison’s participation in the Severance Plan replaces the severance benefits he would otherwise be entitled to pursuant to his employment agreement. The following description and level of severance benefits applies to our NEOs as of December 31, 2024.
Under the Severance Plan, if within two years after a “change in control” (x) an executive’s employment is involuntarily terminated without “cause” or (y) an executive terminates employment for “good reason,” subject to the effectiveness of a release of claims, such executive is entitled to (i) cash severance of an amount equal to two times the executive’s highest annual base salary earned at any time during the three complete fiscal years immediately preceding the executive’s date of termination or, if shorter, during the executive’s entire period of employment with First Hawaiian, Inc. and its subsidiaries; (ii) an amount equal to two times the average of the executive’s actual payment amounts under the applicable bonus plan for each of the two completed fiscal years immediately preceding the fiscal year in which the executive’s date of termination occurs; (iii) continuing health benefits for one year; and (iv) outplacement benefits.
Under the Severance Plan, if outside of the two years after a “change in control,” including during any period prior to a “change in control,” (x) an executive is involuntarily terminated by First Hawaiian, Inc. without “cause” or (y) an executive terminates employment with First Hawaiian, Inc. for “good reason,” subject to the effectiveness of a release of claims, such executive will be entitled to (i) cash severance of an amount equal to one times the executive’s highest annual base salary earned at any time during the three complete fiscal years immediately preceding the executive’s separation from service or, if shorter, during the executive’s

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	65

EXECUTIVE COMPENSATION
entire period of employment with First Hawaiian, Inc. and its subsidiaries; and (ii) an amount equal to one times the average of the executive’s actual payment amounts under the applicable bonus plan for each of the two completed fiscal years immediately preceding the fiscal year in which the executive’s separation from service occurs.
For purposes of the Severance Plan, “cause” generally means the executive’s (i) willful failure to perform his or her duties, which is not remedied within fifteen business days following written notice; (ii) gross negligence in the performance of duties; (iii) conviction of, or plea of guilty or no contest to, any felony or any other crime involving the personal enrichment of the executive at First Hawaiian, Inc.’s expense; (iv) willful engagement in conduct that is demonstrably and materially injurious to First Hawaiian, Inc.; (v) material violation of any federal or state banking law or regulation; (vi) material violation of any provision of First Hawaiian, Inc.’s code of conduct and ethics (including any successor thereto) or other established code of conduct to which the executive is subject; and (vii) willful violation of confidentiality, non-disparagement, noncompetition, and employee and customer non-solicitation covenants.
“Good reason” generally means an executive (i) has incurred a material reduction in base salary, authority, duties or responsibilities; or (ii) has been provided notice that his principal place of work will be relocated to a different Hawaiian Island or to a place more than 50 miles from the executive’s base of employment.
“Change in control” generally means the occurrence of any of the following events:
i.
the incumbent directors cease to constitute at least a majority of the board, provided that any person becoming a director whose election or nomination was approved by a vote of at least two-thirds of the incumbent directors will be deemed an incumbent director;

ii.
any person (other than First Hawaiian, Inc., any employee benefit plan sponsored or maintained by First Hawaiian, Inc. or certain underwriters) is or becomes a beneficial owner of securities representing 50% or more of the combined voting power of First Hawaiian’s then outstanding securities eligible to vote for the election of the board (“Company Voting Securities”); provided, however, that there will not be deemed to be a change in control by virtue of the ownership, or acquisition, of Company Voting Securities pursuant to a Non-Qualifying Transaction (as defined below);
iii.
a merger, consolidation, statutory share exchange or similar form of corporate transaction involving First Hawaiian (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of  the surviving entity or ultimate parent corporation is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination, and such voting power remains in substantially the same proportion, (B) no person is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent or surviving entity and (C) at least 50% of the directors of the parent or surviving entity following the Business Combination were incumbent directors at the time of the board’s approval of the Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) will be deemed to be a “Non-Qualifying Transaction”);

iv.
a sale of all or substantially all of First Hawaiian’s assets (other than to an affiliate); or

v.
First Hawaiian’s stockholders approve a plan of complete liquidation or dissolution of First Hawaiian.

Notwithstanding the foregoing, a change in control will not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by First Hawaiian, Inc. which reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by First Hawaiian, Inc. such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a change in control will then occur.

66	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
Participants in the Severance Plan are subject to restrictive covenants, including (i) noncompetition and non-solicitation requirements, (ii) a confidentiality provision and (iii) a non-disparagement provision, each of which applies during employment and for one year following any termination of employment.
Outstanding Equity Awards

In the event of termination without cause or for good reason within two years following a change in control, outstanding performance share units granted under the LTIP will be earned based on the greater of target and actual performance, and outstanding restricted stock units granted under the Omnibus Plan will vest in full. For outstanding performance share units granted under the LTIP, in the event of death or disability, a pro rated portion of such performance share units will vest at target performance, and in the event of retirement, such performance share units will vest on the planned vesting date at actual performance in a prorated amount based on the period of employment prior to retirement relative to the three-year performance period. For outstanding restricted stock units under the Omnibus Plan, in the event of retirement, death or disability, such restricted stock units will immediately vest in full, except that in the event of retirement, such awards will vest on a pro rated basis based on the portion of the vesting period served.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	67

EXECUTIVE COMPENSATION
Potential Payments upon Termination or Change in Control

The following table and footnotes describe certain potential payments that each NEO would receive upon certain terminations of employment, assuming that the termination event was effective as of December 31, 2024 and the value of our common stock of  $25.95, the closing price of our common stock on December 31, 2024. For information regarding benefits that would be payable with respect to the SERP, First Hawaiian, Inc. DCP and First Hawaiian Bank DCP, see the “2024 Pension Benefits” and “2024 Nonqualified Deferred Compensation” tables on pages 64-65.
Named Executive Officer	Cash Severance(2)	Health and Welfare Benefits	Stock Awards(3)	Outplacement Benefits	Total
Robert S. Harrison
Termination in Connection with a Change in Control(1)	$4,162,352	$21,253	$9,872,176(4)	$20,000	$14,075,781
Termination without Cause or for Good Reason	2,081,176	—	—	—	2,081,176
Retirement	—	—	5,991,068	—	5,991,068
Death or Disability	—	—	4,966,250	—	4,966,250
James M. Moses
Termination in Connection with a Change in Control(1)	1,672,691	29,136	2,351,580(4)	20,000	4,073,407
Termination without Cause or for Good Reason	836,346	—	—	—	836,346
Retirement	—	—	1,128,702	—	1,128,702
Death or Disability	—	—	957,754	—	957,754
Christopher L. Dods(5)
Termination in Connection with a Change in Control(1)	2,091,276	29,043	3,015,996(4)	20,000	5,156,315
Termination without Cause or for Good Reason	1,045,638	—	—	—	1,045,638
Retirement	—	—	1,858,827	—	1,858,827
Death or Disability	—	—	1,536,482	—	1,536,482
Alan H. Arizumi
Termination in Connection with a Change in Control(1)	1,860,705	9,618	1,246,906(4)	20,000	3,137,229
Termination without Cause or for Good Reason	930,353	—	—	—	930,353
Retirement	—	—	779,256	—	779,256
Death or Disability	—	—	639,555	—	639,555
Neill A. Char
Termination in Connection with a Change in Control(1)	1,595,128	21,253	1,216,726(4)	20,000	2,853,107
Termination without Cause or for Good Reason	797,564	—	—	—	797,564
Retirement	—	—	724,755	—	724,755
Death or Disability	—	—	609,375	—	609,375

(1)
The severance amount included here assumes that there has been a “Change in Control” of the Company (as defined in the Executive Severance Plan) on December 31, 2024, the NEO has experienced a “CIC Qualifying Termination” (as defined in the Executive Severance Plan), and the NEO agrees to be bound by, and complies with, the applicable restrictive covenants for twelve (12) months following termination.

(2)
For purposes of calculating the severance amount in accordance with the terms of the Severance Plan, includes the largest annual base salary during the preceding three fiscal years and the average of the actual paid bonus amounts under the Bonus Plan for each of the preceding two fiscal years.

68	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
(3)
Represents accelerated vesting of otherwise unvested performance share units granted under the LTIP and accelerated vesting of otherwise unvested restricted stock units granted under the Omnibus Plan.

(4)
The amounts included assume maximum performance for all unearned performance share units, which, upon a termination of employment without cause or for good reason (each as defined in the Omnibus Plan) during the two-year period following a change in control, are deemed earned at the greater of target and actual performance as of the date of a change in control with respect to all open performance periods, and represent earned performance under the 2022-2024 LTIP Awards, the performance conditions of which were satisfied by the NEOs as of December 31, 2024. Assuming target performance for all unearned performance share units (other than the 2022-2024 LTIP Awards) and earned performance for the 2022-2024 LTIP Awards, the amount to be received by each NEO upon a termination of employment without cause or for good reason during the two-year period following a change in control in respect of stock awards would be: for Mr. Harrison, $6,660,578; for Mr. Moses, $1,437,206; for Mr. Dods, $2,046,711; for Mr. Arizumi, $847,536; and for Mr. Char, $817,356.

(5)
Mr. Dods announced his resignation from the Company and the Bank effective April 1, 2025. Mr. Dods’ resignation was voluntary and, accordingly, he will not receive any severance payments in connection with his termination of employment.

Pay Ratio Disclosure
The following table sets forth the ratio of the annual total compensation of our Chief Executive Officer, Robert S. Harrison, to the annual total compensation of the median employee.
2024 Annual Total Compensation ($)
Mr. Harrison, our Chief Executive Officer	$5,377,973
Our median employee	$62,668
Pay ratio estimate	86:1
In identifying our median employee, we examined our active employee population (including full-time, part-time and peak employees), excluding our Chief Executive Officer, as of December 31, 2024, the last day of our fiscal year. Our median employee was determined by reviewing payroll records for our employee population, as reported to the IRS on Form W2. We did not make any full-time equivalent adjustments to part-time and peak-time employees.
The pay ratio identified above is a reasonable estimate calculated in a manner consistent with SEC rules based on our employment and payroll records. The SEC rules governing pay ratio disclosures allow companies to apply numerous methodologies, exclusions and reasonable assumptions, adjustments and estimates to reflect their compensation practices. Thus, pay ratios that are reported by other companies, including our peers, may not be directly comparable to ours because other companies may have different employment and compensation practices, and may utilize different assumptions, methodologies, exclusions and estimates in calculating the pay ratio.

Pay Versus Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our CEO and Non-CEO NEOs and Company performance for the fiscal years listed below. More information on the Company’s compensation program and decisions for the 2024 performance year can be found in the “Compensation Discussion and Analysis” included in this Proxy Statement.
FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	69

EXECUTIVE COMPENSATION
	Summary Compensation Table Total for CEO(1) ($)	Compensation Actually Paid to CEO(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-CEO NEOs(1) ($)	Average Compensation Actually Paid to Non-CEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on:(4)		Net Income ($ Millions)	Core Return on Average Tangible Stockholders’ Equity (%)(5)
Year					TSR ($)	Peer Group TSR ($)
2024	5,377,973	7,371,874	1,670,700	2,161,798	112.76	130.90	230	16.2
2023	5,366,855	3,454,911	1,522,774	1,402,194	95.04	115.64	235	18.4
2022	4,551,135	5,768,293	1,272,234	1,029,347	102.79	116.10	266	20.2
2021	4,427,813	4,769,225	1,354,207	1,430,129	103.73	124.74	266	16.3
2020	5,651,505	2,819,314	1,181,879	922,849	86.21	91.29	186	11.1

(1)
Robert S. Harrison was our CEO for each year presented. The individuals comprising the Non-CEO NEOs for each year presented are listed below.

2020	2021	2022	2023	2024
Alan H. Arizumi	Alan H. Arizumi	Alan H. Arizumi	Alan H. Arizumi	James. M. Moses
Ravi Mallela	Ravi Mallela	Christopher L. Dods	Christopher L. Dods	Christopher L. Dods
Ralph M. Mesick	Ralph M. Mesick	Ravi Mallela	James M. Moses	Alan H. Arizumi
Lance A. Mizumoto	Lance A. Mizumoto	Ralph M. Mesick	Neill A. Char	Neill A. Char
	Mitchell E. Nishimoto	Lance A. Mizumoto	Ralph M. Mesick
Lance A. Mizumoto

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the CEO and the Non-CEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year. As described above under “Compensation Discussion and Analysis—Other Benefits and Retirement Plans—Other Retirement and Deferred Compensation Arrangements,” Mr. Harrison is the only NEO who participates in the SERP, which was frozen, and all accruals of benefits, including service accruals, ceased, effective July 1, 2019.

Year	Summary Compensation Table Total for CEO ($)	Exclusion of Change in Pension Value for CEO ($)	Exclusion of Stock Awards for CEO ($)	Inclusion of Pension Service Cost for CEO ($)	Inclusion of Equity Values for CEO ($)	Compensation Actually Paid to CEO ($)
2024	5,377,973	(210,031)	(2,499,994)	—	4,703,926	7,371,874
2023	5,366,855	(1,142,308)	(2,299,977)	—	1,530,341	3,454,911
2022	4,551,135	—	(1,999,986)	—	3,217,144	5,768,293
2021	4,427,813	—	(1,999,976)	—	2,341,388	4,769,225
2020	5,651,505	(1,874,412)	(1,999,984)	—	1,042,205	2,819,314
Year	Average Summary Compensation Table Total for Non-CEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-CEO NEOs ($)	Average Exclusion of Stock Awards for Non-CEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-CEO NEOs ($)	Average Inclusion of Equity Values for Non-CEO NEOs ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)
2024	1,670,700	—	(512,491)	—	1,003,589	2,161,798
2023	1,522,774	—	(453,318)	—	332,738	1,402,194
2022	1,272,234	—	(349,988)	—	107,101	1,029,347
2021	1,354,207	—	(391,985)	—	467,907	1,430,129
2020	1,181,879	—	(442,488)	—	183,458	922,849
70	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for CEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for CEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for CEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for CEO ($)	Total – Inclusion of Equity Values for CEO ($)
2024	4,609,986	657,788	(563,848)	—	4,703,926
2023	2,714,159	(535,072)	(648,746)	—	1,530,341
2022	2,316,288	737,481	163,375	—	3,217,144
2021	1,846,760	360,544	134,084	—	2,341,388
2020	1,947,850	(627,344)	(278,301)	—	1,042,205
Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-CEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-CEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-CEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-CEO NEOs ($)	Total – Average Inclusion of Equity Values for Non-CEO NEOs ($)
2024	945,036	117,613	(59,060)	—	1,003,589
2023	527,687	(80,231)	(76,589)	(38,129)	332,738
2022	405,340	103,608	16,590	(418,437)	107,101
2021	389,490	66,030	41,829	(29,442)	467,907
2020	430,942	(177,191)	(70,293)	—	183,458

(4)
The Peer Group TSR set forth in this table utilizes the KBW Regional Banking Index (“KRX”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the KRX, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined Core Return on Average Tangible Stockholders’ Equity to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our CEO and Non-CEO NEOs in 2024, as required pursuant to Item 402(v) of Regulation S-K. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years. Core Return on Average Tangible Stockholders’ Equity is a non-GAAP financial measure. We compute our Core Return on Average Tangible Stockholders’ Equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. Please see Annex A for further explanation and a reconciliation.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	71

EXECUTIVE COMPENSATION
Description of Relationship Between CEO and Non-CEO NEO Compensation Actually Paid and Company and Peer Group Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years compared to that of the KBW Regional Banking Index over the same period.
72	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
Description of Relationship Between CEO and Non-CEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, and our net income during the five most recently completed fiscal years.
FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	73

EXECUTIVE COMPENSATION
Description of Relationship Between CEO and Non-CEO NEO Compensation Actually Paid and Core Return on Average Tangible Stockholders’ Equity
The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, and our Core Return on Average Tangible Stockholders’ Equity during the five most recently completed fiscal years. Core Return on Average Tangible Stockholders’ Equity is a non-GAAP financial measure. Please see Annex A for further explanation and a reconciliation.
Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our CEO and other NEOs for 2024 to Company performance. The measures in this table are not ranked.
Core Return on Average Tangible Stockholders’ Equity
Core Return on Average Tangible Assets
Core Net Income
Asset Quality Metric
Total Shareholder Return
74	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
PROPOSAL 3—APPROVAL OF THE FIRST HAWAIIAN, INC. 2025 OMNIBUS INCENTIVE COMPENSATION PLAN
Approval of First Hawaiian, Inc. 2025 Omnibus Incentive Compensation Plan
Proposal
•
Approval of First Hawaiian, Inc. 2025 Omnibus Incentive Compensation Plan

The Board of Directors unanimously recommends that you vote “FOR” the approval of the First Hawaiian, Inc. 2025 Omnibus Incentive Compensation Plan.

Background
This Proposal 3 requests stockholder approval of the First Hawaiian, Inc. 2025 Omnibus Incentive Compensation Plan (the “2025 Equity Plan”), which the Board approved on February 26, 2025, subject to stockholder approval. The 2025 Equity Plan will be effective upon the approval of our stockholders at this Annual Meeting (the “Effective Date”). If adopted, the 2025 Equity Plan will succeed the First Hawaiian, Inc. 2016 Omnibus Incentive Compensation Plan (the “Prior Plan”) and will be the only plan of the Company pursuant to which stock-based awards are granted.
The Board believes that the 2025 Equity Plan will promote the interests of stockholders and is consistent with the principles of good corporate governance, including the following key new features:
•
Reserve Sufficient Shares for Future Equity Awards. The current share reserve under the Prior Plan is insufficient to meet our future needs. The 2025 Equity Plan will reserve a sufficient number of shares to enable the Company to continue to grant equity awards, which is a critical component of the Company’s compensation program that is designed to attract and retain highly qualified, motivated and experienced employees, link compensation goals to the interests of stockholders and recognize and reward outstanding Company and individual performance. A total of 4,750,000 shares of our common stock will be reserved and available for issuance under the 2025 Equity Plan.

•
No Option / SAR Reloads. The 2025 Equity Plan will clarify that the Company will not grant any stock options or stock appreciation rights with automatic reload features.

•
Restrictions on Dividends and Dividend Equivalents. No dividends or dividend equivalents will be paid on awards unless and until they are earned and/or vested.

•
Minimum Vesting. No fewer than 95% of the shares available for grant under the 2025 Equity Plan will be subject to a minimum vesting schedule of at least twelve months following the date of grant, subject to limited exceptions in the event of death, retirement, a “change in control” or involuntary termination.

•
Clawback. The 2025 Equity Plan will clarify that all awards under the 2025 Equity Plan will be subject to any clawback or recapture policy that we may adopt from time to time (including, without limitation, the First Hawaiian, Inc. Amended and Restated Clawback Policy and the First Hawaiian, Inc. Clawback Policy for the Mandatory Recoupment of Erroneously Awarded Incentive Compensation).

•
Address Other Updates in Law and Market Practice. The 2025 Equity Plan will incorporate certain other technical revisions in response to changes in the law and other clarifying changes.

If the proposed 2025 Equity Plan is not approved by our stockholders, then the Prior Plan will remain in full force and effect in accordance with its terms. Whether the 2025 Equity Plan is approved by our stockholders or not, each award granted under the Prior Plan will continue to be subject to the terms and provisions applicable to such award under the applicable award agreement and the Prior Plan. The 2025 Equity Plan is attached to this Proxy Statement as Annex B.

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Key Data Relating to Outstanding Equity Awards and Shares Available
The following table includes information relating to outstanding equity awards and shares available for future awards under the Prior Plan as of
February 27, 2025 (without giving effect to approval of the 2025 Equity Plan under this Proposal 3 and assuming maximum performance for PSU awards):

Prior Plan
Total shares underlying outstanding stock options	—
Weighted-average exercise price of outstanding stock options	—
Weighted-average remaining term of outstanding stock options	—
Total shares underlying outstanding unvested full value awards (e.g., RSUs, PSUs)	1,953,158
Weighted-average grant date fair value of outstanding unvested full value awards (e.g., RSUs, PSUs)	$24.52
Total shares currently available for grant	1,273,922
As shown in the table above, 1,273,922 shares remained available for grant under the Prior Plan as of February 27, 2025, which will no longer be available upon approval of the 2025 Equity Plan by our stockholders. In adopting the 2025 Equity Plan, the Board has determined that no further grants will be made under the Prior Plan as of February 27, 2025, unless stockholders do not approve the
2025 Equity Plan. In addition, as of February 27, 2025, 101,720 shares of our common stock remained available for future awards under the First Hawaiian, Inc. Amended and Restated 2016 Non-Employee Director Plan. As of such date, under such plan, there were 26,714 total shares underlying unvested full value awards with a weighted average grant date fair value of $22.32.

Description of the Plan
Effective Date

The 2025 Equity Plan is subject to, and will become effective upon, receipt of approval by our stockholders.
Purpose

The purpose of the 2025 Equity Plan is to: (i) attract, retain and motivate key employees; (ii) align the interests of those individuals with the interests of our stockholders; and (iii) promote ownership of the Company’s equity. To accomplish these purposes, the 2025 Equity Plan provides for the grant of stock options (both stock options intended to meet the requirements of “incentive stock options” under Section 422 of the Code and “non-qualified stock options” that do not meet such requirements), stock appreciation rights (“SARs”), restricted shares, restricted stock units, dividend equivalent rights and other equity-based, equity-related or cash-based awards (including performance share awards and performance units settled in cash) (collectively, “awards”).
Participants

Awards under the 2025 Equity Plan may be made to our regular, active employees, or prospective employees and/or solely with respect to their final year of service, former employees. As of February 27, 2025, we have approximately 2,008 regular, active employees, no prospective employees and no former employees eligible to participate in the 2025 Equity Plan. Our non-employee directors are not permitted to participate in the 2025 Equity Plan.
Shares Subject to the 2025 Equity Plan

As of February 27, 2025 1,273,922 shares remained available for issuance under the Prior Plan, which will no longer be available upon approval of the 2025 Equity Plan by our stockholders. In adopting the 2025 Equity Plan, the Board has determined that no further grants will be made under the Prior Plan as of February 27, 2025, unless stockholders do not approve the 2025 Equity Plan.
A total of 4,750,000 shares of our common stock will be reserved and available for issuance under the 2025 Equity Plan.
If an award granted under the 2025 Equity Plan expires, is forfeited or is settled in cash, the shares

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of our common stock not acquired pursuant to the award will again become available for subsequent issuance under the 2025 Equity Plan. Shares of our common stock subject to awards that are assumed, converted or substituted under the 2025 Equity Plan as a result of our acquisition of another company will not be counted against the number of shares that may be granted under the 2025 Equity Plan. With respect to awards of stock-settled SARs, the total number of shares that may be granted under the 2025 Equity Plan will be reduced by the full number of shares underlying the exercised portion of such award (rather than only the number of shares actually delivered upon exercise). The following types of shares under the 2025 Equity Plan will not become available for the grant of new awards under the 2025 Equity Plan: (i) shares withheld to satisfy any tax withholding obligation and (ii) shares tendered to, or withheld by, us to pay the exercise price of an option. The closing price per share of our common stock as of February 27, 2025 was $26.69.
Administration of the 2025 Equity Plan

The 2025 Equity Plan will be administered by the compensation committee of the Board (and its delegates) unless the Board determines otherwise. For purposes of this summary, we refer to the committee that administers the 2025 Equity Plan, and to any person or group to whom this committee delegates authority, as the “compensation committee”. Subject to the terms of the 2025 Equity Plan, the compensation committee has the authority to (i) exercise all of the powers granted to it, and make all determinations, under the 2025 Equity Plan; (ii) construe, interpret and implement and correct any defect, supply any omission and reconcile any inconsistency in the 2025 Equity Plan and all award agreements and determine disputed facts related thereto; (iii) prescribe, amend and rescind rules and regulations relating to the 2025 Equity Plan; (iv) grant, or recommend to the Board for approval to grant, awards and determine who will receive awards, when such awards will be granted and the terms of such awards; (v) amend the 2025 Equity Plan or any outstanding award agreement in any respect; and (vi) determine at any time whether, to what extent and under what circumstances and method or methods (a) awards may be settled in cash, shares, other securities, other awards or other property, exercised, canceled, forfeited or suspended, (b) shares, other securities, other awards or other property and other amounts payable with respect to an award may be deferred, (c) to the extent permitted under applicable law, loans may be extended by the Company with respect to any awards, (d) awards may be settled and (e) the exercise price for any stock option (generally excluding “incentive stock options”) or SAR may be reset, provided that reducing the exercise price of stock options or SARs issued and outstanding under the 2025 Equity Plan will require approval of our stockholders, except in connection with certain changes in our capital structure.
The compensation committee may delegate the powers, authorities and discretions conferred on it under the 2025 Equity Plan as it deems appropriate in its sole discretion in accordance with applicable law. The compensation committee may allocate among its members and delegate to any person who is not a member of the compensation committee, or to any administrative group within the Company, any of its powers, responsibilities or duties. The Board may, in its sole discretion, grant awards or administer the 2025 Equity Plan.
Conditions on Awards

All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the compensation committee, in its sole discretion, subject to certain limitations provided in the 2025 Equity Plan. The compensation committee may condition the vesting of or the lapsing of any applicable vesting restrictions or conditions on awards upon the attainment of performance goals, continuation of service, or any other term or conditions. The vesting conditions placed on any award need not be the same with respect to each grantee and the compensation committee will have the sole discretion to amend any outstanding award to accelerate or waive any or all restrictions, vesting provisions or conditions set forth in the award agreement.
Each award granted under the 2025 Equity Plan will be evidenced by an award agreement, which will govern that award’s terms and conditions. To the extent necessary to do so, in the case of any conflict or potential inconsistency between the 2025 Equity Plan and a provision of any award or award agreement with respect to an award, the 2025 Equity Plan will govern.

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Types of Awards

The 2025 Equity Plan provides for the grant of stock options intended to meet the requirements of “incentive stock options” under Section 422 of the Code as well as “non-qualified stock options” that do not meet such requirements, SARs, restricted shares, restricted stock units, dividend equivalent rights and other equity-based, equity-related or cash-based awards (including performance-based awards).
Stock Options

An award of a stock option gives a grantee the right to purchase a certain number of shares of our common stock during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the fair market value of our common stock on the grant date. The term of a stock option may not exceed 10 years from the date of grant. Incentive stock options may only be granted from a plan that has been approved by our stockholders and will be exercisable in any fiscal year only to the extent that the aggregate fair market value of our common stock with respect to which the incentive stock options are exercisable for the first time does not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the incentive stock option does not exceed five years from the date of grant. The exercise price of any stock option may be paid using (i) cash, check or certified bank check; (ii) shares of our common stock; (iii) a net exercise of the stock option; (iv) other legal consideration approved by the Company and permitted by applicable law; and (v) any combination of the foregoing.
Reducing the exercise price of stock options issued and outstanding under the 2025 Equity Plan will require approval of our stockholders, except in connection with certain changes in our capital structure. The Company will not grant any stock options with automatic reload features.
Stock Appreciation Rights (SARs)

A SAR entitles the grantee to receive an amount equal to the difference between the fair market value of our common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of our common stock on the grant date), multiplied by the number of shares subject to the SAR. The term of a SAR may not exceed 10 years from the date of grant. Payment to a grantee upon the exercise of a SAR may be either in cash, shares of our common stock or other securities or property, or a combination of the foregoing, as determined by the compensation committee.
Reducing the exercise price of SARs issued and outstanding under the 2025 Equity Plan will require approval of our stockholders, except in connection with certain changes in our capital structure. The Company will not grant any SARs with automatic reload features.
Restricted Shares

An award of restricted shares is an award of outstanding shares of our common stock that does not vest until a specified period of time has elapsed or other vesting conditions have been satisfied, as determined by the compensation committee, and which will be forfeited if the conditions to vesting are not met. The compensation committee will issue a certificate in respect to the restricted shares, unless the compensation committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of such shares. In the event a certificate is issued it may be registered in the name of the grantee, and the Company will hold the certificate until the restrictions upon the award have lapsed. During the period that any restrictions apply, the transfer of awards of restricted shares is generally prohibited. Grantees have full voting rights with respect to their restricted shares during the period of restriction. Unless the compensation committee determines otherwise, all ordinary cash dividend payments or other ordinary distributions paid upon any restricted share will be retained by the Company and will be paid to the grantee (without interest) when the award of restricted shares vests, and will revert back to the Company if for any reason the restricted share upon which such dividends or other distributions were paid reverts back to the Company.
Restricted Stock Units

A restricted stock unit is an unfunded and unsecured obligation to issue a share of common

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stock (or an equivalent cash amount) to the grantee in the future. Restricted stock units become payable on terms and conditions determined by the compensation committee and will be settled either in cash, shares of our common stock or other securities or property, or a combination of the foregoing, as determined by the compensation committee.
Dividend Equivalent Rights

Dividend equivalent rights entitle the grantee to receive amounts equal to all or any of the ordinary cash dividends that are paid on the shares underlying a grant while the grant is outstanding. Dividend equivalent rights may be paid in cash, in shares of our common stock or in another form. The compensation committee will determine whether dividend equivalent rights will be conditioned upon the exercise of the award to which they relate (subject to compliance with Section 409A of the Code) and other terms and conditions, as determined by the compensation committee; provided that in no event may such payments be made unless and until the award to which they relate vests.
Other Stock-Based or Cash-Based Awards

Under the 2025 Equity Plan, the compensation committee may grant other types of equity-based, equity-related or cash-based awards subject to such terms and conditions that the compensation committee may determine. Such awards may include the grant or offer for sale of unrestricted shares of our common stock, performance share awards and performance units settled in cash.
Performance-Based Awards

At the discretion of the compensation committee, other stock-based or cash-based awards may relate to the achievement of performance goals or Performance Criteria (as defined below) for an applicable performance period as determined by the compensation committee. In such event, the performance-based award may be measured in absolute terms or relative to historic performance or the performance of other companies or an index. Following the completion of each performance period, the compensation committee will have the sole discretion to determine whether the applicable performance goals have been met with respect to each individual and ascertain the amount of the applicable performance-based award. The compensation committee, in its sole discretion, may make adjustments to the performance goals applicable to performance-based awards and to the amounts payable in respect of the applicable performance goals, to the extent consistent with the terms of the applicable award agreement.
“Performance Criteria” under the 2025 Equity Plan means goals based on the achievement of one or more performance criteria selected by the compensation committee in its discretion, including: measures of efficiency (including operating efficiency, productivity ratios or other similar measures); measures of achievement of expense targets, costs reductions or general expense ratios; earnings per share; value creation targets; income or operating income measures; net income, before or after taxes; return measures (including return on capital, total capital, tangible capital equity, net assets or total shareholder return); increase in the fair market value of our common stock; credit quality; loan growth; deposit growth; loan portfolio performance; tangible book value or tangible book value growth and strategic business objectives, consisting of one or more objectives based on meeting specified cost targets; business expansion goals and goals relating to joint venture collaborations (including objective project milestones). The compensation committee may designate additional business criteria on which the Performance Criteria may be based or adjust, modify or amend the aforementioned business criteria. The Performance Criteria may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including dispositions and acquisitions) and other similar types of events or circumstances.
Adjustments

In connection with a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares, including any extraordinary dividend or extraordinary distribution, the compensation committee will make adjustments as it deems appropriate in (i) the number and type of property or securities reserved for issuance as grants; (ii) the number and type of property or

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securities that can be issued through incentive stock options; (iii) the number and type of property or securities covered by outstanding grants; (iv) the type of property or securities that may be issued under the 2025 Equity Plan; and (v) any other terms of the 2025 Equity Plan and the terms of any outstanding stock awards, including exercise or strike price, if applicable.
No Repricing; No Automatic Reloads

As discussed above, reducing the exercise price of stock options or SARs issued and outstanding under the 2025 Equity Plan will require approval of our stockholders, except in connection with certain changes in our capital structure. The 2025 Equity Plan also prohibits granting any stock options or SARs with automatic reload features.
Minimum Vesting

All awards will be subject to a minimum vesting schedule of at least twelve months following the date of grant of the award, provided that vesting may accelerate in connection with death, retirement, a “change in control” (as defined in the 2025 Equity Plan) or involuntary termination. Notwithstanding the foregoing, up to 5% of the shares of our common stock available for grant under the 2025 Equity Plan may be granted with a minimum vesting schedule that is shorter than that mandated in the foregoing sentence.
Amendment; Termination

The Board may amend or terminate the 2025 Equity Plan at any time, provided that no such amendment may materially adversely impair the rights of a grantee of an award without the grantee’s consent. Our stockholders must approve any amendment to the extent required to comply with the Code, applicable laws or applicable stock exchange requirements. Unless terminated sooner by the Board or extended with stockholder approval, the 2025 Equity Plan will terminate on the day immediately preceding the tenth anniversary of the Effective Date, but any outstanding award will remain in effect until the underlying shares are delivered or the award lapses.
Change in Control

Unless the compensation committee determines otherwise, or as otherwise provided in the applicable award agreement, if a participant’s employment is terminated by us without “cause” (as defined in the 2025 Equity Plan) or the participant resigns his or her employment for “good reason” (as defined in the 2025 Equity Plan), in either case, on or within two years after a “change in control” (as defined in the 2025 Equity Plan), (i) all outstanding awards will become fully vested (including lapsing of all restrictions and conditions), and, as applicable, exercisable; (ii) any outstanding performance-based awards will be deemed earned at the greater of the target level and the actual performance level at the date of the change in control with respect to all open performance periods and will cease to be subject to any further performance conditions; and (iii) any shares deliverable pursuant to restricted stock units will be delivered promptly following the termination.
In the event of a change in control, the compensation committee may also (i) provide for the assumption of or the issuance of substitute awards; (ii) provide that for a period of at least 20 days prior to the change in control, stock options or SARs that would not otherwise become exercisable prior to a change in control will be exercisable as to all shares of common stock, as the case may be, subject thereto and that any stock options or SARs not exercised prior to the consummation of the change in control will terminate and be of no further force or effect as of the consummation of the change in control; (iii) modify the terms of such awards to add events or conditions (including the termination of employment within a specified period after a change in control) upon which the vesting of such awards will accelerate; (iv) deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue (as is or as adjusted by the compensation committee) after closing; or (v) settle awards for an amount (as determined in the sole discretion of the compensation committee) of cash or securities (in the case of stock options and SARs that are settled in cash, the amount paid will be equal to the in-the-money spread value, if any, of such awards). In the event that the consideration paid in the change in control includes contingent value rights, earnout or indemnity payments or similar payments, then the compensation committee will determine if awards settled under the foregoing clause (v) are (a) valued at closing taking into account such contingent consideration (with the value determined by the compensation committee in its sole

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discretion) or (b) entitled to a share of such contingent consideration.
In general terms, a change in control under the 2025 Equity Plan occurs if:
•
during any period of not more than 36 months, individuals who constitute the board of directors as of the beginning of the period or whose appointment or election is endorsed by two-thirds of the incumbent directors no longer constitute a majority of the board;

•
a person becomes a beneficial owner, directly or indirectly, of our capital stock representing 50% of the voting power of our outstanding capital stock;

•
we merge into another entity, unless (i) more than 50% of the combined voting power of the merged entity or its parent is represented by our voting securities that were outstanding immediately prior to the merger, (ii) the board of directors prior to the merger constitutes at least 50% of the board of the merged entity or its parent following the merger and (iii) no person is or becomes the beneficial owner of 50% or more of the combined voting power of the outstanding capital stock eligible to elect directors of the merged entity or its parent;

•
we sell or dispose of all or substantially all of our assets; or

•
our stockholders approve a plan of complete liquidation or dissolution of the Company.

Tax Withholding

Grantees will be solely responsible for any applicable taxes and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any award. As a condition to the delivery of any shares, cash or other securities or property pursuant to any award or the lifting or lapse of restrictions on any award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an award: (i) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a grantee whether or not pursuant to the 2025 Equity Plan (including shares otherwise deliverable); (ii) the compensation committee will be entitled to require that the grantee remit cash to the Company (through payroll deduction or otherwise); or (iii) the Company may enter into any other suitable arrangements to withhold, in each case in an amount not to exceed in the opinion of the Company the minimum amounts of such taxes required by law to be withheld (or, if provided in an award agreement, such other rate that will not cause an adverse accounting consequence or cost).
Right to Offset

The Company will generally have the right to offset against its obligation to deliver shares (or other property or cash) under the 2025 Equity Plan or any award agreement any outstanding amounts that the grantee then owes to the Company and any amounts the compensation committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.
Repayment and Clawback

If the compensation committee determines that all terms and conditions of the 2025 Equity Plan and the applicable award agreement were not satisfied, and that the failure to satisfy such terms and conditions is material, then the grantee will be obligated to pay the Company immediately upon demand: (i) with respect to a stock option and a SAR, an amount equal to the excess of the fair market value (determined at the time of exercise) of the shares that were delivered in respect of such exercised stock option or SAR, as applicable, over the exercise price paid; (ii) with respect to restricted shares, an amount equal to the fair market value (determined at the time such shares became vested) of such restricted shares; and (iii) with respect to restricted stock units, an amount equal to the fair market value (determined at the time of delivery) of the shares delivered with respect to the applicable delivery date, in each case, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such award.
All awards under the 2025 Equity Plan will be subject to any clawback or recapture policy that we may adopt from time to time, including the First Hawaiian, Inc. Amended and Restated Clawback Policy and the First Hawaiian, Inc. Clawback Policy for the Mandatory Recoupment of Erroneously Awarded Incentive Compensation.

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Nonassignability; No Hedging

Unless otherwise provided in an award agreement, no award under the 2025 Equity Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner, other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the compensation committee, in its sole discretion, may permit a grantee to transfer any award to any person or entity that the compensation committee so determines; provided, however, under no circumstances will a grantee be permitted to transfer an award to a third-party financial institution without prior stockholder approval.
No Rights as a Stockholder; No Right to Continued Engagement

No grantee or other person having rights pursuant to an award will have any of the rights of a stockholder of the Company with respect to shares subject to an award until the delivery of such shares. Except as otherwise provided in the 2025 Equity Plan, no adjustments will be made for dividends, distributions or other rights for which the record date is before the date the certificates for the shares are delivered, or in the event the compensation committee elects to use another system, such as book entries by the transfer agent, before the date in which such system evidences the grantee’s ownership of the shares.
Neither the adoption of the 2025 Equity Plan nor the grant of any award will confer upon any grantee any right to continued employment or other engagement with the Company, nor will it interfere in any way with the right of the Company to terminate or alter the terms and conditions of such employment or other engagement at any time.

Federal Income Tax Considerations
The following is a general summary under current law of the material U.S. federal income tax consequences to grantees in the 2025 Equity Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of U.S. federal income taxation that may be relevant in light of a holder’s personal investment circumstances and a grantee receiving an award should rely on the advice of his or her legal and tax advisors. This summarized tax information is not tax advice.
Non-Qualified Stock Options. For federal income tax purposes, if an optionee is granted non-qualified stock options (“NQSOs”) under the 2025 Equity Plan, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of NQSOs the optionee will recognize ordinary income, and we will be entitled to a deduction subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below, in an amount equal to the difference between the option exercise price and the fair market value of a common share on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.
Incentive Stock Options. There is no taxable income to an optionee when an optionee is granted an incentive stock option (“ISO”) or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within (i) two years after the date of grant of the option or (ii) one year of the date the shares were transferred to the optionee. If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent the optionee must recognize ordinary income subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below. If such a sale or disposition

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takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the optionee sells or otherwise disposes of the shares before the end of the two-year and one-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the optionee recognizes on the disposition of the shares.
An ISO exercised more than three months after an optionee terminates employment, other than by reason of death or disability, will be taxed as a NQSO, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.
Stock Appreciation Rights. In the case of SARs granted with an exercise price equal to the fair market value of our common stock on the date of grant, no taxable income is realized upon the receipt of the SAR, but upon exercise of the SAR, the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. We will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below.
Restricted Stock. A grantee to whom restricted stock is issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless, with respect to restricted stock, an election is made by the grantee under Section 83(b) of the Internal Revenue Code (the “Code”). However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the grantee generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below. If a timely election is made under Section 83(b) with respect to restricted stock, the grantee generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and we will be entitled to a deduction for the same amount subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below.
Restricted Stock Units. A grantee to whom restricted stock units are issued generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When restricted stock units vest and the underlying shares of common stock are issued to the grantee, the grantee generally will recognize ordinary income and we generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below. A Section 83(b) election is not permitted with regard to the grant of restricted stock units.
Dividend Equivalents. A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the grantee generally will recognize ordinary income, and we will be entitled to a corresponding deduction subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below.
Performance-Based Awards. A grantee who has been granted a performance-based award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When an award is paid, whether in cash or common shares, the grantee generally will recognize ordinary income, and we will be entitled to a corresponding deduction subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below.
Other Equity-Based Awards and Other Cash Awards. A grantee will recognize ordinary income upon receipt of cash pursuant to a cash award and the Company will generally be entitled to a deduction equal to the amount of ordinary income realized by the grantee, subject to any applicable limitations under Section 162(m) of the Code. The federal income tax consequences of other equity-based awards will depend on how the awards are structured. Generally, the Company will be entitled to a deduction with respect to other equity-based awards only to the

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extent that the grantee realizes compensation income in connection with such awards.
Section 409A. Certain types of awards under the 2025 Equity Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the 2025 Equity Plan and awards granted under the 2025 Equity Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the compensation committee, the 2025 Equity Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
Section 162(m) Limitation. Section 162(m) of the Code generally disallows a tax deduction to a publicly held company for compensation in excess of $1 million paid to its “covered employees” which generally includes all NEOs. While the compensation committee of the Board considers the tax deductibility of each element of executive compensation as a factor in our overall compensation program as it deems appropriate, the compensation committee retains the discretion to approve compensation that exceeds deductibility limits.

New Plan Benefits
No awards have been granted under the 2025 Equity Plan. All future grants of awards under the 2025 Equity Plan to eligible grantees are subject to the discretion of the compensation committee. Therefore, the benefits and amounts that will be received or allocated under the 2025 Equity Plan are not determinable at this time.
The table below shows, as to each of the Company’s NEOs, all executive officers as a group and all employees as a group (other than executive officers), the awards granted during the year ended December 31, 2024 under the Prior Plan. Non-employee directors are not permitted to participate in the Prior Plan. On February 27, 2025, the last reported sales price for our common stock was $26.69 per share.

Name	Dollar Value of Stock Awards ($)(1)	Stock Plan Number of Units (#)(2)
Robert S. Harrison	2,499,994	120,192
James M. Moses	699,983	33,653
Christopher L. Dods	749,985	36,057
Alan H. Arizumi	299,998	14,423
Neill A. Char	299,998	14,423
Executive officers as a group (7 persons)	5,204,930	250,237
All other employees as a group, other than executive officers (132 persons)	5,692,835	273,694

(1)
Represents grant date fair value of award, as determined in accordance with FASB ASC Topic 718.

(2)
Represents restricted stock units and performance share units (with the number of performance share units based on target level of performance) granted under the Prior Plan. See “Compensation Discussion and Analysis—Summary Compensation Table” and “—2024 Grants of Plan-Based Awards” for additional information.

84	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
Equity Compensation Plan Information
The following table sets forth information about the Company common stock that may be issued upon the exercise of stock options, warrants and rights under all of the Company’s equity compensation plans as of February 27, 2025. It does not include information concerning equity securities that may be authorized for issuance under the 2025 Equity Plan, which is being presented for approval at the Annual Meeting.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,979,872	$—	1,862,933
Equity compensation plans not approved by security holders	—	—	—
Total	1,979,872	—	1,862,933
Consequences of Failing to Approve the Proposal
If the 2025 Equity Plan is not approved by stockholders, the 2025 Equity Plan will not become effective and no awards will be granted under the 2025 Equity Plan, and the Prior Plan will continue in full force and effect in accordance with its terms.
Once the share reserve under the Prior Plan is exhausted, we may elect to provide compensation through other means, such as cash-settled awards or other cash compensation, to assure that we can attract and retain qualified personnel.

Required Vote and Board Recommendation
Approval of the 2025 Equity Plan requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions will have the effect of voting against this proposal.

The Board recommends a vote “FOR” the approval of the 2025 Equity Plan.
Required Vote
Approval of the Plan requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions will have the effect of voting against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 2025 OMNIBUS INCENTIVE COMPENSATION PLAN.
FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	85

AUDIT MATTERS
PROPOSAL 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ratification of the Appointment of Deloitte & Touche LLP
Proposal
•
We are asking stockholders to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2025.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal year 2025.

Deloitte & Touche LLP, independent registered public accounting firm, served as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2024, and the Audit Committee has appointed Deloitte & Touche LLP as auditors for the Company for the fiscal year ending December 31, 2025. The Board and the Audit Committee recommend that stockholders ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 2025. The Company’s organizational documents do not require that stockholders ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. However, the Board believes such ratification is a matter of good corporate practice. If stockholders do not ratify the appointment, the Audit Committee will reconsider its selection but may still retain Deloitte & Touche LLP. One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and afforded an opportunity to make a statement, if they desire to do so, and to be available to respond to questions from stockholders.

Required Vote
Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions will have the effect of voting against this proposal.

The Board of Directors and the Audit Committee unanimously recommend that you vote
FOR the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2025.

86	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

AUDIT MATTERS
AUDIT COMMITTEE REPORT
The Audit Committee of the Board, which consists entirely of directors who meet the independence requirements of applicable SEC regulations and the NASDAQ listing standards for audit committee members, has furnished the following report:
Report of the Audit Committee
The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the U.S. (“GAAP”). The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors and in accordance with the Audit Committee Charter.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with GAAP and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.
In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit
Committee concerning independence and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expresses an opinion on the conformity of the Company’s financial statements to GAAP. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the U.S. or that the Company’s independent registered public accounting firm is “independent.”

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	87

AUDIT MATTERS
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31,
2024 for filing with the SEC. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Audit Committee Members
C. Scott Wo (Chair)	Tertia M. Freas	Michael K. Fujimoto
	Faye W. Kurren	Mark M. Mugiishi
PRINCIPAL ACCOUNTANT FEES
The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual consolidated financial statements at and for the fiscal years ended December 31, 2024 and 2023 and fees billed for other services rendered by Deloitte & Touche LLP during those periods.
	2024	2023(5)
Audit Fees(1)	$2,417,000	$2,379,000
Audit-Related Fees(2)	91,000	91,000
Tax Fees(3)	—	178,000
All Other Fees(4)	38,000	62,000
Total	$2,546,000	$2,710,000

(1)
Consists of fees for professional services rendered for the audit of our consolidated financial statements, including the audit of internal controls over financial reporting, and reviews of our quarterly financial statements, including registration statements and offerings, or for services provided in connection with statutory and regulatory filings. For 2024, includes estimated fees not yet billed for audit services rendered.

(2)
Consists of fees for professional services rendered for the examination of the Company's system and organization controls related to its trust processing and recordkeeping services.

(3)
Consists of consultations related to excise tax matters.

(4)
Consists of advisory services related to model validations.

(5)
To provide for better comparability, the presentation of certain items from 2023 was revised to align with how these items were classified within their respective categories for 2024.

PREAPPROVAL POLICIES AND PROCEDURES
The Audit Committee Charter requires the preapproval of all services to be provided by the Company’s independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has sole authority, without action by the Board, for the review and approval of such services and fees. In 2024 and 2023, all audit-related fees, tax fees and other fees set forth in the table above were preapproved by the Audit Committee in accordance with these procedures.

88	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

BIOGRAPHIES OF EXECUTIVE OFFICERS
A brief biography of each person who serves as an executive officer of First Hawaiian at March 12, 2025, other than Mr. Harrison, is set forth below. For information about Mr. Harrison, please see his biography in the “Corporate Governance and Board Matters―Director Nominees” section on page 16 of this proxy statement. Mr. Dods, Vice Chairman and Chief Operating Officer, announced his resignation from the Company and the Bank effective April 1, 2025.
Vice Chairman, Wealth Management Group	Alan H. Arizumi	Age 65

BACKGROUND
FIRST HAWAIIAN, INC. AND FIRST HAWAIIAN BANK
•
As Vice Chairman, Wealth Management Group (2013 to present)

•
Responsible for overseeing all areas of the Wealth Management Group, which include:

–
Personal Trust

–
Private Banking

–
Wealth Advisory

–
Institutional Advisory Services

–
Investment Services

–
Wealth Management Service Center

–
Trust Compliance

–
Bishop Street Capital Management Corporation

•
Serves on the Bank’s Senior Management Committee (December 2009 to present)

•
Oversaw Consumer Banking Group (2014 to 2017)

•
Chairman and Chief Executive Officer of Bishop Street Capital Management Corporation, a subsidiary of the Bank (2013 to 2017)

•
Executive Vice President of the Bank’s Business, Dealer and Card Services Group (2010 to 2013)

•
Executive Vice President and Chief Risk Officer of the Bank’s Risk Management Group (2009 to 2010)

OTHER ENGAGEMENTS
•
Member of the Board and Treasurer, Hawaii Community Foundation

•
Member of the Board, McKinley High School Foundation

•
Member of the Board, KCAA Preschools of Hawaii

•
Special Advisor to the Oahu Economic Development Board

EDUCATION
•
Bachelor’s degree in Business Administration, University of Hawaii

•
Graduate of the Pacific Coast Banking School

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	89

BIOGRAPHIES OF EXECUTIVE OFFICERS
Executive Vice President, Wholesale Banking Group	Darlene N. Blakeney	Age 62

BACKGROUND
FIRST HAWAIIAN, INC. AND FIRST HAWAIIAN BANK
•
Executive Vice President and Chief Lending Officer, Wholesale Banking Group (October 2023 to present)

•
Responsible for all areas of the Wholesale Banking Group, including:

–
Corporate Banking Division

–
Trade Finance Department

–
Commercial Real Estate Division

–
Commercial Loan Center

–
Business Services Division

–
Hawaii Dealer Division

–
Western Region Dealer Center

–
First Hawaiian Leasing, Inc.

•
Serves as a member of the Bank’s Senior Management Committee

•
Previously served as Executive Vice President and Division Manager of the Corporate Banking Division from January 2020 to September 2023 and in various management roles from April 2015 to January 2020

•
Joined the Bank in 2015

HANAHAU’OLI SCHOOL
•
Director of Finance & Operations
(2006 to 2015)

BANK OF HAWAII
•
Senior Vice President and Division Manager, worked in the areas of Corporate Banking, Commercial Real Estate, Commercial Banking and Credit Review (1988 to 2006)

OTHER ENGAGEMENTS
•
Member of the Board of Trustees, Blood Bank of Hawaii

•
Member of the Board of Trustees, Le Jardin Academy

EDUCATION
•
Bachelor’s Degree and MBA, University of Hawaii at Manoa

•
Graduate of the Pacific Coast Banking School

•
Graduate of the National Commercial Lending Graduate School

90	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

BIOGRAPHIES OF EXECUTIVE OFFICERS
Vice Chairman, Retail Banking and Consumer Products Group	Neill A. Char	Age 53

BACKGROUND
FIRST HAWAIIAN, INC. AND FIRST HAWAIIAN BANK
•
Vice Chairman, Retail Banking and Consumer Products Group (2021 to present)

•
Responsible for all areas of the Retail Banking Group, including:

–
Branch network in Hawaii, Guam and Saipan

–
Middle market commercial banking and real estate in Hawaii, Guam and Saipan

–
Consumer Products

•
Serves as a member of the Bank’s Senior Management Committee

•
Since 2009, served in executive leadership positions in the areas of Commercial Banking, Private Banking and the Wealth Advisory Division of the Wealth Management Group

OTHER ENGAGEMENTS
•
Director of the Rehabilitation Hospital of the Pacific

•
Director of the Friends of Hawaii Charities

EDUCATION
•
Bachelor’s degree in Finance, University of Hawaii at Manoa

•
Honors Graduate; Pacific Coast Banking School

•
Chartered Retirement Planning Counselor

•
Life Insurance License (State of Hawaii)

Vice Chairman and Chief Operating Officer, Digital Banking and Marketing Group	Christopher L. Dods	Age 50

BACKGROUND
FIRST HAWAIIAN, INC. AND FIRST HAWAIIAN BANK
•
Vice Chairman and Chief Operating Officer (2021 to present)

•
Serves as a member of the Bank’s Senior Management Committee

•
Executive Vice President and Digital Banking & Marketing Group Manager (2020-2021)

•
Executive Vice President and Consumer Banking & Marketing Group Manager (2017-2020)

•
Executive Vice President and Marketing Communications Division Manager (2014-2017)

•
Senior Vice President and Card Services Division Manager (2012-2014)

•
Joined the Bank in 2007

OTHER ENGAGEMENTS
•
Member of the Board of Trustees, Mid Pacific Institute

•
Member of the Advisory Board of First Insurance Hawaii

•
Member of the Board of Directors, Child & Family Service

EDUCATION
•
M.B.A., University of California – Davis, Graduate School of Management

•
Bachelor of Arts, Trinity College – Hartford, Connecticut

•
Graduate of the Pacific Coast Banking School

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	91

BIOGRAPHIES OF EXECUTIVE OFFICERS
Vice Chairman and Chief Financial Officer, Finance Group	James M. Moses	Age 48

BACKGROUND
FIRST HAWAIIAN, INC. AND FIRST HAWAIIAN BANK
•
Vice Chairman and Chief Financial Officer, Finance Group (January 2023 to present)

FIRST BANK, St. Louis, Missouri
•
Executive Vice President and Chief Financial Officer (March 2021-September 2022)

BERKSHIRE HILLS BANCORP, INC.
BERKSHIRE BANK, Boston, Massachusetts
•
Executive Vice President and Chief Financial Officer (July 2016-March 2021)

WEBSTER BANK, Waterbury, Connecticut
Senior Vice President—Manager, Asset Liability Management
•
Managed all aspects of asset liability management (2011-2016)

OTHER ENGAGEMENTS
•
Member Diocesan Finance Council of the Roman Catholic Diocese of Honolulu

•
Board Member, Friends of Court Appointed Special Advocates, Hawaii

EDUCATION
•
M.B.A., Managerial Finance Immersion, Cornell University, Johnson Graduate School of Management

•
Bachelor of Science degree in Finance, St. Bonaventure University, St. Bonaventure, New York

Executive Vice President and Chief Risk Officer, Risk Management Group	Lea M. Nakamura	Age 59

BACKGROUND
FIRST HAWAIIAN, INC. AND FIRST HAWAIIAN BANK
•
Executive Vice President and Chief Risk Officer (July 2023 to present)

•
Responsible for the design, implementation and oversight of the Company’s risk management strategy and framework

•
Serves as a member of the Bank’s Senior Management Committee

•
Executive Vice President and Treasurer (March 2018 – September 2023)

•
Enterprise and Market Risk Manager (September 2017 – March 2018)

•
Responsibility for trade finance and swaps (2014 – 2017)

•
Joined the Bank in 2014

BANK OF HAWAII
•
Various positions, most recently as Senior Vice President (1989 to 2014)

•
Responsibility over the years for various Treasury lines and functions

OTHER ENGAGEMENTS
•
Director, Hawaii Economic Association

EDUCATION
•
B.S. in Foreign Service with a concentration in Economics and Asian Studies, Georgetown University, Washington, DC

•
Certificate in Applied Mathematics, University of Illinois at Urbana-Champaign

92	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

STOCK OWNERSHIP
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
The following table sets forth information, based on data provided to us or filed with the Securities and Exchange Commission (the “SEC”), with respect to beneficial ownership of shares of our common stock as of February 27, 2025 for (i) all persons known by us to own beneficially more than 5% of our outstanding common stock, (ii) each of our NEOs, (iii) each of our directors and (iv) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Except as otherwise indicated, the address for each stockholder listed below is c/o First Hawaiian, Inc., 999 Bishop Street, Honolulu, Hawaii 96813.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class
Greater than 5% Stockholders
BlackRock, Inc.	16,879,941(2)	13.4%
The Vanguard Group	14,651,233(3)	11.6
Kayne Anderson Rudnick Investment Management, LLC	12,949,306(4)	10.3
Manulife Financial Corporation	10,133,308(5)	8.0
Directors and Named Executive Officers
Robert S. Harrison	394,150(6)	*
Tertia M. Freas	1,506(7)	*
Michael K. Fujimoto	12,645(7)	*
Faye W. Kurren	25,418(7)	*
James S. Moffatt	11,236(7)	*
Mark M. Mugiishi	7,956(7)	*
Kelly A. Thompson	11,236(7)	*
Allen B. Uyeda	29,133(7)	*
Vanessa L. Washington	16,638(7)	*
C. Scott Wo	70,190(7)	*
Alan H. Arizumi	68,667(6)	*
Neill A. Char	25,837(6)	*
Christopher L. Dods	62,806(6)	*
James M. Moses	12,323(6)	*
Darlene N. Blakeney	8,995(6)	*
Lea M. Nakamura	12,172(6)	*
Directors and executive officers as a group (16 persons)	770,908(6)	*

*
Less than 1%.

(1)
Based on 126,195,936 shares of First Hawaiian common stock outstanding as of February 27, 2025.

(2)
Based solely upon information contained in the Amendment No. 5 to Schedule 13G filed by BlackRock, Inc. with the

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	93

STOCK OWNERSHIP
SEC on January 23, 2024, wherein BlackRock, Inc. reported sole voting power as to 16,530,322 shares of common stock and sole dispositive power as to 16,879,941 shares of common stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(3)
Based solely upon information contained in the Amendment No. 6 to Schedule 13G filed by The Vanguard Group with the SEC on February 13, 2024, wherein The Vanguard Group reported shared voting power as to 47,708 shares of common stock, sole dispositive power as to 14,470,265 shares of common stock and shared dispositive power as to 180,968 shares of common stock. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Based solely upon information contained in the Amendment No. 4 to Schedule 13G filed by Kayne Anderson Rudnick Investment Management LLC (“Kayne Anderson”) with the SEC on February 13, 2024, wherein Kayne Anderson reported sole voting power as to 8,939,786 shares of common stock, sole dispositive power as to 10,378,120 shares of common stock and shared voting power and shared dispositive power as to 2,571,186 shares of common stock. The principal business address of Kayne Anderson is 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067.

(5)
Based solely upon information contained in the Amendment No. 3 to Schedule 13G filed by Manulife Financial Corporation (“MFC”) and MFC’s indirect, wholly owned subsidiaries, Manulife Investment Management Limited (“MIML”) and Manulife Investment Management (US) LLC (“MIM (US)”), with the SEC on February 14, 2025, wherein MFC reported no shares of common stock beneficially owned, MIML reported sole voting and sole dispositive power as to 15,891 shares of common stock and MIM (US) reported sole voting power and sole dispositive power as to 10,117,417 shares of common stock. The principal business address of MFC and MIML is 200 Bloor Street East, Toronto, Ontario, Canada, M4W IE5, and the principal business address of MIM (US) is 197 Clarendon Street, Boston, MA 02116.

(6)
For Messrs. Harrison, Arizumi, Char, Dods and Moses and for directors and executive officers as a group, the amounts shown include 4,924, 990 (including 121 shares deemed to be beneficially owned by Mr. Arizumi’s wife), 791, 2,055, 0 and 9,097 shares, respectively, underlying restricted stock units that vested on February 23, 2025, which shares must be delivered to the award recipients within 30 days of the vesting date. Such amounts are reported net of shares such individuals elected to have withheld to satisfy tax obligations. For Messrs. Harrison, Arizumi, Char, Dods and Moses and for directors and executive officers as a group, the amounts shown include 6,054, 1,148 (including 134 shares deemed to be beneficially owned by Mr. Arizumi’s wife), 1,014, 2,366, 2,260 and 13,522 shares, respectively, underlying restricted stock units that vested on February 22, 2025, which shares must be delivered to the award recipients within 30 days of the vesting date. Such amounts are reported net of shares such individuals elected to have withheld to satisfy tax obligations. For Messrs. Harrison, Arizumi, Char, Dods and Moses and for directors and executive officers as a group, the amounts shown include 8,453, 1,488 (including 186 shares deemed to be beneficially owned by Mr. Arizumi’s wife), 1,302, 3,256, 3,039 and 20,274 shares, respectively, underlying restricted stock units that vested on February 28, 2025, which shares must be delivered to the award recipients within 30 days of the vesting date. Such amounts are reported net of shares such individuals elected to have withheld to satisfy tax obligations. For Messrs. Harrison, Arizumi, Char, Dods and Moses and for directors and executive officers as a group, the amounts shown includes 33,038, 5,294 (including 592 shares deemed to be beneficially owned by Mr. Arizumi’s wife), 4,240, 11,381, 0 and 56,022 shares of common stock underlying performance share units that were granted under the LTIP for the 2022-2024 performance cycle, which performance share units vested on February 18, 2025. The shares underlying such awards must be delivered within 30 days of the vesting date. Such amounts are net of shares such individuals elected to have withheld to satisfy tax obligations. For Mr. Arizumi and for all directors and executive officers as a group, in addition to the shares noted above, such amounts include shares owned by Mr. Arizumi’s wife. Mr. Arizumi disclaims beneficial ownership of shares owned by his wife.

(7)
Amounts shown include 3,151 shares of common stock deemed to be beneficially owned by each of directors Fujimoto, Kurren, Moffatt, Mugiishi, Thompson, Uyeda, Washington and Wo respectively, and 1,506 shares of common stock deemed to be beneficially owned by director Freas, which shares underlie restricted stock units that will vest on the earlier of  (a) April 24, 2025 (October 15, 2025 for director Freas), (b) the date of First Hawaiian, Inc.’s 2025 annual meeting of stockholders and (c) a change in control of First Hawaiian, Inc., subject to continued service on the Board through the vesting date, and will settle in shares of common stock on a one-for-one basis within 30 days of vesting. For a discussion of these awards, see “Corporate Governance and Board Matters—Board of Directors, Committees and Governance—2024 Director Compensation.”

94	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

STOCK OWNERSHIP
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the Company’s common stock to file with the SEC reports concerning their ownership of, and transactions in, such common stock. The reports are published on our website at http://ir.fhb.com/corporate-governance/highlights.
Based on a review of these reports filed by the Company’s officers, directors and stockholders, and on written representations from certain reporting persons, the Company believes that its officers, directors and stockholders complied with all filing requirements under Section 16(a) of the Exchange Act during fiscal year 2024.

Business Relationships and Related Party Transactions Policy
We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for director, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We generally refer to transactions with these related persons as “related party transactions.”
Related Party Transactions Policy

Our Board has adopted a written policy governing the review and approval of transactions with related parties that will or may be expected to exceed $120,000 in any fiscal year. The policy calls for the related party transactions to be reviewed and, if deemed appropriate, approved or ratified by our Audit Committee. Upon determination by our Audit Committee that a transaction requires review under the policy, the material facts are required to be presented to the Audit Committee. In determining whether or not to approve a related party transaction, our Audit Committee will take into account, among other relevant factors, whether the related party transaction is in our best interests, whether it involves a conflict of interest and the commercial reasonableness of the transaction. In the event that we become aware of a related party transaction that was not approved under the policy before it was entered into, our Audit Committee will review such transaction as promptly as reasonably practical and will take such course of action as may be deemed appropriate under the circumstances. In the event a member of our
Audit Committee is not disinterested with respect to the related party transaction under review, that member may not participate in the review, approval or ratification of that related party transaction.
Certain decisions and transactions are not subject to the related party transaction approval policy, including:
•
decisions on compensation or benefits relating to directors or executive officers, and

•
indebtedness to us in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to us and not presenting more than the normal risk of collectability or other unfavorable features.

Other Related Party Transactions

In the ordinary course of our business, we have engaged, and expect to continue engaging, through the Bank in ordinary banking transactions with our directors, executive officers, their immediate family members and companies in which they may have a 5% or more beneficial ownership interest, including loans to such persons. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time such loan was made as loans made to persons who were not related to us. These loans do not involve more than the normal credit collection risk and do not present any other unfavorable features.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	95

FREQUENTLY ASKED QUESTIONS ABOUT
THE ANNUAL MEETING AND VOTING
Why am I receiving these materials?

We are providing these proxy materials to you in connection with the solicitation, by the Board of Directors of First Hawaiian, Inc., of proxies to be voted at the Annual Meeting. You are receiving this Proxy Statement because you were a First Hawaiian, Inc. stockholder as of the close of business on February 27, 2025, the record date for the Annual Meeting.
This Proxy Statement provides notice of the Annual Meeting, describes the proposals presented for stockholder action and includes information required to be disclosed to stockholders.
When and where is the Annual Meeting?
The Annual Meeting will be held:
When	Where
Tuesday, April 22, 2025 8:00 a.m., Hawaii Standard Time
Virtually via webcast. To join the Annual Meeting, visit https://web.lumiagm.com/224987645 password fh2025 (case sensitive), access available beginning at 7:30 a.m. local time in Honolulu, Hawaii on April 22, 2025. There will not be a physical meeting in Hawaii or anywhere else.

What matters will be submitted to stockholders at the Annual Meeting, and what are the Board’s recommendations as to how I should vote on each proposal?

At the Annual Meeting, you will be asked to vote on each of the following matters:
Proposal		Board Voting Recommendation	See Page
1.	The election to our Board of Directors of the nine nominees named in the attached Proxy Statement to serve until the 2026 Annual Meeting of Stockholders	FOR each director nominee	12
2.	An advisory vote on the compensation of our named executive officers as disclosed in the attached Proxy Statement	FOR	35
3.	A proposal to approve the First Hawaiian, Inc. 2025 Omnibus Incentive Compensation Plan	FOR	75
4.	The ratification of the appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR	86
96	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING AND VOTING
Will any other matters be voted on?

First Hawaiian is not aware of any business other than the items referred to in the Notice of Annual Meeting that will be considered at the Annual Meeting. If any matters other than those referred to in the Notice of Annual Meeting properly come before the Annual Meeting, the individuals named in the accompanying proxy card will vote the proxies held by them in accordance with their best judgment.
Who may vote at the Annual Meeting?

Only record holders of our common stock as of the close of business on February 27, 2025 (the “Record Date”), will be entitled to vote at the Annual Meeting. On the Record Date, the Company had outstanding 126,195,936 shares of common stock. Each outstanding share of common stock entitles the holder to one vote on each matter to be voted upon at the Annual Meeting.
How can I attend the virtual Annual Meeting?

The Annual Meeting will be conducted online via live webcast. Stockholders of record as of February 27, 2025 will be able to participate in the Annual Meeting. To join the Annual Meeting, visit https://web.lumiagm.com/224987645, access available beginning at 7:30 a.m. local time in Honolulu, Hawaii on April 22, 2025. Enter your voter control number found on your Important Notice Regarding the Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials, along with the password of fh2025 (case sensitive). Once admitted to the meeting platform, you may submit questions and/or vote during the Annual Meeting by following the instructions that will be available on the meeting website. Help and technical support for accessing and participating in the virtual meeting is available at https://go.lumiglobal.com/faq.
If you are a stockholder holding your shares in “street name” as of the close of business on February 27, 2025, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee.
The Annual Meeting will begin promptly at 8:00 a.m., Hawaii Standard Time, on Tuesday, April 22, 2025. You may log into the meeting platform beginning at 7:30 a.m., local time in Honolulu, Hawaii, on April 22, 2025.
If you wish to submit a question for the Annual Meeting, you may type it into the dialogue box provided on the virtual meeting platform at any point during the virtual meeting (until the floor is closed to questions).
What can I do if I need technical assistance during the Annual Meeting?

Help and technical support for accessing and participating in the virtual meeting is available at https://go.lumiglobal.com/faq. Technical support will be provided one hour prior to the meeting and will be staffed one hour prior to the start of the Annual Meeting until the conclusion of the Annual Meeting.
If I cannot participate in the live Annual Meeting webcast, can I still vote?

You may vote your shares before the meeting by telephone, by internet or by mail by following the instructions in your proxy card or voting instruction form. See “How do I submit by vote” below for further information.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	97

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING AND VOTING
How are votes counted, and what is the required vote for each proposal?

Proposal		Vote Required	Effect of Abstentions	Broker Discretionary Voting Allowed	Effect of Broker Non-Votes
1.	Election of Directors	Majority of the votes cast FOR or AGAINST (for each director nominee)	No effect―not counted as a “vote cast”	No	No effect
2.	Advisory Approval of the Compensation of Our Named Executive Officers	Majority of the shares present in person or represented by proxy and entitled to vote	Treated as a vote AGAINST the proposal	No	No effect
3.	Approval of the First Hawaiian, Inc. 2025 Omnibus Incentive Compensation Plan	Majority of the shares present in person or represented by proxy and entitled to vote	Treated as a vote AGAINST the proposal	No	No effect
4.	Ratification of the Appointment of Deloitte & Touche LLP	Majority of the shares present in person or represented by proxy and entitled to vote	Treated as a vote AGAINST the proposal	Yes	Not applicable
As of February 27, 2025, the Record Date, there were 126,195,936 shares of our common stock outstanding, each of which entitles the holder to one vote for each matter to be voted upon at our Annual Meeting.
Shares of capital stock of the Company (i) belonging to the Company or (ii) held by another corporation if the Company owns, directly or indirectly, a sufficient number of shares entitled to elect a majority of the directors of such other corporation, are not counted in determining the total number of outstanding shares and will not be voted.
Notwithstanding the foregoing, shares held by the Company in a fiduciary capacity are counted in determining the total number of outstanding shares at any given time and may be voted.
PROPOSAL 1―ELECTION OF DIRECTORS
The affirmative vote of a majority of the votes cast “for” or “against” is required for the election of directors in an uncontested election, such as the election of directors at the 2025 Annual Meeting. This means that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee. Any nominee who does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. Within 90 days of the certification of the stockholder vote, the Corporate Governance and Nominating Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and disclose its decision-making process. In a contested election, the required vote would be a plurality of votes cast. Full details of this policy are set forth in our Corporate Governance Guidelines, which can be found on the investor relations section of our website located at http://www.fhb.com.
PROPOSAL 2―ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal 2 is required for the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement. The results of the vote on the proposal are not binding on the Board of Directors. Abstentions will have the effect of voting against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

98	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING AND VOTING
PROPOSAL 3― APPROVAL OF THE FIRST HAWAIIAN, INC. 2025 OMNIBUS INCENTIVE COMPENSATION PLAN
The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal 3 is required for the approval of the First Hawaiian, Inc. 2025 Omnibus Incentive Compensation Plan. Abstentions will have the effect of voting against this proposal. Broker non-votes will have no effect on the outcome of this proposal.
PROPOSAL 4―RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal 4 is required for the ratification of the appointment of our independent registered public accounting firm. Abstentions will have the effect of voting against this proposal.

How do I submit my vote?
STOCKHOLDERS OF RECORD

BY TELEPHONE	BY INTERNET	BY MAIL
Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries
Prior to the Annual Meeting, visit the website listed on your proxy card/voting instruction form to vote via the Internet.
During the Annual Meeting, visit our Annual Meeting website at https://web.lumiagm.com/224987645 password fh2025 (case sensitive)
Complete, sign and date the proxy card and mail it in the enclosed postage-paid envelope
•
Have your proxy card available and follow the instructions.

•
Proxy cards submitted by mail must be received by us by April 21, 2025.

BENEFICIAL OWNERS
If you hold your shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.
What constitutes a quorum?

The Annual Meeting will be held only if a quorum is present. A quorum will be present if the holders of a majority of the shares of common stock outstanding on the Record Date and entitled to vote on a matter at the Annual Meeting are represented, in person or by proxy, at the Annual Meeting. Shares represented by properly completed proxy cards either marked “abstain” or “withhold,” or returned without voting instructions, are counted as present and entitled to vote for the purpose of determining whether a quorum is present at the Annual Meeting. If shares are held by brokers who are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions (“broker non-votes”), those shares will be counted as represented at the Annual Meeting for the purpose of determining whether a quorum is present at the Annual Meeting.
Can I change or revoke my vote after I return my proxy card?

Yes. If you are a stockholder of record, you may change your vote by:
•
voting at the Annual Meeting;

•
returning a later-dated proxy card;

•
entering a new vote by telephone or on the Internet; or

•
delivering written notice of revocation to the Company’s Secretary by mail at 999 Bishop Street, Honolulu, Hawaii 96813.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	99

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING AND VOTING
Who will count the votes?

A representative of our Transfer Agent, Equiniti Trust Company, LLC, will act as inspector of election at the Annual Meeting and will count the votes.
Will my vote be kept confidential?

Yes. As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are kept secret and are available only to the Company and its inspectors, who are required to acknowledge their obligation to keep your votes confidential.
Who pays to prepare, mail and solicit the proxies?

The Company pays all of the costs of preparing, mailing and soliciting proxies in connection with this Proxy Statement. In addition to soliciting proxies through the mail by means of this Proxy Statement, we may solicit proxies through our directors, officers and employees in person and by telephone, facsimile or email. The Company asks brokers, banks, voting trustees and other nominees and fiduciaries to forward proxy materials to the beneficial owners and to obtain authority to execute proxies. The Company will reimburse the brokers, banks, voting trustees and other nominees and fiduciaries upon request. In addition to solicitation by mail, telephone, facsimile, email or personal contact by its directors, officers and employees, the Company has retained the services of D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005 to solicit proxies for a fee of $10,000, plus expenses.
How will my shares be voted if I sign, date and return my proxy card?

If you sign, date and return your proxy card and indicate how you would like your shares voted, your shares will be voted as you have instructed.
If you sign, date and return your proxy card but do not indicate how you would like your shares voted, your proxy will be voted:
•
“FOR” the election of each of the nine nominees named in this Proxy Statement;

•
“FOR” the resolution approving the compensation of the Company’s named executive officers as disclosed in this Proxy Statement;

•
“FOR” the approval of the First Hawaiian, Inc. 2025 Omnibus Incentive Compensation Plan; and

•
“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2025.

With respect to any other business that may properly come before the Annual Meeting that is submitted to a vote of the stockholders, including whether or not to adjourn the Annual Meeting, your shares will be voted in accordance with the best judgment of the persons voting the proxies.
How will broker non-votes be treated?

A broker non-vote occurs when a broker who holds its customer’s shares in street name submits proxies for such shares but indicates that it does not have authority to vote on a particular matter.
Generally, this occurs when brokers have not received any instructions from their customers. In these cases, the brokers, as the holders of record, are permitted to vote on “routine” matters only, but not on other matters. If you are a beneficial owner whose shares are held of record by a broker, then your broker has discretionary voting authority to vote your shares on the following proposal:
•
The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2025.

However, your broker does not have discretionary authority to vote on the following proposals:
•
To elect the nine nominees named in this Proxy Statement.

•
To approve, on advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

•
To approve the First Hawaiian, Inc. 2025 Omnibus Incentive Compensation Plan.

100	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING AND VOTING
YOUR VOTE IS IMPORTANT
Because many stockholders cannot personally attend the Annual Meeting, it is necessary that a large number be represented by proxy in order to satisfy that a quorum be present to conduct business at the Annual Meeting. Whether or not you plan to attend the meeting in person, prompt voting will be appreciated. Stockholders of record can vote their shares via the Internet or by using a toll-free telephone number. Instructions for using these convenient services are provided on the proxy card.
Of course, you may still vote your shares on the proxy card. To do so, we ask that you complete, sign, date and return the enclosed proxy card promptly in the postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on Tuesday, April 22, 2025

This Proxy Statement, our 2024 Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available free of charge on our website at http://proxy.fhb.com.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	101

OTHER BUSINESS
As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy card intend to vote each proxy, to the extent entitled, in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING
Stockholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2026 Annual Meeting of Stockholders must submit their proposals by certified mail, return receipt requested, and must be received by the Company’s Secretary at our principal offices in Honolulu, Hawaii on or before November 12, 2025, to be eligible for inclusion in our proxy statement and proxy card relating to that meeting. In the event that we hold our 2026 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the Annual Meeting, we will disclose the new deadline by which stockholders’ proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.
In accordance with the Company’s Bylaws, proposals of stockholders intended to be presented at the 2026 Annual Meeting of Stockholders (other than director nominations) must be received by the Company’s Secretary no later than January 22, 2026, nor earlier than December 23, 2025, provided that if the 2026 Annual Meeting is held more than 30 days before, or 60 days after, April 22, 2026, such notice must be given by the later of the close of business on the date 90 days prior to the meeting date or the tenth day following the date the meeting date is first publicly announced or disclosed. Furthermore, in order for any stockholder to properly propose any business for consideration at the 2026 Annual Meeting, including the nomination of any person for election as a director, or any other matter raised other than pursuant to Rule 14a-8 of the proxy rules adopted under the Exchange Act, written notice of the stockholder’s intention to make such proposal must be furnished to the Company in accordance with, and including such information required by, the Company’s Bylaws.
The Corporate Governance and Nominating Committee considers nominees recommended by stockholders as candidates for election to the Board using the same criteria as candidates selected by the Corporate Governance and Nominating Committee discussed in the section entitled “Proposal 1—Election of Directors.” A stockholder wishing to nominate a candidate for election to the Board at an annual meeting is required to give written notice to the Company’s Secretary of his or her intention to make a nomination in accordance with the requirements contained in the Company’s Bylaws. Pursuant to the Company’s Bylaws, notice of director nominations to be presented at the 2026 Annual Meeting of Stockholders must be received by the Company’s Secretary no later than January 22, 2026, nor earlier than December 23, 2025, provided that if the 2026 Annual Meeting of Stockholders is held more than 30 days before, or 60 days after, April 22, 2026, such notice must be given by the later of the close of business on the date 90 days prior to the meeting date or the tenth day following the date the meeting date is first publicly announced or disclosed. If the number of directors to be elected to the Board is increased and either all of the nominees for director or the size of the increased Board is not publicly announced or disclosed by the Company at least 100 days prior to the first anniversary of the preceding year’s annual meeting, notice of any stockholder nominees to serve as directors for any newly created positions resulting from the increased size may be delivered to the Company’s Secretary no later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board shall have been publicly announced or disclosed.
In addition, Section 1.13 of the Company’s Bylaws (the “Proxy Access Bylaw”) provides a right of proxy access, which enables stockholders, under specified conditions, to include their nominees for election as directors in the Company’s proxy materials. Under

102	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

OTHER BUSINESS
the Bylaws, any stockholder, or a group of up to twenty stockholders, owning at least three percent of the Company’s outstanding shares of common stock continuously for at least three years is eligible to nominate and include in the Company’s annual meeting proxy materials director nominees constituting the greater of two directors or twenty percent of the total number of directors of the Company, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the Proxy Access Bylaw. Stockholders seeking to have one or more nominees included in the Company’s proxy statement for its 2026 annual meeting of stockholders must deliver the notice required by the Company’s Proxy Access Bylaw. To be timely, the notice must be received at the Company’s principal executive offices no later than January 22, 2026, nor earlier than December 23, 2025, provided that if the 2026 Annual Meeting of Stockholders is held more than 30 days before, or 60 days after, April 22, 2026, such notice must be given by the later of the close of business on the date 90 days prior to the meeting date or the tenth day following the date the meeting date is first publicly announced or disclosed.
In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 23, 2026.
A copy of the Company’s Bylaws is available upon request to:
First Hawaiian, Inc.
c/o the Secretary
999 Bishop Street
Honolulu, Hawaii 96813
and can also be found under the Investor Relations section of our website at
ir.fhb.com/corporate-governance/highlights.

DISTRIBUTION OF CERTAIN DOCUMENTS
This Proxy Statement, our 2024 Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at http://proxy.fhb.com.
We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our website at ir.fhb.com or the SEC’s website at www.sec.gov.
This Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

STATEMENT REGARDING THE DELIVERY OF A SINGLE SET OF PROXY MATERIALS TO HOUSEHOLDS WITH MULTIPLE STOCKHOLDERS
To reduce the expense of delivering duplicate proxy materials to our stockholders, we are relying on SEC rules that permit us to deliver only one proxy statement to multiple stockholders who share an address unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” reduces duplicate mailings, saves printing and postage costs as well as natural resources and will not affect dividend check mailings. If you wish to receive a separate copy of this Proxy Statement, our 2024 Annual Report to Stockholders and our Annual Report on Form 10-K
for the fiscal year ended December 31, 2024, or if you wish to receive separate copies of future annual reports or proxy statements, you may write to: First Hawaiian, Inc., c/o the Secretary, 999 Bishop Street, Honolulu, Hawaii 96813. We will deliver promptly upon written request a separate copy of any or all such documents to a stockholder at a shared address to which a single copy of the documents was delivered. Stockholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single copy by writing to us at the above address.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	103

OTHER BUSINESS
INFORMATION NOT INCORPORATED BY REFERENCE
No reports, documents or websites that are cited or referred to in this Proxy Statement shall be deemed to form part of, or to be incorporated by reference into, this Proxy Statement or otherwise incorporated into any other filings we make with the SEC, except to the extent we specifically incorporate such information by reference.

FORWARD-LOOKING STATEMENTS
This Proxy Statement includes forward-looking statements. These statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
We will furnish copies of our SEC filings (without exhibits), including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as well as the 2024 Annual Report, without charge to any stockholder upon written request or verbal request to our Company’s Secretary at:
First Hawaiian, Inc. Attention: Secretary 999 Bishop Street Honolulu, Hawaii 96813
By Order of the Board of Directors,
Joel E. Rappoport
Executive Vice President, General Counsel
and Secretary
Honolulu, Hawaii
March 12, 2025
A copy of the Company’s 2024 Annual Report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the SEC are being furnished together with this Proxy Statement. Neither the Company’s 2024 Annual Report nor its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 forms any part of the material for the solicitation of proxies.

104	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

ANNEX A
Non-GAAP Reconciliation
NON-GAAP FINANCIAL MEASURES
Overview
In addition to reporting our financial information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, we believe that certain non-GAAP measures provide investors with meaningful insights into the Company’s ongoing business performance. In this Proxy Statement, we present return on average tangible stockholders’ equity, which is a non-GAAP financial measure. Please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 for an explanation and reconciliation.
In addition, certain metrics presented in the “Executive Compensation” section of this Proxy Statement are presented on an adjusted, or “core” basis. These include core net income and core return on average tangible stockholders’ equity. We also refer to core return on average tangible assets in this Proxy Statement, which is the ratio of core net income to average tangible assets. These metrics are non-GAAP financial measures. Additional detail and reconciliations of the measures presented on a “core” basis are set out below. Further information as to the manner that the Company uses these measures to evaluate compensation is included in “Executive Compensation” in this Proxy Statement.
Core Net Income and Reconciliation
Core net income excludes from net income, the corresponding GAAP measure, the impact of certain items that we do not believe are representative of our financial results. The table below presents a reconciliation of Core Net Income to net income:
	For the Fiscal Years Ended December 31,
	2024	2023	2022
	($ in thousands)
Net income	$230,129	$234,983	$265,685
Gain on sale of Visa B stock	—	(40,778)	—
Losses on sale of securities	26,171	39,986	—
Gain on the sale of a branch property	—	(7,870)	—
Costs associated with the sale of stock (Visa)(1)	1,674	3,026	1,784
FDIC special assessment	3,500	16,326	—
Other items(2)	(364)	7,817	967
Tax adjustments(3)	(8,263)	(4,636)	(734)
Total core adjustments	22,718	13,871	2,017
Core net income	$252,847	$248,854	$267,702

(1)
Costs associated with the sale of stock related to changes in the valuation of the funding swap entered into with the buyer of our Visa Class B restricted shares in 2016, including decreases in the conversion rate.

(2)
Other items for the year ended December 31, 2024 consisted of insurance proceeds received, settlement expenses in connection to legal matters against the Company and severance costs. Other items for the year ended December 31, 2023 consisted of a settlement expense in connection to a lawsuit against the Company and severance costs. Other items for the year ended December 31, 2022 consisted of an employee bonus program related to the core conversion.

(3)
Represents the adjustments to net income, tax effected at the Company’s effective tax rate for the respective period.

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	A-1

ANNEX A
Core Return on Average Tangible Stockholders’ Equity and Reconciliation
We compute our Core Return on Average Tangible Stockholders’ Equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. The table below presents a reconciliation to the most directly comparable GAAP financial measure:
	For the Fiscal Years Ended December 31,
	2024	2023	2022
	($ in thousands)
Net income	$230,129	$234,983	$265,685
Core net income	252,847	248,854	267,702
Average total stockholders’ equity	$2,557,215	$2,346,713	$2,321,606
Less: average goodwill	995,492	995,492	995,492
Average tangible stockholders’ equity	$1,561,723	$1,351,221	$1,326,114
Return on average total stockholders’ equity	9.00%	10.01%	11.44%
Return on average tangible stockholders’ equity	14.74%	17.39%	20.03%
Core return on average tangible stockholders’ equity	16.19%	18.42%	20.19%
A-2	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

ANNEX B

FIRST HAWAIIAN, INC.
2025 OMNIBUS INCENTIVE COMPENSATION PLAN
FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

ARTICLE I GENERAL
B-1	1.1 Purpose
B-1	1.2 Definitions of Certain Terms
B-5	1.3 Administration
B-7	1.4 Persons Eligible for Awards
B-7	1.5 Types of Awards Under Plan
B-7	1.6 Shares of Common Stock Available for Awards
ARTICLE II AWARDS UNDER THE PLAN
B-8	2.1 Agreements Evidencing Awards
B-8	2.2 No Rights as a Stockholder
B-8	2.3 Options
B-9	2.4 Stock Appreciation Rights
B-10	2.5 Restricted Shares
B-11	2.6 Restricted Stock Units
B-11	2.7 Dividend Equivalent Rights
B-11	2.8 Performance-Based Shares and Other Stock-Based or Cash-Based Awards
B-12	2.9 Repayment If Conditions Not Met
B-12	2.10 Minimum Vesting
ARTICLE III MISCELLANEOUS
B-12	3.1 Amendment of the Plan
B-13	3.2 Tax Withholding
B-13	3.3 Required Consents and Legends
B-14	3.4 Right of Offset
B-14	3.5 Nonassignability; No Hedging
B-14	3.6 Change in Control
B-15	3.7 No Continued Employment or Engagement; Right of Discharge Reserved
B-15	3.8 Nature of Payments
B-16	3.9 Non-Uniform Determinations
B-16	3.10 Other Payments or Awards
B-16	3.11 Plan Headings
B-16	3.12 Termination of Plan
B-16	3.13 Clawback/Recapture Policy
B-16	3.14 FDIC Limits on Golden Parachute Payments
B-17	3.15 Section 409A
B-18	3.16 Governing Law
B-18	3.17 Disputes; Choice of Forum
B-18	3.18 Waiver of Jury Trial
B-18	3.19 Waiver of Claims
B-19	3.20 Severability; Entire Agreement
B-19	3.21 No Liability With Respect to Tax Qualification or Adverse Tax Treatment
B-19	3.22 No Third-Party Beneficiaries
B-19	3.23 Successors and Assigns of the Company
B-19	3.24 Date of Adoption and Approval of Stockholders

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

FIRST HAWAIIAN, INC.
2025 OMNIBUS INCENTIVE COMPENSATION PLAN
ARTICLE I
GENERAL
1.1
Purpose

The purpose of the First Hawaiian, Inc. 2025 Omnibus Incentive Compensation Plan (as amended from time to time, the “Plan”) is to help First Hawaiian, Inc., a Delaware corporation (“First Hawaiian”), and any Subsidiary and any successor entity thereto (collectively, the “Company”): (1) attract, retain and motivate key employees (including prospective employees) (other than non-employee Directors of First Hawaiian); (2) align the interests of such persons with First Hawaiian’s stockholders; and (3) promote ownership of First Hawaiian’s equity. Awards made pursuant to the Plan will be subject to the laws and regulations that may apply to First Hawaiian from time to time.
1.2
Definitions of Certain Terms

For purposes of this Plan, the following terms have the meanings set forth below:
1.2.1   “Acquisition Awards” has the meaning set forth in Section 1.6.1.
1.2.2   “Award” means an award made pursuant to the Plan.
1.2.3   “Award Agreement” means the written document by which each Award is evidenced, and which may, but need not be (as determined by the Committee) executed or acknowledged by a Grantee as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee. Any reference herein to an agreement in writing, and acceptance thereof, will be deemed to include an electronic writing and electronic acceptance to the extent permitted by applicable law.
1.2.4   “Board” means the Board of Directors of First Hawaiian.
1.2.5   “Business Combination” has the meaning provided in the definition of Change in Control.
1.2.6   “Cause” means (a) with respect to a Grantee employed pursuant to a written employment agreement which agreement includes a definition of “Cause,” “Cause” as defined in that agreement or (b) with respect to any other Grantee, the occurrence of any of the following: (i) such Grantee’s willful failure to perform his or her duties for the Company (other than any such failure resulting from such Grantee’s Disability), after written demand for substantial performance has been delivered to the Grantee by the Committee that specifically identifies how the Grantee has not substantially performed his or her duties, and the Grantee fails to remedy the situation within fifteen (15) business days of such written demand from the Committee, (ii) gross negligence in the performance of such Grantee’s duties, (iii) such Grantee’s conviction of, or plea of nolo contendere, to any felony whatsoever or any other crime involving the personal enrichment of such Grantee at the expense of the Company, (iv) such Grantee’s willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise, (v) a material violation of any federal or state banking law or regulation, (vi) a material violation of any contract or agreement between the Grantee and the Company or any provision of the Company’s code of business conduct and ethics (including any successor thereto) or any other Company-established code of conduct to which such Grantee is subject, (vii) such Grantee’s (1) obstruction, (2) attempts to influence, obstruct or impede, or (3) failure to materially cooperate with an investigation authorized by the Board, any self-regulatory agency or any other regulatory agency with jurisdiction over the Company, or (viii) such Grantee’s withholding, removal, concealment, destruction, alteration or falsification of any material requested in connection with any such investigation, or attempt to do so or solicitation of another to do so.
1.2.7   “Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing Shares.
FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	B-1

1.2.8   “Change in Control” means the occurrence of any of the following events:
(a)   during any period of not more than 36 months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of First Hawaiian in which such person is named as a nominee for Director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a Director of First Hawaiian as a result of an actual or publicly threatened election contest with respect to Directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;
(b)   any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of First Hawaiian representing 50% or more of the combined voting power of First Hawaiian’s then-outstanding securities eligible to vote for the election of the Board (“Company Voting Securities”); provided, however, that the event described in this paragraph (b) will not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of Company Voting Securities: (A) by the Company, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) of this definition);
(c)   the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving First Hawaiian that requires the approval of First Hawaiian’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Entity”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (C) at least 50% of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) of this paragraph (c) will be deemed to be a “Non-Qualifying Transaction”); or
(d)   the consummation of a sale of all or substantially all of First Hawaiian’s assets (other than to an affiliate of First Hawaiian); or
(e)   First Hawaiian’s stockholders approve a plan of complete liquidation or dissolution of First Hawaiian.
Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the
B-2	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control will then occur.
1.2.9   “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.
1.2.10   “Committee” has the meaning set forth in Section 1.3.1.
1.2.11   “Common Stock” means the common stock of First Hawaiian, par value $0.01 per share, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.3.
1.2.12   “Company” has the meaning set forth in Section 1.1.
1.2.13   “Company Voting Securities” has the meaning provided in the definition of Change in Control.
1.2.14   “Consent” has the meaning set forth in Section 3.3.2.
1.2.15   “Covered Person” has the meaning set forth in Section 1.3.4.
1.2.16   “Director” means a member of the Board.
1.2.17   “Disability” means the Grantee (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company. In addition to the foregoing, a Grantee will be deemed Disabled as of the date the Social Security Administration determines the Grantee to be totally disabled.
1.2.18   “Effective Date” has the meaning set forth in Section 3.24.
1.2.19   “Employee” means a regular, active employee, or a prospective employee of the Company and/or solely with respect to his or her final year of service, a former employee of the Company, but not including a non-employee Director.
1.2.20   “Employment” means a Grantee’s performance of services for the Company, as determined by the Committee. The terms “employ” and “employed” will have their correlative meanings. The Committee in its sole discretion may determine (a) whether and when a Grantee’s leave of absence results in a termination of Employment, (b) whether and when a change in a Grantee’s association with the Company results in a termination of Employment and (c) the impact, if any, of any such leave of absence or change in association on outstanding Awards. Unless expressly provided otherwise, any references in the Plan or any Award Agreement to a Grantee’s Employment being terminated will include both voluntary and involuntary terminations.
1.2.21   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.
1.2.22   “Fair Market Value” means, with respect to a Share, the closing price reported for the Common Stock on the applicable date as reported on the NASDAQ Global Select Market or, if not so reported, as determined in accordance with a valuation methodology approved by the Committee, unless determined as otherwise specified herein. For purposes of the grant of any Award, the applicable date will be the trading day on which the Award is granted or, if the date the Award is granted is not a trading day, the trading day immediately prior to the date the Award is granted. For purposes of the exercise of any Award, the applicable date is the date a notice of exercise is received by the Company or, if such date is not a trading day, the trading day immediately following the date a notice of exercise is received by the Company.
1.2.23   “First Hawaiian” has the meaning set forth in Section 1.1.
FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	B-3

1.2.24   “Good Reason” means (a) with respect to a Grantee employed pursuant to a written employment agreement which agreement includes a definition of “Good Reason,” “Good Reason” as defined in that agreement or (b) with respect to any other Grantee, the occurrence of any of the following in the absence of the Grantee’s prior written consent: (i) such Grantee has incurred a material reduction in base salary, authority, duties or responsibilities, or in the budget over which the Grantee has authority at the Company; (ii) within two (2) years after a Change in Control, such Grantee has incurred a material reduction in the authority, duties or responsibilities of the Grantee’s supervisor; or (iii) such Grantee has been provided notice that his principal place of work will be relocated to a different Hawaiian Island or to a place more than 50 miles from the Grantee’s base of employment immediately prior to the Change in Control. Provided, in each case, that no event or circumstance described by the foregoing sentence will constitute Good Reason unless (i) the Grantee provides the Company notice thereof within ninety (90) days after the occurrence or existence of such event or circumstance, (ii) the Company fails to cure such event or circumstance within thirty (30) days after delivery of such notice and (iii) the Grantee’s employment with the Company terminates within thirty (30) days after the expiration of such cure period.
1.2.25   “Grantee” means an Employee who receives an Award.
1.2.26   “Incentive Stock Option” means a stock option to purchase Shares that is intended to be an “incentive stock option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is designated as an Incentive Stock Option in the applicable Award Agreement.
1.2.27   “Incumbent Directors” has the meaning provided in the definition of Change in Control.
1.2.28   “Non-Qualifying Transaction” has the meaning provided in the definition of Change in Control.
1.2.29   “Other Stock-Based or Cash-Based Awards” has the meaning set forth in Section 2.8.1.
1.2.30   “Performance-Based Awards” means certain Other Stock-Based or Cash-Based Awards granted pursuant to Section 2.8.2.
1.2.31   “Performance Criteria” has the meaning set forth in Section 2.8.2.
1.2.32   “Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards, which may or may not be based on Performance Criteria.
1.2.33   “Plan” has the meaning set forth in Section 1.1.
1.2.34   “Plan Action” has the meaning set forth in Section 3.3.1.
1.2.35   “Section 409A” means Section 409A of the Code, including any amendments or successor provisions to that section, and any regulations and other administrative guidance thereunder, in each case as they may be from time to time amended or interpreted through further administrative guidance.
1.2.36   “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.
1.2.37   “Share Limit” has the meaning set forth in Section 1.6.1.
1.2.38   “Shares” means shares of Common Stock.
1.2.39   “Subsidiary” means any corporation, partnership, limited liability company or other legal entity in which First Hawaiian, directly or indirectly, owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of the then-outstanding stock or other equity interests.
1.2.40   “Surviving Entity” has the meaning provided in the definition of Change in Control.
1.2.41   “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of First Hawaiian and of any Subsidiary or parent corporation of First Hawaiian.
B-4	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

1.2.42   “Treasury Regulations” means the regulations promulgated under the Code by the United States Treasury Department, as amended.
1.3
Administration

1.3.1   The Compensation Committee of the Board (as constituted from time to time, and including any successor committee, the “Committee”) will administer the Plan. In particular, the Committee will have the authority in its sole discretion to:
(a)   exercise all of the powers granted to it, and make all determinations, under the Plan;
(b)   construe, interpret and implement and correct any defect, supply any omission and reconcile any inconsistency in the Plan and all Award Agreements and determine disputed facts related thereto; provided that, with respect to all claims or disputes arising out of any determination of the Committee that materially adversely affects a Grantee’s Award, (i) the affected Grantee shall file a written claim with the Committee for review, explaining the reasons for such claim, and (ii) the Committee’s decision must be written and must explain the decision;
(c)   prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations;
(d)   grant, or recommend to the Board for approval to grant, Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including setting forth provisions with regard to the effect of a termination of Employment on such Awards and conditioning the vesting of, or the lapsing of any applicable vesting restrictions or other vesting conditions on, Awards upon the attainment of Performance Goals and/or upon continued service;
(e)   amend the Plan or any outstanding Award Agreement in any respect, including, without limitation, to:
(1)
accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any Shares acquired pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award);

(2)
accelerate the time or times at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award);

(3)
waive or amend any goals, restrictions, vesting provisions or conditions set forth in such Award Agreement, or impose new goals, restrictions, vesting provisions and conditions; or

(4)
reflect a change in the Grantee’s circumstances (e.g., a change to part-time employment status or a change in position, duties or responsibilities); and

(f)   determine at any time whether, to what extent and under what circumstances and method or methods, subject to Section 3.15:
(1)
Awards may be:

(A)
settled in cash, Shares, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Grantee’s Award, including the effect on any repayment provisions under the Plan or Award Agreement);

(B)
exercised; or

FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	B-5

(C)
canceled, forfeited or suspended;

(2)
Shares, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Grantee thereof or of the Committee;

(3)
to the extent permitted under applicable law, loans (whether or not secured by Common Stock) may be extended by the Company with respect to any Awards;

(4)
Awards may be settled by First Hawaiian, any of its Subsidiaries or affiliates or any of their designees; and

(5)
the exercise price for any stock option (other than an Incentive Stock Option, unless the Committee determines that such a stock option will no longer constitute an Incentive Stock Option) or stock appreciation right may be reset.

1.3.2   Actions of the Committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically). Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken will be as fully effective as if it had been taken by a vote at a meeting. The determination of the Committee on all matters relating to the Plan or any Award Agreement will be entitled to the maximum deference permitted by law and will be final, binding and conclusive and non-reviewable and non-appealable and may be entered as a final judgment in any court having jurisdiction. The Committee may delegate (either generally or specifically) the powers, authorities and discretions conferred on it under this Section 1.3.2 as it deems appropriate in its sole discretion in accordance with applicable law. The Committee may allocate among its members and delegate to any person who is not a member of the Committee, or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. Except as specifically provided to the contrary, references to the Committee include any administrative group, individual or individuals to whom the Committee has delegated its duties and powers.
1.3.3   Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.
1.3.4   No member of the Board or Committee or any person to whom the Board or Committee delegates its powers, responsibilities or duties in writing, including by resolution (each such person, a “Covered Person”), will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award, except as expressly provided by statute. Each Covered Person will be indemnified and held harmless by the Company against and from:
(a)   any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith, and
(b)   any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company will have sole control over such defense with counsel of the Company’s choice.
The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further
B-6	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under First Hawaiian’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, pursuant to any individual indemnification agreements between such Covered Person and the Company, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
1.4
Persons Eligible for Awards

Awards under the Plan may be made to Employees.
1.5
Types of Awards Under Plan

Awards may be made under the Plan in the form of cash-based or stock-based Awards. Stock-based Awards may be in the form of any of the following, in each case in respect of Common Stock:
(a)   stock options;
(b)   stock appreciation rights;
(c)   restricted shares;
(d)   restricted stock units;
(e)   dividend equivalent rights; and
(f)   Performance-based shares or other equity-based or equity-related Awards (as further described in Section 2.8) that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company.
1.6
Shares of Common Stock Available for Awards

1.6.1   Common Stock Subject to the Plan.   Subject to the other provisions of this Section 1.6, the total number of Shares that may be granted under the Plan will be 4,750,000 (the “Share Limit”). Shares of Common Stock subject to awards that are assumed, converted or substituted under the Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) (“Acquisition Awards”) will not count against the number of shares that may be granted under the Plan. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the maximum number of shares available for grant under the Plan, subject to applicable stock exchange requirements. With respect to Awards of stock-settled share appreciation rights, the Share Limit will be reduced by the full number of Shares underlying the exercised portion of such Award (rather than only the Shares actually delivered upon exercise).
1.6.2   Replacement of Shares.   Shares subject to an Award that is forfeited (including any restricted shares repurchased by the Company at the same price paid by the Grantee so that such Shares are returned to the Company), expires or is settled for cash (in whole or in part), to the extent of such forfeiture, expiration or cash settlement, will be available for future grants of Awards under the Plan and will be added back in the same number of Shares as were deducted in respect of the grant of such Award. The payment of dividend equivalent rights in cash in conjunction with any outstanding Awards will not be counted against the Shares available for issuance under the Plan. Shares tendered by a Grantee or withheld by the Company in payment of the exercise price of a stock option or to satisfy any tax withholding obligation with respect to an Award will not again be available for Awards.
1.6.3   Adjustments.   The Committee will:
(a)   adjust the type of property or securities and the number authorized pursuant to Section 1.6.1;
FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	B-7

(b)   adjust the type of property or securities and the number set forth in Section 2.3.2 that can be issued through Incentive Stock Options; and
(c)   adjust any other terms of the Plan and the terms of any outstanding Awards (including, without limitation, the number of Shares covered by each outstanding Award, the type of property or securities to which the Award relates and the exercise or strike price of any Award), in such manner as it deems appropriate (including, without limitation, by payment of cash or other property or securities) to prevent the enlargement or dilution of rights, as a result of any increase or decrease in the number of issued Shares (or issuance of shares of stock or other property or securities other than Shares) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of Shares, merger, consolidation, rights offering, separation, reorganization or liquidation or any other change in the corporate structure or Shares, including any extraordinary dividend or extraordinary distribution; provided that no such adjustment may be made if or to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A of the Code.
ARTICLE II
AWARDS UNDER THE PLAN
2.1
Agreements Evidencing Awards

Each Award granted under the Plan will be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate. Unless otherwise provided herein, the Committee may grant Awards in tandem with or, subject to Section 3.15, in substitution for or satisfaction of any other Award or Awards granted under the Plan or any award granted under any other plan of the Company. By accepting an Award pursuant to the Plan, a Grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.
2.2
No Rights as a Stockholder

No Grantee (or other person having rights pursuant to an Award) will have any of the rights of a stockholder of First Hawaiian with respect to Shares subject to an Award until the delivery of such Shares. Except as otherwise provided in Section 1.6.3, no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is before the date the Certificates for the Shares are delivered, or in the event the Committee elects to use another system, such as book entries by the transfer agent, before the date in which such system evidences the Grantee’s ownership of such Shares.
2.3
Options

2.3.1   Grant.   Stock options may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine.
2.3.2   Incentive Stock Options.   At the time of grant, the Committee will determine:
(a)   whether all or any part of a stock option granted to an eligible Employee will be an Incentive Stock Option; and
(b)   the number of Shares subject to such Incentive Stock Option; provided, however, that
(1)
the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an eligible Employee during any fiscal year (under all such plans of First Hawaiian and of any Subsidiary or parent corporation of First Hawaiian) may not exceed $100,000; and

(2)
no Incentive Stock Option (other than an Incentive Stock Option that may be assumed

B-8	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code.
The form of any stock option which is entirely or in part an Incentive Stock Option will clearly indicate that such stock option is an Incentive Stock Option or, if applicable, the number of Shares subject to the Incentive Stock Option. No more than 500,000 Shares (as adjusted pursuant to the provisions of Section 1.6.3) that can be delivered under the Plan may be issued through Incentive Stock Options.
2.3.3   Exercise Price.   The exercise price per share with respect to each stock option will be determined by the Committee but, except as otherwise permitted by Section 1.6.3, may never be less than the Fair Market Value of a share of Common Stock (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110% of the Fair Market Value). Unless otherwise noted in the Award Agreement, the Fair Market Value of the Common Stock will be its Fair Market Value on the date of grant of the Award of stock options.
2.3.4   Term of Stock Option.   In no event will any stock option be exercisable after the expiration of 10 years (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five (5) years) from the date on which the stock option is granted.
2.3.5   Vesting and Exercise of Stock Option and Payment for Shares.   A stock option may vest and be exercised at such time or times and subject to such terms and conditions as will be determined by the Committee at the time the stock option is granted and set forth in the Award Agreement, subject to Section 2.10. Subject to any limitations in the applicable Award Agreement, any Shares not acquired pursuant to the exercise of a stock option on the applicable vesting date may be acquired thereafter at any time before the final expiration of the stock option.
To exercise a stock option, the Grantee must give written notice to the Company specifying the number of Shares to be acquired and accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, which may include:
(a)   personal check;
(b)   Shares, based on the Fair Market Value as of the exercise date;
(c)   any other form of consideration approved by the Company and permitted by applicable law; and
(d)   any combination of the foregoing.
The Committee may also make arrangements for the cashless exercise of a stock option. Any person exercising a stock option will make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by the Company on terms acceptable to the Company with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. If a Grantee so requests, Shares acquired pursuant to the exercise of a stock option may be issued in the name of the Grantee and another jointly with the right of survivorship.
2.3.6   Repricing.   Except as otherwise permitted by Section 1.6.3, reducing the exercise price of stock options issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of First Hawaiian’s stockholders. The Company will not grant any stock options with automatic reload features.
2.4
Stock Appreciation Rights

2.4.1   Grant.   Stock appreciation rights may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine.
FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	B-9

2.4.2   Exercise Price.   The exercise price per share with respect to each stock appreciation right will be determined by the Committee but, except as otherwise permitted by Section 1.6.3, may never be less than the Fair Market Value of the Common Stock. Unless otherwise noted in the Award Agreement, the Fair Market Value of the Common Stock will be its Fair Market Value on the date of grant of the Award of stock appreciation rights.
2.4.3   Term of Stock Appreciation Right.   In no event will any stock appreciation right be exercisable after the expiration of 10 years from the date on which the stock appreciation right is granted.
2.4.4   Vesting and Exercise of Stock Appreciation Right and Delivery of Shares.   Each stock appreciation right may vest and be exercised in such installments as may be determined in the Award Agreement at the time the stock appreciation right is granted, subject to Section 2.10. Subject to any limitations in the applicable Award Agreement, any stock appreciation rights not exercised on the applicable vesting date may be exercised thereafter at any time before the final expiration of the stock appreciation right.
To exercise a stock appreciation right, the Grantee must give written notice to the Company specifying the number of stock appreciation rights to be exercised. Upon exercise of stock appreciation rights, Shares, cash or other securities or property, or a combination thereof, as specified by the Committee, equal in value to:
(a)   the excess of:
(1)
the Fair Market Value of the Common Stock on the date of exercise over

(2)
the exercise price of such stock appreciation right multiplied by

(b)   the number of stock appreciation rights exercised, will be delivered to the Grantee.
Any person exercising a stock appreciation right will make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by the Company on terms acceptable to the Company with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements. If a Grantee so requests, Shares purchased may be issued in the name of the Grantee and another jointly with the right of survivorship.
2.4.5   Repricing.   Except as otherwise permitted by Section 1.6.3, reducing the exercise price of stock appreciation rights issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of First Hawaiian’s stockholders. The Company will not grant any stock appreciation rights with automatic reload features.
2.5
Restricted Shares

2.5.1   Grants.   The Committee may grant or offer for sale restricted shares in such amounts and subject to such terms and conditions as the Committee may determine, subject to Section 2.10. Upon the delivery of such shares, the Grantee will have the rights of a stockholder with respect to the restricted shares, subject to any other restrictions and conditions as the Committee may include in the applicable Award Agreement. Each Grantee of an Award of restricted shares will be issued a Certificate in respect of such shares, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of such shares. In the event that a Certificate is issued in respect of restricted shares, such Certificate may be registered in the name of the Grantee, and will, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, but will be held by the Company or its designated agent until the time the restrictions lapse.
2.5.2   Right to Vote and Receive Dividends on Restricted Shares.   Each Grantee of an Award of restricted shares will, during the period of restriction, be the beneficial and record owner of such restricted shares and will have full voting rights with respect thereto. Unless the Committee determines otherwise in an Award Agreement, during the period of restriction, all ordinary cash dividends or other ordinary
B-10	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

distributions paid upon any restricted share will be retained by the Company and will be paid to the relevant Grantee (without interest) when the Award of restricted shares vests and will revert back to the Company if for any reason the restricted share upon which such dividends or other distributions were paid reverts back to the Company (any extraordinary dividends or other extraordinary distributions will be treated in accordance with Section 1.6.3).
2.6
Restricted Stock Units

The Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee may determine, subject to Section 2.10. A Grantee of a restricted stock unit will have only the rights of a general unsecured creditor of First Hawaiian, until delivery of Shares, cash or other securities or property is made as specified in the applicable Award Agreement. On the delivery date specified in the Award Agreement, the Grantee of each restricted stock unit not previously forfeited or terminated will receive one share of Common Stock, cash or other securities or property equal in value to a share of Common Stock or a combination thereof, as specified by the Committee.
2.7
Dividend Equivalent Rights

The Committee may include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the Shares covered by such Award if such Shares had been delivered pursuant to such Award. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of First Hawaiian until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in Shares or in another form, whether they will be conditioned upon the exercise of the Award to which they relate (subject to compliance with Section 409A of the Code), the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate; provided that in no event may such payments be made unless and until the Award to which they relate vests.
2.8
Performance-Based Shares and Other Stock-Based or Cash-Based Awards

2.8.1   Grant.   The Committee may grant other types of equity-based, equity-related or cash-based Awards (including the grant or offer for sale of unrestricted Shares, performance share awards, performance units settled in cash) (“Other Stock-Based or Cash-Based Awards”) in such amounts and subject to such terms and conditions as the Committee may determine, subject to Section 2.10. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to the achievement of Performance Goals, as determined by the Committee at the time of grant. Such Awards may entail the transfer of actual Shares to Award recipients and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
2.8.2   Performance-Based Awards.   Notwithstanding anything to the contrary herein, Other Stock-Based or Cash-Based Awards may, at the discretion of the Committee, relate to the achievement of performance goals or Performance Criteria for an applicable performance period as determined by the Committee.
(a)   Performance Criteria.   “Performance Criteria” shall mean goals based on the achievement of one or more performance criteria (either separately or in combination) with regard to First Hawaiian (or a Subsidiary, division, other operational unit or administrative department of First Hawaiian) selected by the Committee in its discretion, including, without limitation: measures of efficiency (including operating efficiency, productivity ratios or other similar measures); measures of achievement of expense targets, costs reductions or general expense ratios; earnings per share; value creation targets; income or operating income measures; net income, before or after taxes; return measures (including return on capital, total capital, tangible capital equity, net assets or total shareholder return); increase in the Fair Market Value of Common Stock; credit quality; loan growth; deposit growth; loan
FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	B-11

portfolio performance; tangible book value or tangible book value growth and strategic business objectives, consisting of one or more objectives based on meeting specified cost targets; business expansion goals and goals relating to joint venture collaborations (including objective project milestones).
Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) or such other objective principles, as may be designated by the Committee. To the extent financial terms are defined under GAAP, all determinations will be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to stockholders.
In addition, any Performance Criteria may be measured in absolute terms or relative to historic performance or the performance of other companies or an index. The Committee may (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria. The Performance Criteria may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transaction (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.
(b)   Committee Determinations.   Following the completion of each performance period, the Committee will have the sole discretion to determine whether the applicable Performance Goals have been met with respect to a given Grantee and ascertain the amount of the applicable Performance-Based Award. The Committee, in its sole discretion, may make adjustments to the Performance Goals applicable to Performance-Based Awards and to the amounts payable in respect of the applicable Performance Goals, to the extent consistent with the terms of the applicable Award Agreement. The amount of the Performance-Based Award determined by the Committee for a performance period will be paid to the Grantee at such time as determined by the Committee in its sole discretion.
2.9
Repayment if Conditions Not Met

If the Committee determines that all terms and conditions of the Plan and a Grantee’s Award Agreement were not satisfied, and that the failure to satisfy such terms and conditions is material, then the Grantee will be obligated to pay the Company immediately upon demand therefor, (a) with respect to a stock option and a stock appreciation right, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the Shares that were delivered in respect of such exercised stock option or stock appreciation right, as applicable, over the exercise price paid therefor, (b) with respect to restricted shares, an amount equal to the Fair Market Value (determined at the time such shares became vested) of such restricted shares and (c) with respect to restricted stock units, an amount equal to the Fair Market Value (determined at the time of delivery) of the Shares delivered with respect to the applicable delivery date, in each case with respect to clauses (a), (b) and (c) of this Section 2.9, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such Award.
2.10
Minimum Vesting

All Awards shall be subject to a minimum vesting schedule of at least twelve (12) months following the date of grant of the Award, provided that vesting may accelerate in connection with death, retirement, a Change in Control or involuntary termination. Notwithstanding the foregoing, up to 5% of the Shares available for grant under the Plan may be granted with a minimum vesting schedule that is shorter than that mandated in this Section 2.10.
ARTICLE III
MISCELLANEOUS
3.1
Amendment of the Plan

3.1.1   Unless otherwise provided in the Plan or in an Award Agreement, the Board may at any time and from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever but, subject to Sections 1.3, 1.6.3 and 3.7, no such amendment may materially adversely impair the rights of
B-12	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

the Grantee of any Award without the Grantee’s consent. Subject to Sections 1.3, 1.6.3 and 3.7, an Award Agreement may not be amended to materially adversely impair the rights of a Grantee without the Grantee’s consent.
3.1.2   Unless otherwise determined by the Board, stockholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency; provided, however, if and to the extent the Board determines it is appropriate for the Plan to comply with the provisions of Section 422 of the Code, no amendment that would require stockholder approval under Section 422 of the Code will be effective without the approval of First Hawaiian’s stockholders.
3.2
Tax Withholding

Grantees will be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any Shares, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, the Federal Insurance Contributions Act (FICA) tax):
(a)   the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee whether or not pursuant to the Plan (including Shares otherwise deliverable);
(b)   the Committee will be entitled to require that the Grantee remit cash to the Company (through payroll deduction or otherwise); or
(c)   the Company may enter into any other suitable arrangements to withhold, in each case in an amount not to exceed in the opinion of the Company the minimum amounts of such taxes required by law to be withheld (or, if provided in an Award Agreement, such other rate that will not cause an adverse accounting consequence or cost).
3.3
Required Consents and Legends

3.3.1   If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action, a “Plan Action”), then, subject to Section 3.15, such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing Shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.
3.3.2   The term “Consent” as used in this Article III with respect to any Plan Action includes:
(a)   any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, or law, rule or regulation, of a jurisdiction outside the United States;
(b)   any and all written agreements and representations by the Grantee with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made;
(c)   any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency;
(d)   any and all consents by the Grantee to:
FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	B-13

(i)
the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan;

(ii)
the Company’s deducting amounts from the Grantee’s wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on the Grantee’s behalf to satisfy certain withholding and other tax obligations in connection with an Award;

(iii)
the Company’s imposing sales and transfer procedures and restrictions and hedging restrictions on Shares delivered under the Plan; and

(e)   any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein will require the Company to list, register or qualify the Shares on any securities exchange.
3.4
Right of Offset

The Company will have the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.
3.5
Nonassignability; No Hedging

Unless otherwise provided in an Award Agreement, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative. Notwithstanding the foregoing, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a Grantee to transfer any Award to any person or entity that the Committee so determines; provided, however, under no circumstances will a Grantee be permitted to transfer an Award to a third-party financial institution without prior stockholder approval. Any sale, exchange, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this Section 3.5 will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.
3.6
Change in Control

3.6.1   Unless the Committee determines otherwise or as otherwise provided in the applicable Award Agreement, if a Grantee’s Employment is terminated by the Company or any successor entity thereto without Cause, or the Grantee resigns his or her Employment for Good Reason, in either case, on or within two (2) years after a Change in Control, (i) each Award granted to such Grantee prior to such Change in Control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable, (ii) any outstanding Performance-Based Awards will be deemed earned at the greater of the target level and the actual performance level at the date of the Change in Control with respect to all open performance periods and will cease to be subject to any further performance conditions but will continue to be subject to time-based vesting following the Change in Control in accordance with the original
B-14	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

performance period and (iii) any Shares deliverable pursuant to restricted stock units will be delivered promptly (but no later than 15 days) following such Grantee’s termination of Employment.
3.6.2   In the event of a Change in Control, a Grantee’s Award will be treated, to the extent determined by the Committee to be permitted under Section 409A, in accordance with one or more of the following methods as determined by the Committee in its sole discretion: (i) settle such Awards for an amount (as determined in the sole discretion of the Committee) of cash or securities, where in the case of stock options and stock appreciation rights, the value of such amount, if any, will be equal to the in-the-money spread value (if any) of such awards; (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; (iii) modify the terms of such awards to add events, conditions or circumstances (including termination of Employment within a specified period after a Change in Control) upon which the vesting of such Awards or lapse of restrictions thereon will accelerate; (iv) deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue (as is or as adjusted by the Committee) after closing; or (v) provide that for a period of at least 20 days prior to the Change in Control, any stock options or stock appreciation rights that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options or stock appreciation rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. In the event that the consideration paid in the Change in Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Committee will determine if Awards settled under clause (i) above are (a) valued at closing taking into account such contingent consideration (with the value determined by the Committee in its sole discretion) or (b) entitled to a share of such contingent consideration. For the avoidance of doubt, in the event of a Change in Control where all stock options and stock appreciation rights are settled for an amount (as determined in the sole discretion of the Committee) of cash or securities, the Committee may, in its sole discretion, terminate any stock option or stock appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor. Similar actions to those specified in this Section 3.6.2 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.
3.7
No Continued Employment or Engagement; Right of Discharge Reserved

Neither the adoption of the Plan nor the grant of any Award (or any provision in the Plan or Award Agreement) will confer upon any Grantee any right to continued Employment, or other engagement, with the Company, nor will it interfere in any way with the right of the Company to terminate, or alter the terms and conditions of, such Employment or other engagement at any time.
3.8
Nature of Payments

3.8.1   Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for the Company by the Grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Grantee. Only whole Shares will be delivered under the Plan. Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.
3.8.2   All such grants and deliveries of Shares, cash, securities or other property under the Plan will constitute a special discretionary incentive payment to the Grantee, will not entitle the Grantee to the grant of any future Awards and will not be required to be taken into account in computing the amount of
FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	B-15

salary or compensation of the Grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Grantee, unless the Company specifically provides otherwise.
3.9
Non-Uniform Determinations

3.9.1   The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee’s Employment has been terminated for purposes of the Plan.
3.9.2   To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, in its sole discretion and without amending the Plan, (a) establish special rules applicable to Awards to Grantees who are foreign nationals, are employed outside the United States or both and grant Awards (or amend existing Awards) in accordance with those rules and (b) cause First Hawaiian to enter into an agreement with any local Subsidiary pursuant to which such Subsidiary will reimburse the Company for the cost of such equity incentives.
3.10
Other Payments or Awards

Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
3.11
Plan Headings

The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.
3.12
Termination of Plan

The Board reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan will terminate on the day before the tenth anniversary of the Effective Date, and provided, further, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.
3.13
Clawback/Recapture Policy

Awards under the Plan will be subject to any clawback or recapture policy that the Company may adopt from time to time (including, without limitation, the First Hawaiian, Inc. Amended and Restated Clawback Policy and the First Hawaiian, Inc. Clawback Policy for the Mandatory Recoupment of Erroneously Awarded Incentive Compensation) to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the Grantee.
3.14
FDIC Limits on Golden Parachute Payments

Notwithstanding anything to the contrary, the Company will not be required to make any payment or grant any Award under the Plan or any Award Agreement that would otherwise be a prohibited golden parachute payment within the meaning of Section 18(k) of the Federal Deposit Insurance Act.
B-16	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

3.15
Section 409A

3.15.1   All Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A will be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A will be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee will have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan will govern.
3.15.2   Without limiting the generality of Section 3.15.1, with respect to any Award made under the Plan that is “deferred compensation” subject to Section 409A in each case to the extent required to comply with 409A:
(a)   any payment due upon a Grantee’s termination of Employment will be paid only upon such Grantee’s separation from service from the Company within the meaning of Section 409A;
(b)   any payment due upon a Change in Control of the Company will be paid only if such Change in Control constitutes a “change in ownership” or “change in effective control” within the meaning of Section 409A, and in the event that such Change in Control does not constitute a “change in the ownership” or “change in the effective control” within the meaning of Section 409A, such Award will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A;
(c)   if the Grantee is a “specified employee” within the meaning of Section 409A, any payment to be made with respect to such Award in connection with the Grantee’s separation from service from the Company within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(B) of the Code) will be delayed until six months after the Grantee’s separation from service (or earlier death) in accordance with the requirements of Section 409A;
(d)   any other securities, other Awards or other property that the Company may deliver in lieu of Shares in respect of an Award will not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the Shares that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);
(e)   with respect to any required Consent described in Section 3.3 or the applicable Award Agreement, if such Consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting;
(f)   if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Grantee’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment;
(g)   if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Grantee’s right to the dividend equivalents will be treated separately from the right to other amounts under the Award; and
(h)   for purposes of determining whether the Grantee has experienced a separation from service from the Company within the meaning of Section 409A, “subsidiary” will mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with First Hawaiian, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.
FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	B-17

3.16
Governing Law

THE PLAN AND ALL AWARDS MADE AND ACTIONS TAKEN THEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF HAWAII, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.
3.17
Disputes; Choice of Forum

3.17.1   The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court located in the County of Honolulu, State of Hawaii, over any suit, action or proceeding arising out of or relating to or concerning the Plan or, to the extent not otherwise specified in any individual agreement between the Company and the Grantee, any aspect of the Grantee’s Employment with the Company or the termination of that Employment. The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, acknowledge that the forum designated by this Section 3.17.1 has a reasonable relation to the Plan and to the relationship between such Grantee and the Company. Notwithstanding the foregoing, nothing herein will preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 3.17.1.
3.17.2   The agreement by the Company and each Grantee as to forum is independent of the law that may be applied in the action, and the Company and each Grantee, as a condition to such Grantee’s participation in the Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Grantee now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 3.17.1, (iii) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in this Section 3.17 and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Company and each Grantee.
3.17.3   Each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably appoints the General Counsel of the Company as such Grantee’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan, who will promptly advise such Grantee of any such service of process.
3.17.4   Each Grantee, as a condition to such Grantee’s participation in the Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in Section 3.19, except that a Grantee may disclose information concerning such dispute, controversy or claim to the court that is considering such dispute, controversy or claim or to such Grantee’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim). In addition, a Grantee may provide information to, file a charge with or participate in an investigation conducted by any governmental entity, and a Grantee does not need the Company’s permission to do so. Furthermore, a Grantee is not required to notify the Company of a request for information from any governmental entity or of such Grantee’s decision to file a charge with or participate in an investigation conducted by any governmental entity.
3.18
Waiver of Jury Trial

EACH GRANTEE WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.
3.19
Waiver of Claims

Each Grantee of an Award recognizes and agrees that before being selected by the Committee to receive an Award the Grantee has no right to any benefits under the Plan. Accordingly, in consideration of the Grantee’s
B-18	FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT

receipt of any Award hereunder, the Grantee expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement). Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Grantee. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974 (ERISA), as amended.
3.20
Severability; Entire Agreement

If any provision of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provision is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral, with respect to the subject matter thereof.
3.21
No Liability with Respect to Tax Qualification or Adverse Tax Treatment

Notwithstanding anything to the contrary contained herein, in no event will the Company be liable to a Grantee on account of an Award’s failure to (a) qualify for favorable United States or foreign tax treatment or (b) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A.
3.22
No Third-Party Beneficiaries

Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.4 will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.
3.23
Successors and Assigns of the Company

The terms of the Plan will be binding upon and inure to the benefit of the Company and any successor entity, including as contemplated by Section 3.6.
3.24
Date of Adoption and Approval of Stockholders

The Plan was adopted by the Board on February 26, 2025 and was approved by First Hawaiian’s stockholders on [•] (the “Effective Date”).
FIRST HAWAIIAN, INC. 2025 PROXY STATEMENT	B-19

0FIRST HAWAIIAN, INC.Proxy for Annual Meeting of Stockholders on April 22, 2025 Solicited on Behalf of the Board of DirectorsThe undersigned hereby appoints Faye W. Kurren, Tertia M. Freas and C. Scott Wo, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of First Hawaiian, Inc., to be held on April 22, 2025 at 8:00 a.m. local time virtually at https://web.lumiconnect.com/224987645 (password: fh2025), and at any adjournments or postponements thereof, and hereby revokes all previous proxies for said meeting, as follows: 1.1 (Continued and to be signed on the reverse side.) 14475

ANNUAL MEETING OF STOCKHOLDERS OFFIRST HAWAIIAN, INC.April 22, 2025 8:00 a.m., Local TimeGO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:The Notice of Meeting, proxy statement, proxy card, Annual Report on Form 10-K and Annual Report to Stockholders are available at http://proxy.fhb.comPlease sign, date and mail your proxy card in the envelope provided as soon as possible.Please detach along perforated line and mail in the envelope provided. 20933333333333331000 8042225THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED AND "FOR" PROPOSALS 2, 3 AND 4.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x1.Election of Directors:NOMINEES: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy is revocable and, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2, 3 and 4. This proxy also confers discretionary authority to vote (1) with respect to the election of any person as director where the nominee is unable to serve or for good cause will not serve and (2) on mat- ters incident to the conduct of the Annual Meeting.MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1a Tertia M. Freas1b Michael K. Fujimoto 1c Robert S. Harrison 1d Faye W. Kurren1e James S. Moffatt 1f Mark M. Mugiishi 1g Kelly A. Thompson1h Vanessa L. Washington1i C. Scott Wo2.An advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement.3.Approval of the First Hawaiian, Inc 2025 Omnibus Incentive Compensation Plan.4 Ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2025. FOR AGAINST ABSTAIN Signature of StockholderDate:Signature of StockholderDate:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.